UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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The Hanover Insurance Group, Inc.

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THE HANOVER INSURANCE GROUP, INC.

Notice of Annual Meeting

and Proxy Statement

Annual Meeting

of Shareholders

to be held

May 20, 2014

Corporate Headquarters

440 Lincoln Street

Worcester, Massachusetts 01653

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

April 4, 2014

TO OUR SHAREHOLDERS:

You are cordially invited to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. to be held on Tuesday, May 20, 2014, at 9:00 a.m. local time, at the Company’s headquarters in Worcester, Massachusetts.

We have chosen to furnish proxy materials to our shareholders via the Internet. We believe that doing so provides our shareholders with the information they need, while lowering the costs of printing and delivery and reducing the environmental impact of our Annual Meeting.

The accompanying Notice and Proxy Statement describe in detail the matters to be acted on at the Annual Meeting. Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope that you will vote as soon as possible. Please review the instructions concerning each of your voting options described in the Proxy Statement. Your cooperation will assure that your shares are voted and will also greatly assist us in preparing for the Annual Meeting.

Sincerely,

Frederick H. Eppinger

President and Chief Executive Officer

THE HANOVER INSURANCE GROUP, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2014

To the Shareholders of

The Hanover Insurance Group, Inc.:

The Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. will be held at our headquarters, 440 Lincoln Street, Worcester, Massachusetts 01653 on Tuesday, May 20, 2014, at 9:00 a.m. local time, for the purpose of considering and voting on:

1.	The election of six individuals to the Board of Directors;

2.	Approval of the 2014 Long-Term Incentive Plan;

3.	Approval of the Chaucer Share Incentive Plan;

4.	Approval of the 2014 Employee Stock Purchase Plan;

5.	Approval of the 2014 Executive Short-Term Incentive Compensation Plan;

6.	The advisory approval of the Company’s executive compensation;

7.	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2014; and

8.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed March 25, 2014 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

By Order of the Board of Directors,

CHARLES F. CRONIN

Vice President and Secretary

Worcester, Massachusetts

April 4, 2014

Your vote is important. Whether or not you plan to attend the Annual Meeting, you are requested to vote your shares. Please follow the voting instructions set forth in the Proxy Statement. If you attend the Annual Meeting and desire to withdraw your proxy and vote in person, you may do so.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 20, 2014: The Proxy Statement and Annual Report to Shareholders are available at www.envisionreports.com/thg.

2014 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

THE HANOVER INSURANCE GROUP, INC.

440 Lincoln Street

Worcester, Massachusetts 01653

PROXY STATEMENT

We have made these proxy materials available to you on or about April 4, 2014 via the Internet or, at your request, have forwarded paper copies of these proxy materials to you by mail, in connection with the solicitation of proxies by the Board of Directors (the “Board”) of The Hanover Insurance Group, Inc. (“THG” or the “Company”) for use at our Annual Meeting of Shareholders to be held on May 20, 2014 (the “Annual Meeting” or “Meeting”). In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), we have provided access to our proxy materials over the Internet. If you received a Notice of Internet Availability of Proxy Materials (the “Notice”) by mail, you will not receive a paper copy of the proxy materials unless you request one. The Notice instructs you on how to access the proxy materials via the Internet. The Notice also instructs you on how to vote your shares via the Internet. If you received a Notice by mail and would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice.

QUESTIONS AND ANSWERS ABOUT PROXY MATERIALS AND THE ANNUAL MEETING

What is included in these proxy materials?

These proxy materials include:

•	our Proxy Statement for the Annual Meeting; and
•

our Annual Report to Shareholders for the fiscal year ended December 31, 2013 (the “Annual Report”), including our financial statements and the report of PricewaterhouseCoopers LLP (“PwC”) thereon. The Annual Report is neither a part of this Proxy Statement nor incorporated herein by reference.

If you requested a paper copy of these materials by mail, these materials also include the proxy card for submitting your vote prior to the Annual Meeting.

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will act on the following matters:

•	election of six directors;
•	approval of The Hanover Insurance Group 2014 Long-Term Incentive Plan (the “2014 Stock Plan”);
•	approval of The Chaucer Share Incentive Plan (the “Chaucer SIP”);
•	approval of The Hanover Insurance Group 2014 Employee Stock Purchase Plan (the “Hanover ESPP”);
•	approval of The Hanover Insurance Group 2014 Executive Short-Term Incentive Compensation Plan (the “2014 STIC Plan”);
•	advisory approval of the Company’s executive compensation; and
•	ratification of the appointment of PwC as the Company’s independent registered public accounting firm for 2014.

Any other business that properly comes before the Annual Meeting will also be considered. In addition, management will report on the performance of the Company and respond to questions from shareholders.

Who is entitled to vote at the Annual Meeting?

Only shareholders of record at the close of business on March 25, 2014 (the “Record Date”) are entitled to vote at the Meeting.

What are the voting rights of the holders of the Company’s common stock?

Each share of THG’s common stock, par value $0.01 per share (the “Common Stock”), entitles its holder to one vote.

Who is soliciting my vote?

The Board is soliciting your vote at the Annual Meeting. We have retained Georgeson, Inc. of New York, N.Y., to help us solicit proxies personally or by mail, phone or Internet. We anticipate the costs of this service will be approximately $8,500, plus reasonable expenses. Proxies may also be solicited on the Board’s behalf by directors, officers or employees of the Company, in person or by telephone, mail, electronic transmission or facsimile transmission. The Company will pay the cost of soliciting proxies, including reimbursing banks, brokerage firms and others for the reasonable expenses incurred by them for forwarding proxy material on behalf of the Board to beneficial owners of THG Common Stock.

How does the Board recommend that I vote?

Our Board recommends that you vote your shares “FOR” the election of each nominee to the Board, and “FOR” each of the other proposals specifically identified in this Proxy Statement for action at the Annual Meeting.

How many shares are entitled to vote at the Annual Meeting?

As of the Record Date, 44,041,715 shares of Common Stock were issued, outstanding and entitled to be voted.

How many shares must be present to hold the Annual Meeting?

A quorum (a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting) must be present either in person or by proxy. Abstentions will be treated as present at the Annual Meeting for the purpose of determining a quorum, and because brokers have the discretionary authority to vote on one proposal (the ratification of auditors), broker non-votes will also be treated as present at the Annual Meeting for the purpose of determining a quorum. A “broker non-vote” occurs when a broker holding shares for a beneficial owner returns a proxy, but does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner. Banks and brokers that have not received voting instructions from their clients cannot vote on their clients’ behalf on any matter specifically identified for action at the Annual Meeting other than the ratification of the appointment of the Company’s independent registered accounting firm.

What vote is required to approve each item?

The affirmative vote of the majority of the votes properly cast (in person or by proxy) is required to elect director nominees. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our by-laws, any director who fails to be elected shall promptly tender his or her resignation to the Board. The Nominating and Corporate Governance Committee (the “NCGC”) will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not vote on the NCGC’s recommendation or the Board’s decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, then, under Delaware law, that nominee would not become a director and would not serve on the Board as a “holdover director.” Broker non-votes and abstentions, because they are not votes cast, are not counted for the election of directors and will have no effect on the outcome.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required to approve each of the 2014 Stock Plan, the Chaucer SIP, the Hanover ESPP, the 2014 STIC Plan and the advisory vote on executive compensation. Broker non-votes and abstentions, because they are not votes cast, are not counted for these proposals and will have no effect on the outcome.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required to ratify the appointment of the Company’s independent registered public accounting firm. Abstentions, because they are not votes cast, will not be counted and will have no effect on the outcome. Banks and brokers that have not received voting instructions from their clients may, however, vote their clients’ shares on the ratification of the appointment of the Company’s independent registered public accounting firm for the 2014 fiscal year.

How do I vote?

You may either vote in person at the Annual Meeting or by proxy without attending the Meeting.

How do I vote by proxy?

If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held “in street name,” and such brokerage firm or nominee will forward the Notice and/or a printed copy of the proxy materials to you, together with voting instructions. As the beneficial owner, you have the right to direct your broker, trustee or nominee how to vote.

If you are a registered shareholder (that is, if you hold stock certificates directly in your name), you may vote via the Internet in accordance with the instructions set forth in the Notice. If you have requested a paper copy of the proxy materials, you may vote by mail, via the Internet, or via the toll-free number in accordance with the instructions set forth on the proxy card. The shares of Common Stock represented by your proxy will be voted as directed by you, or, if the proxy card is signed, dated and returned without instructions, in accordance with the Board’s recommendations as set forth in this Proxy Statement.

The proxy also confers discretionary authority with respect to any other proposals that may properly be brought before the Annual Meeting. As of the date of this Proxy Statement, management is not aware of any other matters to be presented for action at the Annual Meeting. If any other matters properly come before the Annual Meeting, however, then the proxies solicited hereby will be voted in accordance with the recommendations of the Board.

Can I change my vote after I submit my proxy?

Yes. Any registered shareholder giving a proxy may revoke it at any time before it is exercised by delivering written notice thereof to the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653. If you are a beneficial owner of shares held in street name, you may revoke or change your voting instructions prior to the Meeting by timely instructing your broker, trustee or nominee. Any shareholder of record attending the Annual Meeting may vote in person whether or not the shareholder has previously filed a proxy. Shares held beneficially in street name may be voted in person only if you obtain and bring to the meeting a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares. Presence at the Annual Meeting by a shareholder who has submitted a proxy, however, does not in itself revoke the proxy.

How do participants in The Chaucer Share Incentive Plan vote their shares?

If you are a participant in the Chaucer SIP and you have shares of Common Stock allocated to your account, then you may provide voting instructions to the trustee under the plan in accordance with the instructions provided by the trustee. The trustee will vote the shares allocated to your account in accordance with your instructions. If you do not instruct the trustee how to vote, the trustee will not vote your shares. Your voting instructions will be kept confidential by the trustee.

Who can attend the Annual Meeting?

The Meeting is open to all shareholders of the Company and to invited guests of the Board. Individuals who hold shares in “street name” may be required to provide a brokerage account statement or some other proof of their share ownership as of the Record Date.

How much stock do the Company’s directors and executive officers own?

The following table sets forth information regarding the number of shares of Common Stock beneficially owned as of March 10, 2014 by (i) each director (and director nominee) of THG, (ii) the named executive officers in the Summary Compensation Table appearing later in this Proxy Statement (the “NEOs”), and (iii) all current directors and executive officers of THG as a group. This information has been furnished by the persons listed in the table.

Name of Beneficial Owner	Shares Beneficially Owned†		Percent of Class
Michael P. Angelini	42,109	(1)	*
Richard H. Booth	500	(2)	*
P. Kevin Condron	1,000	(3)	*
Frederick H. Eppinger	833,526	(4)	1.9%
Neal F. Finnegan	26,891		*
Karen C. Francis	—	(5)	*
David J. Gallitano	10,012	(6)	*
David B. Greenfield	54,254	(7)	*
J. Kendall Huber	86,771	(8)	*
Wendell J. Knox	17,701	(9)	*
Robert J. Murray	25,590		*
Joseph R. Ramrath	17,321	(10)	*
Andrew S. Robinson	72,714	(11)	*
Robert A. Stuchbery	24,936	(12)	*
Harriett “Tee” Taggart	9,768	(10)	*
Marita Zuraitis	7,098	(13)	*

Current directors and executive officers as a group (19 persons)	1,415,355	(14)	3.1%

†	As to shares listed in this column of the table, each person has sole voting and investment power, except as indicated in other footnotes to this table. Certain directors and executive officers have deferred, or under certain compensation programs were required to defer, receipt of certain stock grants from the Company. Deferred shares are held in a rabbi trust (the “Rabbi Trust”), the trustee of which is Wells Fargo Bank, N.A. As of March 10, 2014, the Rabbi Trust held 229,627 shares of Common Stock pursuant to deferrals by the directors and executive officers identified in this table. Deferred shares held in the Rabbi Trust are not included in the amounts set forth in this column. These shares may be voted by the trustee of the Rabbi Trust, but not by the individuals on whose behalf the shares are held in the Rabbi Trust. For information regarding specific deferrals, please refer to the notes below.
*	Less than 1%.
(1)	Excludes 20,609 shares held by the Rabbi Trust, the receipt of which Mr. Angelini has deferred. Includes 4,000 shares held by the Domenic A. Angelini Residuary Trust, under Agreement dated October 25, 2003 (the “Angelini Trust”). Mr. Angelini is a co-trustee of the Angelini Trust and shares voting and investment power with respect to the shares held by the Angelini Trust.

(2)	Excludes 1,228 shares held by the Rabbi Trust, the receipt of which Mr. Booth has deferred.
(3)	Excludes 16,623 shares held by the Rabbi Trust, the receipt of which Mr. Condron has deferred.
(4)	Excludes 160,362 shares held by the Rabbi Trust, the receipt of which Mr. Eppinger was required to defer. Includes 661,666 shares underlying options exercisable within 60 days of March 10, 2014.
(5)	Ms. Francis is not a current member of the Board, but she has been nominated for election to the Board at the Annual Meeting.
(6)	Excludes 22,266 shares held by the Rabbi Trust, the receipt of which Mr. Gallitano has deferred.
(7)	Includes 38,333 shares underlying options exercisable within 60 days of March 10, 2014.
(8)	Mr. Huber shares voting and investment power with his wife with respect to 14,387 shares. Includes 53,750 shares underlying options exercisable within 60 days of March 10, 2014.
(9)	Excludes 8,539 shares held by the Rabbi Trust, the receipt of which Mr. Knox has deferred.
(10)	Shares voting and investment power with spouse.
(11)	Includes 60,425 shares underlying options exercisable within 60 days of March 10, 2014.
(12)	Includes 341 shares held by the trustee of the Chaucer SIP.
(13)	Ms. Zuraitis resigned from the Company effective May 10, 2013.
(14)	Includes 940,381 shares underlying options exercisable within 60 days of March 10, 2014; 341 shares held by the trustee of the Chaucer SIP; and 4,000 shares held by the Angelini Trust. Excludes 229,627 shares held by the Rabbi Trust. See notes 1 through 13 above.

What are the Company’s Stock Ownership Guidelines for named executive officers and directors?

Named Executive Officers

Within 18 months of becoming subject to the policy, each NEO should achieve an ownership level in our Common Stock with a value equal to one times his or her base salary. Within three years, each NEO should achieve and maintain an ownership level with a value equal to two to four times his or her base salary (four to six times base salary for the CEO). The guidelines credit shares held outright, unvested restricted stock, restricted stock units, performance-based restricted stock units (measured at target) and any shares that have been earned but the payment of which has been deferred. Unexercised stock options, whether or not vested, are not counted when determining ownership under the guidelines. For these purposes, shares are valued based upon the then current market value, or if higher, the value on the date of acquisition. Each of our NEOs is in compliance with the policy. Set forth below is a table that indicates, as of March 10, 2014, each NEO’s share ownership as a multiple of his current annualized base salary. Such figures are calculated in accordance with the share ownership guidelines and the multiple has been determined assuming a current market value of $59.66 per share (the closing price of our Common Stock on March 10, 2014).

NEO	Year Hired	Number of Shares Counted under Stock Ownership Guidelines	Ownership Level as a Multiple of Base Salary
Frederick H. Eppinger	2003	457,604	27.3
Robert A. Stuchbery	2011	43,136	4.5
David B. Greenfield	2010	57,056	5.8
J. Kendall Huber	2000	57,310	7.2
Andrew S. Robinson	2006	36,897	4.8

Board of Directors

Within four years from the date of first being elected to the Board (six years for those directors initially elected to the Board prior to May 15, 2012), each non-employee director should achieve an ownership level in our Common Stock with a value equal to four times the value of the regular annual stock retainer paid to directors for service on our Board. This requirement can be satisfied by purchases in the open market or by holding grants received from the Company (including share grants that the director has elected to defer under Company-sponsored deferred compensation programs). For these purposes, shares are valued based upon the then current market value, or if higher, the value on the date of acquisition.

Each of our directors is in compliance with the ownership guidelines or is expected to become compliant within the prescribed time following his or her initial election to the Board. Set forth below is a table that indicates, as of March 10, 2014, each director’s share ownership as a multiple of the value of the current annual stock retainer ($115,000). Such figures are calculated in accordance with the share ownership guidelines, and the multiple has been determined assuming a current market value of $59.66 per share (the closing price of our Common Stock on March 10, 2014).

Non-Employee Director	Year First Elected to Board	Number of Shares Counted under Stock Ownership Guidelines	Ownership Level as a Multiple of the Value of the Annual Stock Retainer
Michael P. Angelini	1995	62,718	32.6
Richard H. Booth	2013	1,728	0.9
P. Kevin Condron	2007	17,623	9.1
Neal F. Finnegan	2006	26,891	14.0
David J. Gallitano	2006	32,278	16.7
Wendell J. Knox	1999	26,240	13.6
Robert J. Murray	1996	25,590	13.3
Joseph R. Ramrath	2004	17,321	9.0
Harriett “Tee” Taggart	2009	9,768	5.1

Who are the largest owners of the Company’s stock?

The following table lists the only persons who, to the best of the Company’s knowledge, are “beneficial owners” (as defined by SEC regulations) of more than five percent of the issued and outstanding shares of Common Stock as of March 10, 2014.

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	2,734,859	(1)	6.2%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	2,676,850	(2)	6.1%
Guggenheim Capital LLC (3) Guggenheim Partners, LLC GI Holdco II, LLC GI Holdco, LLC Guggenheim Partners Investment Management Holdings, LLC Rydex Holdings, LLC Security Investors, LLC	2,613,069	(4)	5.9%
The Vanguard Group. 100 Vanguard Blvd. Malvern, PA 19355	2,540,987	(5)	5.8%
Wellington Management Company, LLP. 280 Congress Street Boston, MA 02210	2,284,998	(6)	5.2%

(1)	Based on a Schedule 13G/A filed on January 30, 2014 by BlackRock, Inc., which reported having sole voting power with respect to 2,559,869 shares and sole dispositive power with respect to 2,734,859 shares.
(2)	Based on a Schedule 13G filed on February 10, 2014 by Dimensional Fund Advisors LP, which reported having sole voting power with respect to 2,620,635 shares and sole dispositive power with respect to 2,676,850 shares.
(3)	Guggenheim Capital, LLC and Guggenheim Partners, LLC are each located at 227 West Monroe Street, Chicago, IL 60606; GI Holdco II, LLC, GI Holdco, LLC and Guggenheim Partners Investment Management Holdings, LLC are each located at 330 Madison Avenue, New York, NY 10017; and Rydex Holdings, LLC and Security Investors, LLC are each located at One SW Security Benefit Place, Topeka, KS 66636-0001.
(4)	Based on a Schedule 13G/A filed on February 13, 2014 by Guggenheim Capital, LLC, Guggenheim Partners, LLC, GI Holdco II, LLC, GI Holdco, LLC, Guggenheim Partners Investment Management Holdings, LLC, Rydex Holdings, LLC and Security Investors, LLC (collectively, the “Guggenheim Entities”). The Schedule 13G/A filed by the Guggenheim Entities reports that each of the Guggenheim Entities has shared voting and dispositive power with respect to 2,613,069 shares, that such shares are owned directly by Security Investors, LLC and that Guggenheim Capital, LLC is the majority owner of each of the other Guggenheim Entities.

(5)	Based on a Schedule 13G/A filed on February 11, 2014 by The Vanguard Group, which reported having sole voting power with respect to 26,582 shares, sole dispositive power with respect to 2,516,605 shares and shared dispositive power with respect to 24,382 shares. The Schedule 13G/A filed by The Vanguard Group also reported that Vanguard Fiduciary Trust Company, a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 24,382 shares and Vanguard Investments Australia, Ltd., a wholly owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 2,200 shares.
(6)	Based upon a Schedule 13G filed on February 14, 2014 by Wellington Management Company, LLP, which reported having shared voting power with respect to 1,862,561 shares and shared dispositive power with respect to 2,284,998 shares. The Schedule 13G filed by Wellington Management also reported that all of the shares are owned of record by their clients.

CORPORATE GOVERNANCE

The Board has adopted Corporate Governance Guidelines, which can be found on the Company’s website at www.hanover.com under “About Us-Corporate Governance.” For a printed copy of the Guidelines, shareholders should contact the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, MA 01653.

There are six nominees for election to our Board this year. Each of the nominees, other than Mr. Booth and Ms. Francis, has served as a director since the last Annual Meeting. Mr. Booth has served on the Board since his election on October 10, 2013. Mr. Booth was identified as a potential nominee to the Board by our independent Chairman of the Board and our CEO and presented to the NCGC and the Board by a third-party recruiting firm. A third-party recruiting firm hired by the NCGC identified Ms. Francis as a potential nominee. Such third-party search firm was retained by the NCGC to (i) identify director candidates that meet the Company’s Director Qualifications set forth below, (ii) coordinate and facilitate interviews with qualified candidates, and (iii) conduct reference checks. Information regarding the business experience and qualifications of each nominee and continuing director are provided below.

As a result of our recent addition of Mr. Booth and nomination of Ms. Francis, and to maintain appropriate balance in the size of each of our director classes, Mr. Murray is being nominated to serve for a one-year term expiring in 2015, Mr. Angelini and Ms. Francis are each being nominated to serve for a two-year term expiring in 2016, and Messrs. Booth, Gallitano and Knox are each being nominated to serve for a three-year term expiring in 2017.

Who are the nominees for director?

Michael P. Angelini, 71, has been a director of THG since its formation in 1995 and Chairman of the Board since 2002, and was a director of a predecessor company from 1984 to 1996. Mr. Angelini is Chairman of the law firm of Bowditch & Dewey LLP, Worcester, Massachusetts, with which he has been associated since 1968. In 2011, Mr. Angelini was appointed by the Governor of Massachusetts to the Board of Directors of the Massachusetts Port Authority, and from 2007 until 2009, when it was merged into the Massachusetts Department of Transportation, Mr. Angelini served on the Board of Directors of the Massachusetts Turnpike Authority. Mr. Angelini is also a director of Commerce Bank & Trust Company, a regional bank headquartered in Worcester, Massachusetts, L. Hardy Company, Inc., a manufacturer of industrial cutting devices, and a number of other privately held businesses primarily located in central Massachusetts. We believe Mr. Angelini’s qualifications to serve on our Board include his years of legal and management experience, his experience as a member of the board of directors of numerous other businesses, and the leadership he exhibited in 2002 and 2003 when he assumed the role of Chairman of the Board at a time when we did not have a CEO.

Mr. Angelini is Chairman of the Board and a member of the Nominating and Corporate Governance Committee. Mr. Angelini’s current term as a director expires in 2015. He is, however, being nominated for re-election at this Meeting for a two-year term expiring in 2016.

Richard H. Booth, 67, has been a director since October 2013. Mr. Booth serves as a senior advisor to Century Capital Management LLC, an investment advisory firm located in Boston, Massachusetts. From 2009 until his retirement on March 1, 2014, Mr. Booth was Vice Chairman of Guy Carpenter & Company, LLC, a global risk management and reinsurance specialist and a wholly owned subsidiary of Marsh McLennan Companies, Inc. Mr. Booth was Chairman of HSB Group, Inc., a specialty insurer and reinsurer, from 2000 to 2009, and President and CEO of HSB Group from 2000 to 2007. In 2008 and 2009, Mr. Booth served as Vice Chairman, Transition Planning and Chief Administrative Officer, of HSB Group’s parent company, American International Group, Inc., an insurance and financial services company. Prior to this, Mr. Booth held progressively senior positions in the insurance industry. Mr. Booth is also a director of Sun Life Financial Inc., a publicly traded life and health insurance and financial services company, and is a trustee of Northeast Utilities, a publicly traded utility company. Mr. Booth is a certified public accountant, chartered life underwriter, chartered financial consultant, a certified Board Leadership Fellow with the National Association of Corporate Directors, and a former member of the Financial Accounting Standards Advisory Council and its Steering Committee. We believe Mr. Booth’s qualifications to serve on our Board include his high level of insurance, financial and accounting literacy and operating and management experience, gained through his roles as Vice Chairman of Guy Carpenter, Chairman and CEO of HSB Group and through his service with the Financial Accounting Standards Advisory Council.

Mr. Booth is a member of the Nominating and Corporate Governance Committee. Mr. Booth’s current term as a director expires in 2016. He is, however, being nominated for election at this Meeting for a three-year term expiring in 2017.

Karen C. Francis, 51, is Executive Chairman and CEO of AcademixDirect, Inc., a technology marketing company serving the education industry. Prior to joining AcademixDirect, Inc. in 2009, Ms. Francis was Chairman and CEO of Publicis & Hal Riney, an advertising agency based in San Francisco. From 2001 to 2002, Ms. Francis worked for the Ford Motor Company as Vice President of Ford Motor Company and President and CEO of ConsumerConnect, where she was responsible for global e-business strategies, customer relationship management and export operations. Ms. Francis was Managing Director and Chief Marketing Officer of Internet Capital Group, an e-commerce company, from 2000 through 2001. Ms. Francis also held several positions with General Motors from 1996 through 2000, including serving as General Manager of the Oldsmobile division. Prior to joining General Motors, Ms. Francis was a consultant at Bain & Company. Ms. Francis started her career at Procter & Gamble. Ms. Francis also formerly served on the Board of Trustees for Dartmouth College. We believe Ms. Francis’s qualifications to serve on our Board include her experiences as a CEO, experience as an executive with Ford Motor Company and with other large global companies, and her experience in technology and marketing and working with major property and casualty insurance company clients while at Bain & Company.

If elected, Ms. Francis’s term as a director will expire in 2016.

David J. Gallitano, 66, has been a director since 2006. Mr. Gallitano is Chairman and CEO of WellCare Health Plans, Inc. (“WellCare”), a publicly traded managed health service provider. He has served as WellCare’s CEO since November 2013, Chairman of the Board since May 2013 and as a director since 2009. Mr. Gallitano is also President of Tucker Advisors, Inc., a sole proprietor private investment and advisory firm. Mr. Gallitano was Chairman and CEO of APW Ltd., a global contract manufacturing company of technical equipment, from 2003 through 2005, and Chairman and CEO of Columbia National, Inc., a residential and commercial real estate financing company, from 1993 until 2002. Mr. Gallitano was an Executive Vice President at PaineWebber Incorporated, where he headed the company’s Principal Transactions Group, from 1986 through 1993. Mr. Gallitano also served as President and CEO of the General Electric Mortgage Capital Corporation from 1984 through 1986. We believe Mr. Gallitano’s qualifications to serve on our Board include his experience as a CEO, experience as a senior executive with General Electric Company, his experience with other public company boards of directors, and his nearly three decades of experience as a senior executive in the financial services industry.

Mr. Gallitano is Chairman of the Nominating and Corporate Governance Committee. If re-elected, Mr. Gallitano’s term as a director will expire in 2017.

Wendell J. Knox, 66, has been a director since 1999. Until his retirement in 2009, Mr. Knox was President and CEO of Abt Associates, a policy research and business consulting firm, where he had been employed since 1969. Mr. Knox is also a director of Abt Associates, Inc. and Eastern Bank, a mutually owned commercial bank, and is a trustee of the Natixis, Loomis Sayles, Hansberger International Series Mutual Fund Complex, a fund complex comprised of 40 funds. We believe Mr. Knox’s qualifications to serve on our Board include his experience as a CEO, combined with his corporate governance expertise and experience with other boards of directors.

Mr. Knox is member of the Compensation Committee. If re-elected, Mr. Knox’s term as a director will expire in 2017.

Robert J. Murray, 72, has been a director since 1996. He was Chairman of the Board of New England Business Service, Inc. (“NEBS”), a business-to-business direct marketing company, from 1995 until 2004, and served on the Board of Directors of NEBS from 1991 until 2004. He was CEO of NEBS from 1995 through 2003. Prior to joining NEBS, Mr. Murray was an executive officer with The Gillette Company, Inc., a consumer products company. Mr. Murray is also a director of Tupperware Brands Corp., a publicly traded consumer-direct seller of personal and household products, LoJack Corporation, a publicly traded automobile security system manufacturer, and IDEXX Laboratories, Inc., a publicly traded developer, manufacturer and distributor of products and services for veterinary, food and water testing markets. In addition, from 2001 to 2012, Mr. Murray served on the Board of Delhaize Group, a publicly traded international food retailer based in Belgium. We believe Mr. Murray’s qualifications to serve on our Board include his experience as a CEO and senior executive, his participation on the boards of directors of other publicly traded companies and his 18 year tenure on our Board.

Mr. Murray is a member of the Compensation Committee. If re-elected, Mr. Murray’s term as a director will expire in 2015.

Who are the directors continuing in office?

P. Kevin Condron, 68, has been a director since 2007. Mr. Condron has served as Chairman and CEO of The Granite Group LLC, a plumbing and heating wholesaler, since 1998. From 1972 until it was merged with Capitol Plumbing and Heating Supply in 1997 to create The Granite Group, LLC, Mr. Condron was President and CEO of Central/Goulet Supply. Mr. Condron is a director of TD Bank, Inc., a financial services company, and is Chairman of the Board of Trustees at the College of the Holy Cross. We believe Mr. Condron’s qualifications to serve on our Board include his experience as a CEO, his experience on numerous other boards of directors, including TD Bank, which was a public company during much of his tenure on that board, and his experience as an entrepreneur with substantial business experience.

Mr. Condron is Chairman of the Compensation Committee. Mr. Condron’s term as a director expires in 2016.

Frederick H. Eppinger, 55, has been a director and our President and CEO since joining the Company in 2003. Before joining the Company, Mr. Eppinger was Executive Vice President of Property and Casualty Field and Service Operations for The Hartford Financial Services Group, Inc. Prior to that, he was Senior Vice President of Strategic Marketing from 2000 to 2001 for ChannelPoint, Inc., a firm that provided business-to-business technology for insurance and financial service companies, and was a senior partner at the international consulting firm of McKinsey & Company. Mr. Eppinger led the insurance practice at McKinsey, where he worked closely with CEOs of many leading insurers over a period of 15 years, beginning in 1985. Mr. Eppinger began his career as an accountant with the firm then known as Coopers & Lybrand. He is a director of Centene Corporation, a publicly traded, multi-line healthcare company. We believe Mr. Eppinger’s qualifications to serve on our Board include his over 25 years of experience in the insurance industry, including as our President and CEO for over ten years, and the experience he has gained on the board of directors of Centene Corporation.

Mr. Eppinger’s term as a director expires in 2016.

Neal F. Finnegan, 76, has been a director since 2006. Mr. Finnegan served as President and CEO of Lumber Insurance Company, a specialty insurer to the lumber industry, from 2000 to 2001. From 2000 to 2005, Mr. Finnegan was Chairman of Citizens Bank of Massachusetts. Prior to that, Mr. Finnegan was President and CEO of UST Corporation from 1993 to 2000. Previously, Mr. Finnegan served in the financial services sector as an executive with Bankers Trust Company of New York, Bowery Savings Bank, Worcester Bancorp, and Shawmut Bank, NA. Mr. Finnegan is currently a member of the board of directors at Solution Inc., a software provider traded on the Toronto Stock Exchange, and several other privately held companies and charitable organizations. In addition, Mr. Finnegan is Chairman Emeritus of the Northeastern University Board of Trustees. We believe Mr. Finnegan’s qualifications to serve on our Board include his experience as a CEO of a prominent, publicly traded financial institution, his nearly four decades of experience in the financial services industry and his experience on several boards of directors, including as Chairman of the Board of Trustees of Northeastern University.

Mr. Finnegan is a member of the Audit Committee. Mr. Finnegan’s term as a director will expire in 2015.

Joseph R. Ramrath, 57, has been a director since 2004. Mr. Ramrath has been Managing Director of Colchester Partners LLC, an investment banking and strategic advisory firm, since 2002. Mr. Ramrath was Executive Vice President and Chief Legal Officer of the United Asset Management division of Old Mutual plc, an international financial services firm headquartered in London, England, from 2000 to 2002. Prior to that, he was Senior Vice President, General Counsel and Secretary of United Asset Management Corporation from 1996 until its acquisition by Old Mutual in 2000. Earlier in his career, Mr. Ramrath was a partner at Hill & Barlow, a Boston law firm, and a certified public accountant with Arthur Andersen & Co. We believe Mr. Ramrath’s qualifications to serve on our Board include his accounting, financial and legal background, his experience as a member of management and on the board of directors with other public companies, as well as his years of experience as an advisor to investment advisory companies.

Mr. Ramrath is Chairman of the Audit Committee. Mr. Ramrath’s term as a director expires in 2015.

Harriett “Tee” Taggart, 65, has been a director since 2009. She currently manages a professional practice, Taggart Associates. She also serves as an endowment investment committee member, evaluating global portfolio managers and asset allocation strategies, for several major non-profit organizations. From 1983 through 2006, Dr. Taggart was a Partner, Senior Vice President and sector portfolio manager at Wellington Management LLC, a global investment company. Dr. Taggart is a director of Albemarle Corporation, a publicly traded specialty chemical manufacturer, and is a trustee of the Eaton Vance Mutual Fund Complex, a fund complex comprised of 186 funds. She served as a director of The Lubrizol Corporation, a publicly traded specialty chemical manufacturer, from 2007 until its acquisition by Berkshire Hathaway in 2011. Dr. Taggart is also on the boards of trustees and advisory committees of several non-profit organizations and active in a number of corporate governance organizations. We believe Dr. Taggart’s qualifications to serve on our Board include her three decades of experience in the financial services industry, as well as her executive leadership and management experience and experience with other public company boards of directors.

Dr. Taggart is a member of the Audit Committee. Dr. Taggart’s term as a director expires in 2015.

Who are the Company’s independent directors, and how does the Board determine which directors are considered independent?

Under New York Stock Exchange (“NYSE”) rules, a member of our Board only qualifies as “independent” if our Board affirmatively determines that the director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). The Company’s Corporate Governance Guidelines include standards to assist the Board in determining whether a director has a material relationship with the Company. The standards conform to the standards established by the NYSE. The portion of our Corporate Governance Guidelines addressing director independence is attached to this Proxy Statement as Annex V.

Until his retirement on March 1, 2014, Mr. Booth served as Vice Chairman and a member of the board of managers of Guy Carpenter & Company, LLC (“Guy Carpenter”), a wholly owned subsidiary of Marsh & McLennan Companies, Inc. (“Marsh”). We maintain numerous business relationships with Marsh and several of its subsidiaries, including Guy Carpenter. Most significantly, (i) broker and agency subsidiaries of Marsh, other than Guy Carpenter, acting on behalf of their respective brokerage and agency customers or as our appointed agent, place insurance business with us; (ii) Guy Carpenter, acting on behalf of its insurance company customers, places reinsurance or retrocession agreements with Chaucer; and (iii) we utilize Guy Carpenter’s reinsurance brokerage services. The Board and the NCGC examined these relationships in light of the independence standards adopted by the NYSE and our Corporate Governance Guidelines, and concluded that Mr. Booth is independent under these standards. This conclusion was supported by the fact that the amounts paid to Marsh and its subsidiaries did not exceed the relevant objective thresholds set forth in the applicable independence standards, Mr. Booth’s planned retirement as an employee of Guy Carpenter, and because Mr. Booth was not directly or indirectly involved in any transactions with THG or any of its subsidiaries, nor was his compensation directly or indirectly impacted by such transactions.

Our Board has determined that every director and nominee for director is independent under the applicable standards with the exception of Mr. Eppinger, who is the Chief Executive Officer of the Company.

There are no family relationships among any of the directors or executive officers of the Company.

What is the Company’s procedure for approving related-person transactions?

The Board has established a written procedure for the review, approval and/or ratification of “transactions with related persons” (as such term is defined by the SEC, provided that the dollar threshold for review and approval in our policy is $100,000, which is lower than the $120,000 threshold established by the SEC). Pursuant to such policy, any related-person transactions will be reviewed, approved and/or ratified by the Audit Committee, except that, in the event management determines that it is impractical to convene an Audit Committee meeting to consummate a particular transaction, the Chair of the Audit Committee (or the Independent Presiding Director, in the event the Chair or any of his or her immediate family members is the “related person”) has the authority to approve the transaction. The Chair of the Committee, or Independent Presiding Director, as applicable, shall report to the Audit Committee at its next meeting any approval under this policy pursuant to this delegated authority. No member of the Audit Committee may participate in any approval or ratification of a transaction with respect to which such member or any of his or her immediate family members is the related person. In preparing the Company’s SEC filings and in determining whether a transaction is subject to this policy, the Company’s General Counsel is entitled to make the determination of whether a particular relationship constitutes a material interest by a related person. In evaluating a transaction with a related person, the Audit Committee (or its Chair), shall consider all relevant facts and circumstances available to it and shall approve or ratify only those transactions that are in, or not inconsistent with, the best interests of the Company and its shareholders, as it determines in good faith. The Company and the Board are unaware of any transactions that required approval under this policy.

The Related Person Transaction Policy can be found on the Company’s website at www.hanover.com under “About Us-Corporate Governance—Company Policies.” For a printed copy of the policy, shareholders should contact the Company’s Corporate Secretary.

What is the Board’s leadership structure, and who is the director chosen to preside at executive sessions of the Board?

We separate the roles of CEO and Chairman of the Board in recognition of the differences between the two positions. The CEO is responsible for setting the strategic direction for the Company and for the day-to-day leadership and performance of the Company, while the Chairman of the Board (or lead director if the roles were not separated) provides guidance to the CEO, sets the agenda for Board meetings and presides over shareholder meetings and meetings of the full Board. Additionally, we believe that separating the roles and having an independent Chairman of the Board or a designated lead director is consistent with corporate governance best practices and better supports effective management oversight and risk management. While we believe that these goals can be achieved without necessarily separating the CEO and Chairman of the Board designations, we also take into consideration Mr. Angelini’s demonstrated skill in leading our Board and counseling management.

In accordance with the Company’s Corporate Governance Guidelines, each year the Board elects from among its independent members either a non-executive Chairman of the Board or a lead director to serve as the “Independent Presiding Director”. The duties of the Independent Presiding Director are determined by the Board, and include presiding over board and shareholder meetings and over executive sessions of non-management directors (including the Committee of Independent Directors). Mr. Angelini, the Chairman of the Board, is the Independent Presiding Director. The Board generally convenes in executive session in connection with regularly scheduled Board meetings and at other times as deemed appropriate.

How often did the Board meet during 2013?

During 2013, there were five meetings of the full Board of Directors. All of the incumbent directors attended at least 75% of the Board and committee meetings held while they were members during 2013.

What committees has the Board established?

The standing committees of the Board consist of the Committee of Independent Directors (the “CID”), the Audit Committee, the Compensation Committee, and the Nominating and Corporate Governance Committee (the “NCGC”). Each committee is composed solely of directors determined by the Board to be independent. The current responsibilities of each of the committees are set forth in their charters, which are available on the Company’s website, www.hanover.com, under “About Us-Corporate Governance-Committee Charters.” For a printed copy of any committee charter, shareholders should contact the Company’s Corporate Secretary.

Committee of Independent Directors

The CID, consisting of all the independent members of the Board, discharges such responsibilities as are referred to it from time to time by the Board or one of its committees. In particular, the committee is responsible for reviewing and approving the recommendations of the Compensation Committee and the NCGC, as appropriate, with respect to establishing performance criteria (goals and objectives) of our CEO, evaluating the CEO’s performance and approving CEO compensation. In addition to meeting the independence requirements under NYSE regulations, each committee member must also meet the independence requirements under Section 162(m) (“Section 162(m)”) of the Internal Revenue Code (the “Code”) and generally must meet the independence requirements under Section 16 (“Section 16”) of the Securities Exchange Act of 1934 (the “Exchange Act”). While the independent members of the Board typically meet in executive session at every scheduled Board meeting and from time-to-time meet informally, the CID, acting as such, had five designated committee meetings in 2013.

Audit Committee

The Board has made a determination that the members of the Audit Committee satisfy the requirements of the NYSE as to independence, financial literacy and experience and satisfy the independence requirements of the Sarbanes-Oxley Act of 2002. The Board has determined that Mr. Ramrath is an Audit Committee financial expert, as defined by SEC regulations. The Audit Committee is, among other things, responsible for the selection and engagement, compensation, retention, oversight and, when deemed appropriate, termination of the Company’s independent registered public accounting firm. The committee also has oversight responsibility for the Company’s General Auditor and must approve matters related to the General Auditor’s employment and compensation. The Audit Committee regularly meets in executive session separately with representatives of PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, and the General Auditor, following each in-person, regularly scheduled committee meeting. Among its other responsibilities, as set for in its charter, the Audit Committee reviews the arrangements for and the results of the auditor’s examination of the Company’s books and records, auditors’ compensation, internal accounting control procedures, and activities and recommendations of the Company’s internal auditors, as well as any reports relating to the integrity of our financial statements, internal financial controls or auditing matters that are reported on our anonymous alert line. It also reviews the Company’s accounting policies, control systems and compliance activities, as well as the resources of PwC dedicated to or otherwise supporting the Company’s audit. As noted elsewhere, the committee is also responsible for reviewing related-person transactions and assessing the Company’s risk management policies and procedures. The Audit Committee annually reviews and reassesses the adequacy of its charter. The committee held 11 meetings during 2013, including five in-person meetings. The current members of the Audit Committee are:

Audit Committee
Joseph R. Ramrath (Chair)	Neal F. Finnegan	Harriett “Tee” Taggart

Compensation Committee

The Compensation Committee has oversight responsibility with respect to compensation matters involving directors and executive officers of THG. It also provides general oversight of the Company’s compensation structure, including compensation plans and benefits programs. In addition to meeting the independence requirements under NYSE regulations, each committee member must meet the independence requirements under Section 16 and Section 162(m). The Board has made a determination that the members of the Compensation Committee satisfy the independence requirements of the NYSE rules and applicable SEC requirements. The committee met five times in 2013. The current members of the Compensation Committee are:

Compensation Committee
P. Kevin Condron (Chair)	Wendell J. Knox	Robert J. Murray

Use of Independent Outside Compensation Consultant

In executing its compensation responsibilities, the Compensation Committee engaged Frederick W. Cook & Co., Inc. (“F.W. Cook”), which the Compensation Committee determined to be an independent consultant, to assist it in making compensation decisions and provide related information and advice.

During 2013, F.W. Cook:

•	regularly attended, either in person or telephonically, Compensation Committee meetings;
•	provided relevant market and comparative data and information;

•	provided advice regarding compensation trends and issues;
•	provided input to the Compensation Committee and management regarding the selection of peer companies against which to evaluate compensation levels and practices;
•	assisted in the design of our director and executive compensation programs; and
•	provided advice with respect to compensation decisions relating to our executive officers.

F.W. Cook was selected by, and reports to, the Compensation Committee. F.W. Cook is not engaged by the Company for any other purpose, and the Compensation Committee reviews all compensation payable to this firm.

Pursuant to its charter, the Compensation Committee may select its outside compensation consultant only after taking into consideration factors relevant to that consultant’s independence, including such factors required to be considered under the listing standards of the NYSE. The Compensation Committee reviewed such factors as it deemed appropriate, including all such factors required by NYSE listing standards, and is satisfied as to F.W. Cook’s independence from the Company and its management.

Nominating and Corporate Governance Committee

The NCGC advises and makes recommendations to the Board on all matters concerning directorship and corporate governance practices and the selection of candidates as nominees for election as directors. The committee recommended this year’s candidates for election and recommends Board member committee assignments to the full Board. The committee met five times in 2013. The current members of the NCGC are:

Nominating and Corporate Governance Committee
David J. Gallitano (Chair)	Michael P. Angelini	Richard H. Booth

What is the process for consideration of director nominees?

The NCGC may identify candidates for nomination to the Board through several sources, including recommendations of non-management directors, shareholders, the CEO, other executive officers, an outside search firm or other resources. Committee members review the backgrounds of candidates in light of the current needs of the Board, interview qualified candidates, conduct inquiries with references and review available information pertaining to the candidate’s qualifications and background.

Director Qualifications

Members of the Board and nominees for election should possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of our shareholders. To maintain a majority of independent directors on the Board, as required by our Corporate Governance Guidelines, the NCGC and the Board have a strong preference that nominees meet our independence standards. Board members and nominees should demonstrate initiative, be participatory and contribute a perspective based on practical experience and mature judgment. The Board seeks members who represent a broad array of experiences and expertise in the context of the evolving needs of the Board. While we do not have a formal policy in this regard, when evaluating a candidate for Board membership, the NCGC and the Board may also take into consideration factors such as diversity, age and availability to serve. In addition, without the approval of the NCGC, nominees who are CEOs (or others with similar responsibilities) should serve on no more than two other public company boards, and other nominees should serve on no more than three other public company boards. All directors and nominees for election are in compliance with this policy.

Shareholder Nominees

The NCGC will consider qualified director candidates recommended in writing by shareholders. Shareholders who wish to suggest qualified candidates for consideration by the committee may do so by writing to the Company’s Corporate Secretary, giving the candidate’s name, biographical data, qualifications and confirmation that the candidate has agreed to serve if nominated and elected. All such submissions will be forwarded to the committee chairman. To allow the committee sufficient time to consider a candidate in advance of an annual meeting, shareholders should submit recommendations to the Company’s Corporate Secretary by no later than December 31 of the year prior to the annual meeting. Shareholder-proposed candidates who meet the committee’s minimum qualification standards, discussed in the preceding paragraph, will be evaluated in the same manner as other candidates considered by the committee for Board nomination.

Pursuant to the Company’s by-laws, shareholders seeking to nominate a candidate for election to the Board without approval of the NCGC must deliver written notice of such nomination to the Company’s Corporate Secretary not less than 60 days nor more than 90 days prior to the Annual Meeting. The notice must set forth the name, address and number of shares of THG stock held by the shareholder submitting the nomination, as well as information concerning the nominee that is required to be disclosed pursuant to the Exchange Act in a proxy statement soliciting proxies for the election of such nominee as a director, including a signed consent of the nominee to be named in a proxy statement and to serve as a director, if elected. In addition, the notice must be accompanied by a petition signed by at least 100 record holders of THG Common Stock representing in the aggregate at least one percent of the outstanding shares entitled to vote on the election of directors.

How can shareholders and other interested parties communicate with the Board?

Shareholders and other interested parties can communicate with the Board, including the non-management directors and the Independent Presiding Director, by writing to The Hanover Insurance Group, Inc., Board of Directors, Attn: Corporate Secretary, 440 Lincoln Street, Worcester, Massachusetts, 01653, through the Web site www.listenupreports.com or by calling 1-800-533-2547. An independent third-party service retrieves all submissions to the Web site and answers all calls to the toll-free telephone number, and passes the information on to our General Counsel, our General Auditor and the Chairman of the Audit Committee, who in turn transmit the information to the appropriate member of the Board. Communications may be anonymous or confidential. Complaints relating to the Company’s accounting, internal accounting controls or auditing matters will be referred to the Chairman of the Audit Committee. Other concerns will be referred to the Chairman of the Board. All shareholder-related complaints and concerns will be received, processed and acknowledged by the Board. Further information regarding communications with the Board may be found at the Company’s website, www.hanover.com, under “About Us-Corporate Governance—Contact the Board.”

Are directors expected to attend the Annual Meeting?

All directors are expected to attend the Annual Meeting. All directors were present at last year’s annual meeting.

How are the directors compensated?

The Compensation Committee (the “Committee”) is responsible for reviewing and advising the Board with respect to the Company’s director compensation practices and policies. In executing such responsibilities, the Committee reviews relevant market data from external consultants to assist it in developing compensation recommendations. The Committee presents its recommendations to the full Board, which, usually at its May meeting, makes its compensation decision for the succeeding year (which begins immediately following the Annual Meeting of Shareholders and runs until the next Annual Meeting of Shareholders (the “Annual Compensation Cycle”)). In setting director compensation, the Board considers competitive pay levels in light of the amount of time that directors expend in fulfilling their duties to the Company, as well as the level of skill and expertise the Company requires of its Board.

For the 2013/2014 Annual Compensation Cycle, the Board adjusted its compensation as detailed in the table below. In order to align total compensation with pay levels at comparable companies, compensate current Board members for their time and efforts and improve our ability to attract new Board members, annual Board compensation was increased by $30,000.

Fees	2013/2014 Annual Compensation Cycle	2012/2013 Annual Compensation Cycle
Annual Director Retainer Stock Component Cash Component	$115,000 $75,000	$100,000 $60,000

Chairman of the Board Retainer	$100,000	$100,000

Committee Chairperson Retainers NCGC Compensation Audit	$9,000 $12,500 $20,000	$9,000 $12,500 $20,000

Committee Annual Retainer NCGC Compensation Audit	$4,500 $6,250 $10,000	$4,500 $6,250 $10,000

Additionally, the Company’s charitable foundation provides matching contributions to qualified charities up to $5,000 per director per year.

At the election of each director, cash retainers may be converted to Common Stock and cash and stock compensation may be deferred. Deferred cash amounts are accrued in a memorandum account that is credited with interest based on the so-called General Agreement on Tariffs and Trade (“GATT”) rate (2.80% in 2013).

Mr. Eppinger, as an employee of the Company, receives no additional compensation for his service as a member of the Board.

Director Compensation Table

The following table sets forth the total compensation for our non-employee directors for 2013.

Name	Fees Earned in Cash ($)		Stock Awards ($) (1)		All Other Compensation ($) (2)	Total ($)
Michael P. Angelini	179,507	(3)	114,993	(3)	5,000	299,500
Richard H. Booth (4)	47,617		68,768	(3)	500	116,885
John J. Brennan (5)	32,146		46,497	(3)	—	78,643
P. Kevin Condron	93,757		114,993	(3)	5,000	213,750
Neal F. Finnegan	85,007		114,993		5,000	205,000
David J. Gallitano	88,507	(3)	114,993	(3)	5,000	208,500
Wendell J. Knox	81,257	(3)	114,993	(3)	5,000	201,250
Robert J. Murray	81,257		114,993		5,000	201,250
Joseph R. Ramrath	105,007		114,993		5,000	225,000
Harriett “Tee” Taggart	85,007		114,993		5,000	205,000

(1)	The amounts in this column reflect the grant date fair value of the 2013-2014 annual stock retainer computed in accordance with FASB ASC Topic No. 718. To the extent applicable, assumptions used in the calculation of these amounts are included in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2013 included in the Company’s Annual Report.

Messrs. Angelini, Finnegan, Gallitano and Knox, because they elected to convert (and in some cases defer) certain cash retainers, received additional stock awards during 2013. Such awards were in the amounts, and with a grant date fair value, as set forth in the table below. In order to avoid duplicative reporting, since all awards listed in the table below represent converted cash fees (the amount of which has been included in the Fees Earned in Cash column), such amounts are not included in the Stock Awards column.

	5/14/13 (converted cash retainers)
Name	Number of Shares	Grant Date Fair Value ($)
Michael P. Angelini	3,516	179,457
Neal F. Finnegan	1,665	84,982
David J. Gallitano	1,734	88,503
Wendell J. Knox	1,592	81,256

None of our non-employee directors held any outstanding stock options or other unvested stock-based awards as of December 31, 2013. For information on the share holdings for our non-employee directors, please see “How much stock do the Company’s directors and executive officers own?” on page 5.

(2)	Consists of matching contributions to qualified charitable organizations.
(3)	All or a portion of this amount has been deferred at the election of the director.
(4)	Annual cash and stock retainers were pro-rated to reflect that Mr. Booth joined the Board on October 10, 2013.
(5)	Annual cash and stock retainers were pro-rated to reflect that Mr. Brennan resigned from the Board effective October 10, 2013.

What is the Board’s role in risk oversight?

The Board of Directors is responsible for assessing major risks facing the Company and reviewing options for their mitigation. Management presentations, business updates and strategic planning discussions with the Board and its committees regularly incorporate a discussion of risks and plans for mitigating or managing such risks. The Board periodically receives reports and presentations from management and the Company’s Chief Risk Officer on various matters which, in its view, merit special attention from a risk management perspective, such as with respect to counterparty risks, reserves, insured exposure aggregation levels, reinsurance levels and creditworthiness of our reinsurers, the investment portfolio, litigation and regulatory matters, technology and information security, capital considerations, acquisitions, growth plans and matters relating to leadership and succession.

In order to assist the Board in its responsibility to assess major risks, the Audit Committee is responsible for reviewing with management certain financial and business risk exposures and the steps management has taken to monitor and control such risk exposures, including the Company’s enterprise risk assessment and risk management policies and procedures. Throughout the year, the Audit Committee receives periodic reports from the Company’s Chief Risk Officer. The Audit Committee reports to the Board its assessment of the Company’s risk management policies and procedures.

Additionally, with respect to examining risks associated with the Company’s compensation plans and policies, each year a committee comprised of a cross-section of officers of the Company conducts a review and risk assessment of the Company’s material incentive compensation plans. The results of this assessment are presented to the Compensation Committee in connection with the committee’s approval of the Company’s executive compensation plans for the upcoming year, and is also reviewed by the committee’s independent compensation consultant. The results of the committee’s risk assessment are also provided to each other member of the Board.

The NCGC is charged with, among other things, assessing with the Board risks associated with succession planning.

What is the Director Retirement Policy?

It is the policy of the Board that a director submit his or her resignation and retire at the Annual Meeting of Shareholders following his or her attainment of age 72. Notwithstanding the foregoing, by a vote of the Board after completion of an individual director review assessment process administered by the NCGC, the Board may decline to accept such resignation and (i) a director’s retirement may be deferred for up to a total of five years if, at the time when such director would otherwise have first been required to retire, the director has not served as a director for a period in excess of ten years; and (ii) with respect to a director whose service is not eligible for an extension under clause (i) above, such director’s retirement may be deferred on an annual basis up to the date of the Annual Meeting of Shareholders following his or her attainment of age 75. Any director whose retirement has been deferred in accordance with the foregoing shall again submit his or her resignation for the Board’s consideration prior to each Annual Meeting thereafter.

Where can I find the Company’s Code of Conduct?

The Company has adopted a Code of Conduct, which is applicable to all directors, officers and employees of the Company, including our Chief Executive Officer, Chief Financial Officer and Controller. The Code of

Conduct is available on the Company’s website at www.hanover.com under “About Us-Corporate Governance—Company Policies.” For a printed copy of the Code of Conduct, shareholders should contact the Company’s Corporate Secretary. The Company will disclose any future amendments to, or waivers of, provisions of the Code of Conduct for directors and executive officers on its website within four business days following the date of such amendment or waiver.

ITEM I

ELECTION OF DIRECTORS

The Board currently has ten members and consists of three classes whose terms end in successive years. We propose to increase the size of our Board to eleven members.

There are six nominees for election. As a result of our recent addition of Mr. Booth and nomination of Ms. Francis, and to maintain appropriate balance in the size of each of our director classes, Robert J. Murray is being nominated to serve for a one-year term expiring in 2015, Michael P. Angelini and Karen C. Francis are each being nominated to serve for two-year terms expiring in 2016, and Richard H. Booth, David J. Gallitano and Wendell J. Knox are each being nominated to serve for three-year terms expiring in 2017.

Directors serve until the expiration of their stated term and until their successor has been duly elected and qualified or until their earlier death, resignation, removal or disqualification.

All nominees have indicated their willingness to serve and, unless otherwise directed, it is intended that proxies received in response to this solicitation will be voted in favor of the election of the nominees.

The affirmative vote of the majority of the votes properly cast (in person or by proxy) is required to elect director nominees. For purposes of electing directors, a majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law, the director would continue to serve on the Board as a “holdover director.” However, under our by-laws, any director who fails to be elected shall promptly tender his or her resignation to the Board. The NCGC will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In making their determinations, the NCGC and the Board may consider any factors deemed relevant. The Board will act on the NCGC’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not vote on the NCGC’s recommendation or the Board’s decision. If a nominee who was not already serving as a director is not elected at the Annual Meeting, then, under Delaware law, that nominee would not become a director and would not serve on the Board as a “holdover director.”

In the event that any of the nominees should be unavailable to serve as a director, it is intended that the proxies will be voted for the election of such substitute nominees, if any, as shall be designated by the Board. Management has no reason to believe that any of the nominees will be unavailable to serve.

Information as to each nominee and as to directors continuing in office can be found under the section of this Proxy Statement entitled “Corporate Governance.”

The Board recommends a vote FOR each of the director nominees.

ITEM II

APPROVAL OF THE HANOVER INSURANCE GROUP 2014 LONG-TERM INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to approve the adoption of The Hanover Insurance Group 2014 Long-Term Incentive Plan (the “2014 Stock Plan”), including the material terms of performance goals for performance awards granted under the 2014 Stock Plan. The 2014 Stock Plan was adopted by the Board on February 19, 2014 and will become effective upon receiving shareholder approval at the Annual Meeting.

The Board believes that equity and equity-based awards are important to incentivize our key employees (including our executive officers) and directors, to remain with the Company, to motivate them to help achieve our corporate objectives, and to align their interests with those of our shareholders. Based upon its review and consideration of the:

•	remaining shares available for awards under The Hanover Insurance Group 2006 Long-Term Incentive Plan (the “2006 Plan”), which is the Company’s only current long-term equity incentive plan;
•	Company’s historic rates of equity award issuances;
•	dilutive impact to shareholders;
•	equity plan guidelines established by certain institutional investors and proxy advisory firms; and
•	advice provided by F.W. Cook, the Compensation Committee’s independent consultant,

the Board approved the 2014 Stock Plan and the share pool authorized for issuance under it, as described below.

The Board believes that the 2014 Stock Plan will promote the interests of shareholders and is consistent with principles of good corporate governance, including:

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Independent Committee. The 2014 Stock Plan will be administered by the Compensation Committee, which is composed entirely of independent directors who meet the NYSE standards for independence and who meet the definitions of “outside directors” for purposes of the performance-based compensation exemption under Section162(m) and “non-employee directors” under Rule 16b-3(b)(3) of the Exchange Act.

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Limits on Awards. The 2014 Stock Plan limits the number of stock options, stock appreciation rights (“SARs”) and other awards that may be granted to any person in any calendar year. It also limits the amount that may be payable to any person in any calendar year under cash awards made pursuant to the plan and contains a separate limit that applies to awards granted to our non-employee directors.

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No Discounted Stock Options or SARs. All stock option and SAR awards under the 2014 Stock Plan must have an exercise or base price that is not less than the fair market value of an underlying share of our Common Stock on the date of grant.

•	No Repricing. Other than in connection with a corporate transaction affecting the Company, the 2014 Stock Plan prohibits any repricing of stock options or SARs without shareholder approval.
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Performance Awards. Under the 2014 Stock Plan, the Compensation Committee may grant performance-based awards that are intended to qualify as exempt performance-based compensation under Section162(m), as well as other performance-based awards.

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Fungible Share Design. Each award granted under the 2014 Stock Plan, other than a stock option or SAR, will be counted against the share pool at a ratio of 3.8 shares to each share underlying the award.

•	Limitation on Dividend Equivalents. The 2014 Stock Plan prohibits payment of dividend equivalents on outstanding stock options, SARs and unearned performance awards.

Existing Equity Plan Information

As of February 28, 2014, our 2006 Plan had 268,774 shares available for future equity award grants. To the extent that we issue any additional awards under the 2006 Plan after February 28, 2014, such shares shall reduce the number of shares that can be issued under the 2014 Stock Plan. See section entitled “Authorized Shares” below for more information. If the 2014 Stock Plan is approved by our shareholders, we will cease granting awards under the 2006 Plan.

The following table includes information, as of February 28, 2014, regarding awards outstanding under our 2006 Plan and the proposed number of shares issuable under the 2014 Stock Plan. As of February 28, 2014, 43,998,472 shares of our Common Stock were issued and outstanding.

Number of shares
Shares subject to outstanding stock options and SARs under the 2006 Plan (1)	2,639,200
Shares subject to awards, other than stock options and SARs, outstanding under the 2006 Plan (so called “full value awards”)	847,221
Total shares subject to all outstanding awards under the 2006 Plan	3,486,421
Proposed new shares available for future awards under 2014 Stock Plan (2)	6,100,000
Number of shares that may become available for reissuance under the 2014 Stock Plan as a result of the cash settlement, forfeiture, expiration or cancellation of awards outstanding under the 2006 Plan after February 28, 2014 (2)(3)	5,858,640

(1)	The Company did not issue any SARs under the 2006 Plan. Accordingly, the number above represents outstanding stock options only. The weighted average exercise price of such options is $45.56 and the weighted average remaining term for such options is 7.21 years.
(2)	Because the 2014 Stock Plan does not specify the mix of stock options and SARs, on one hand, and full-value awards, on the other, it is not possible to determine the amount of subsequent dilution that may ultimately result from such awards. In addition, the share pool under the 2014 Stock Plan is subject to reduction as described in “Authorized Shares” below.
(3)	Represents the number of shares subject to all outstanding awards under the 2006 Plan as of February 28, 2014, adjusted to reflect the fungible share ratio under the 2014 Stock Plan. All outstanding (i) options and SARs under the 2006 Plan, to the extent that such awards are cash settled, forfeited, cancelled or expire, will again be available for issuance under the 2014 Stock Plan on a 1 for 1 share basis, and (2) full-value awards under the 2006 Plan, to the extent such awards are cash settled, forfeited, canceled or expire, will again be available for issuance under the 2014 Stock Plan on a 3.8 for 1 share basis. For a description of how these shares may become available for issuance under the 2014 Stock Plan, please see “Authorized Shares” below.

Reasons for Seeking Shareholder Approval

The Board believes that equity grants are a critical part of the Company’s compensation program. Shareholder approval of the 2014 Stock Plan would allow us to continue to attract and retain directors, executives, and other employees with equity and equity-based incentives. In fiscal 2011, 2012 and 2013, the Company made equity awards under the 2006 Plan totaling approximately 571,000 shares, 915,000 shares, and 864,000 shares, respectively. The Company estimates that the availability of the proposed shares under the 2014 Stock Plan would provide a sufficient additional number of shares to enable the Company to continue to make awards at historical grant rates for approximately four to five years.

In addition, shareholder approval of the 2014 Stock Plan would preserve our ability to grant a range of tax-efficient cash and stock-based incentive awards under the 2014 Stock Plan. Section 162(m) generally provides that compensation provided to a publicly held corporation’s CEO or any of its three most highly paid named executive officers (other than its CEO or CFO) is not deductible by the corporation for U.S. income tax purposes for any taxable year to the extent it exceeds $1 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by shareholders every five years. These requirements are described below under “Eligibility,” “Individual Limits” and “Performance Criteria.” Shareholders are being asked to approve, among other material terms, a set of business criteria on which performance goals may be based for performance awards under the 2014 Stock Plan. Although shareholder approval is one of the requirements for exemption under Section 162(m), even with shareholder approval there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, the Compensation Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

If shareholders do not approve this Item II, the 2006 Plan will continue in accordance with its terms, but we will have limited shares available for future equity grants.

Summary of the 2014 Stock Plan

A copy of the 2014 Stock Plan is attached as Annex I. The following description of certain features of the 2014 Stock Plan is qualified in its entirety by reference to the full text of the plan.

Plan Administration. The 2014 Stock Plan is administered by the Compensation Committee, who has the authority to, among other things, interpret the 2014 Stock Plan, determine eligibility for, grant and determine the terms of awards under the 2014 Stock Plan, and to do all things necessary or appropriate to carry out the purposes of the 2014 Stock Plan. The Compensation Committee’s determinations under the 2014 Stock Plan are conclusive and binding. The Compensation Committee has the authority to delegate certain of its functions under the 2014 Stock Plan to one or more of its members, to certain officers, and to certain other persons in accordance with the terms of the plan.

Term. No awards will be made after May 20, 2024, but previously granted awards may continue beyond that date in accordance with their terms.

Authorized Shares. Subject to adjustment, the maximum number of shares of our Common Stock that may be delivered in satisfaction of awards under the 2014 Stock Plan is (a) 6,100,000 shares of a new share pool plus (b) up to such number of shares of our Common Stock subject to outstanding awards under the 2006 Plan (not to exceed 5,858,640 shares as calculated using the fungible share ratio under the 2014 Stock Plan) that may become available as a result of the cash settlement, forfeiture, expiration or cancellation of such awards after February 28, 2014 as described below (the “Share Pool”). The Share Pool will be reduced by one share of Common Stock for every one share of Common Stock that was subject to a stock option or SAR granted after February 28, 2014 under the 2006 Plan and by 3.8 shares of Common Stock for every one share of Common Stock that was subject to a full value award granted after February 28, 2014 under the 2006 Plan. Any shares of Common Stock underlying awards granted under the 2006 Plan or the 2014 Stock Plan that are settled in cash or that otherwise expire, terminate or are forfeited, will again be available for issuance under the 2014 Stock Plan. Shares withheld by the Company to satisfy a tax withholding obligation with respect to full value awards issued under the 2006

Plan (for withholding occurring after February 28, 2014) or the 2014 Stock Plan shall be available for re-issuance under the 2014 Stock Plan. Shares of Common Stock that are withheld by the Company in payment of the exercise price of stock options or SARs or, after February 28, 2014, shares withheld in respect of stock options or SARs granted under the 2006 Plan, or in satisfaction of the tax withholding requirements with respect to such awards will not again be available for issuance under the 2014 Stock Plan. Each share of Common Stock underlying an option or SAR award will count against the Share Pool as one share, and each share of Common Stock underlying any other award will count against the Share Pool as 3.8 shares. Any shares that again become available under the 2006 Plan or the 2014 Stock Plan will be returned to the Share Pool at the rates described in the preceding sentence (e.g., one share of Common Stock will become available again for each share underlying a stock option or SAR that is forfeited and 3.8 shares of Common Stock will become available again for each share underlying an award that is not a stock option or SAR that is forfeited). Shares delivered under the 2014 Stock Plan may consist of authorized but unissued shares of our Common Stock or previously issued shares of our Common Stock acquired by the Company. On March 10, 2014, the closing price of our Common Stock as reflected on the NYSE was $59.66.

Individual Limits. The maximum number of shares for which options may be granted and the maximum number of shares of stock subject to SARs which may be granted to any person in any calendar year is, in each case, 500,000 shares. The maximum number of shares subject to other awards that may be granted to any person in any calendar year is 150,000 shares. The maximum aggregate cash award that may be payable to any person in any calendar year is $5,000,000.

Non-Employee Director Limits. The aggregate award value (measured on the grant date and determined in accordance with applicable financial accounting rules) that may be granted to any non-employee director of the Board in any calendar year may not exceed $500,000 in aggregate grant date fair value, excluding any shares of Common Stock granted pursuant to an election to receive an award of shares in lieu of cash retainers and other fees.

Eligibility. The Compensation Committee selects participants from among the key employees, directors, consultants, advisors and other service providers of the Company and its affiliates. Eligibility for options intended to be incentive stock options (“ISOs”) is limited to employees of the Company or certain affiliates. As of March 10, 2014, approximately 5,100 employees and all of our non-employee directors would be eligible to participate in the 2014 Stock Plan.

Types of Awards. The 2014 Stock Plan provides for grants of options, SARs, restricted and unrestricted stock and stock units, performance awards, cash awards and other awards convertible into or otherwise based on shares of our Common Stock. Dividend equivalents may also be provided in connection with awards (other than with respect to stock options and SARs) under the 2014 Stock Plan.

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Stock Options and SARs: The 2014 Stock Plan provides for the grant of ISOs, non-qualified stock options (“NSOs”), and SARs. The exercise price of an option, and the base price against which a SAR is to be measured, may not be less than the fair market value (or, in the case of an ISO granted to a ten percent stockholder, 110% of the fair market value) of a share of our Common Stock on the date of grant. The Compensation Committee determines when stock options or SARs become exercisable and the terms on which such awards remain exercisable. Stock options and SARs will generally have a maximum term of ten years. SARs are payable in cash, in shares of our Common Stock or in a combination of cash and shares.

•	Restricted and Unrestricted Stock: A restricted stock award is an award of stock subject to forfeiture restrictions, while an unrestricted stock award is not subject to restrictions.

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Stock Units: A stock unit award is denominated in shares of Common Stock and entitles the participant to receive stock in the future. The delivery of Common Stock under a stock unit may be subject to the satisfaction of performance or other vesting conditions.

•	Performance Awards: A performance award is an award the vesting, settlement or exercisability of which is subject to specified performance criteria.
•	Cash Awards: A cash award is an award denominated in cash.

Vesting. The Compensation Committee has the authority to determine the vesting schedule applicable to each award, and to accelerate the vesting or exercisability of any award.

Termination of Employment or Service. The Compensation Committee determines the effect of termination of employment or service on an award. Unless otherwise provided by the Compensation Committee or in an award agreement, upon a termination of employment or service, all unvested options and other awards requiring exercise will terminate and all other unvested awards will be forfeited.

Performance Criteria. The 2014 Stock Plan provides that grants of performance awards may be made based upon, and subject to achieving, “performance objectives” over a specified performance period. Performance objectives with respect to those awards that are intended to qualify as “performance-based compensation” for purposes of Section 162(m) are limited to an objectively determinable (whether by reference to audited financials, ratings or surveys prepared by an unaffiliated rating or survey service, or otherwise) measure of performance relating to any, or any combination of, the following (measured either on an absolute basis and/or relative basis and/or by reference to an index or indices or other measure, based upon internal targets, the past performance of the Company and/or the past or current performance of other companies and determined either on a consolidated basis or, as the context permits, on a divisional, segment, subsidiary, line of business, project, individual, geographical or adjusted basis or in combinations thereof): sales; revenues; assets; expenses; book value; risk management; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, or capital gains or losses, determined on the basis of operations, continuing operations or otherwise and on an aggregate or per share basis; written or earned premium growth, direct or net; written or earned premium, direct or net; new business premium, direct or net; policy retention; premium retention; policies in force; pricing; underwriting income; investment income or yield; segment income; operating income; return on equity, investment, capital or assets; one or more operating ratios (including, without limitation, loss and loss adjustment expense ratio, catastrophe loss ratio, combined ratio, expense ratio, accident or calendar year); borrowing levels, leverage ratios or credit rating; financial strength rating; market share; productivity improvements; capital expenditures; cash flow; stock price; stockholder return; economic value added; surplus levels or growth; product development; sales of particular products or services; development of business goals; customer acquisition, satisfaction or retention; service levels or standards; leadership effectiveness; business development; or the occurrence of, or participation in the negotiation or effectuation of, any of: acquisitions and divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs, split-ups and the like, reorganizations, or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Compensation Committee may provide in the case of any award intended to qualify for such exception that one or more of the performance objectives applicable to an award will be adjusted in an objectively determinable manner to reflect events (for example, acquisitions and divestitures, catastrophes) occurring during the performance period of such award that affect the applicable performance objectives.

Transferability. Awards under the 2014 Stock Plan generally may not be transferred except by will or by the laws of descent and distribution. The Compensation Committee may permit the gratuitous transfer of awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 under the Securities Act of 1933.

Corporate Transactions and Change in Control. In the event of a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of the Company’s assets or a dissolution or liquidation of the Company (each, a “Covered Transaction”) or a “change in control” of the Company (as defined in the 2014 Stock Plan), the Compensation Committee may, among other things, provide for the continuation or assumption of outstanding awards, for new grants in substitution of outstanding awards, for the accelerated vesting or delivery of shares under awards or for a cash-out of outstanding awards, in each case on such terms and with such restrictions as it deems appropriate. Except as the Compensation Committee may otherwise determine, awards not assumed will terminate upon the consummation of such Covered Transaction or change in control.

Adjustment. In the event of certain corporate transactions (including, but not limited to, a stock dividend, stock split or combination of shares, recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of ASC 718), the Compensation Committee will make appropriate adjustments to the maximum number of shares that may be delivered under and the individual limits included in the 2014 Stock Plan, and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to awards, the exercise prices of such awards or any other terms of awards affected by such change. The Compensation Committee may also make the types of adjustments described above to take into account distributions to shareholders and events other than those listed above if it determines that such adjustments are appropriate to avoid distortion in the operation of the 2014 Stock Plan.

Amendment and Termination. The Compensation Committee can amend the 2014 Stock Plan or outstanding awards, or terminate the 2014 Stock Plan as to future grants of awards, except that the Compensation Committee will not be able alter the terms of an award if it would materially and adversely affect a participant’s rights under the award without the participant’s consent (unless expressly provided in the 2014 Stock Plan or reserved by the Compensation Committee at the time of grant). Shareholder approval will be required for any amendment to the extent such approval is required by law, including the Code or applicable stock exchange requirements.

Recoupment. Awards held by a participant are subject to forfeiture, termination and rescission, and a participant will be obligated to return to the Company payments received with respect to awards granted under the 2014 Stock Plan to the extent required by any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by law, regulation or applicable stock exchange listing standards.

Awards under other Plans. Nothing in the 2014 Stock Plan limits the Company’s ability to make any award to any person under any other plan or arrangement or on an ad hoc basis.

U.S. Federal Income Tax Consequences Relating to the 2014 Stock Plan

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the 2014 Stock Plan under current federal tax laws and certain other tax considerations associated with awards under the 2014 Stock Plan. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences, except as noted.

Restricted Stock. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. An 83(b) election must be made not later than thirty (30) days after the transfer of the shares to the participant and must satisfy certain other requirements. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. Fair market value for this purpose is determined without regard to the forfeiture restrictions. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

For purposes of determining capital gain or loss on a sale of shares awarded under the 2014 Stock Plan, the holding period in the shares begins when the participant realizes taxable income with respect to the transfer. The participant’s tax basis in the shares equals the amount paid for the shares plus any income realized with respect to the transfer. However, if a participant makes an effective 83(b) election and later forfeits the shares, the tax loss realized as a result of the forfeiture is limited to the excess of what the participant paid for the shares (if anything) over the amount (if any) realized in connection with the forfeiture.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With some exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

NSOs. In general, a participant has no taxable income upon the grant of an NSO but realizes income in connection with exercise of the option in an amount equal to the excess (at time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction. An ISO that is exercised more than three months after termination of employment (other than termination by reason of death) is generally treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in cancellation of a SAR will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares under Section 409A of the Code (“Section 409A”). If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

Section 162(m). Stock options, SARs and certain performance awards under the 2014 Stock Plan are generally intended to be exempt or eligible for exemption from the deductibility limits of Section 162(m). However, as discussed above in “Reasons for Seeking Shareholder Approval,” the Compensation Committee will have discretionary authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m).

Certain Change of Control Payments. Under Section 280G of the Code, the vesting or accelerated exercisability of options or the vesting and payments of other awards in connection with a change of control of a corporation may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the change in control, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of awards, may be subject to an additional 20% federal tax and may be non-deductible to the Company.

New Plan Benefits

No awards will be granted under the 2014 Stock Plan prior to its approval by our shareholders. The Compensation Committee has full discretion to determine the number and amount of awards to be granted to participants under the 2014 Stock Plan, subject to the limits described above under “Individual Limits,” “Non-Employee Director Limits” and other terms of the plan. Therefore, the future benefits or amounts that would be received by the executive officers and the groups named in the table below under the 2014 Stock Plan are not determinable at this time. The following table shows the awards that were made to such executive officers and groups under the 2006 Plan during the 2013 fiscal year:

Name	Stock Options	Full-value awards (performance awards measured at target)
Frederick Eppinger	140,000	38,000
Robert A. Stuchbery	—	10,646
David B. Greenfield	47,500	13,600
J. Kendall Huber	26,250	7,500
Andrew S. Robinson	26,250	7,500
Maria Zuraitis	45,000	12,900
All current executive officers as a group	324,250	102,446
All current non-employee directors as a group	—	27,759
All other employees, excluding executive officers and directors, as a group	168,550	136,564

Required Vote

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of the 2014 Stock Plan. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

The Board recommends a vote FOR the approval of this proposal.

ITEM III

APPROVAL OF THE CHAUCER SHARE INCENTIVE PLAN

At the Annual Meeting, shareholders will be asked to approve the Chaucer Share Incentive Plan (the “Chaucer SIP”). The Chaucer SIP was initially established by Chaucer Holdings PLC (“Chaucer”), a U.K. subsidiary of the Company, on October 12, 2011, was amended on January 31, 2012 and approved by our Board, pending shareholder approval at the Annual Meeting, on February 19, 2014. Currently, the Chaucer SIP is administered as a sub-plan under the 2006 Plan and shares issued under the Chaucer SIP reduce the number of shares available under our 2006 Plan, which will be replaced by the 2014 Stock Plan if shareholders approve the 2014 Stock Plan, as described more fully in Item II of this Proxy Statement.

The purpose of the Chaucer SIP is to provide qualifying employees of Chaucer and certain of its eligible subsidiaries with the opportunity to acquire shares of our Common Stock on a U.K. tax-advantaged basis, and thereby acquire an interest in the future of the Company. The Chaucer SIP is only open to U.K. resident taxpayers. The Chaucer SIP has been approved by HM Revenue & Customs, the U.K. tax authority. If shareholders approve the Chaucer SIP, we would not expect to use the 2006 Plan or the 2014 Stock Plan to satisfy future awards under the Chaucer SIP.

The maximum aggregate number of shares of our Common Stock that may be issued under the Chaucer SIP will be 750,000 shares (the “Chaucer Share Pool”), subject to adjustment as provided for in the plan. The Chaucer Share Pool represents 1.7% of the total number of shares of our Common Stock outstanding as of February 28, 2014. In establishing the Chaucer Share Pool, the Board considered the potential dilutive impact to shareholders, the projected participation rate over the ten-year term of the plan, and equity plan guidelines established by certain proxy advisory firms.

A copy of the Chaucer SIP is attached as Annex II. The following description of certain features of the Chaucer SIP is qualified in its entirety by reference to the full text of the plan.

Summary of the Chaucer SIP

Administration. The Chaucer SIP is administered by the Compensation Committee, which has the right to, among other things, determine, within U.K. statutory guidelines, eligibility for participation in the Chaucer SIP, grant awards and establish vesting conditions for awards. Pursuant to delegation authority under the Chaucer SIP, the Compensation Committee may delegate certain of its administrative functions and duties to such persons as it deems appropriate. The Compensation Committee has delegated certain of its administrative duties, subject to its review and supervision, to the board of directors of Chaucer Syndicates Limited as well as to the trustee of the Chaucer SIP.

Shares Subject to the Plan. The maximum number of shares of our Common Stock that may be issued under the Chaucer SIP is 750,000 shares, subject to adjustment as provided in the plan. Shares delivered under the Chaucer SIP may consist of authorized but unissued shares or treasury shares or may consist of shares purchased in the open market. Any shares issued to a participant under the Chaucer SIP after May 20, 2014 which are forfeited by the participant will once again be available for issuance under the Chaucer SIP. On March 10, 2014, the closing price of our Common Stock as reflected on the NYSE was $59.66.

Shares of our Common Stock acquired by a participant under the Chaucer SIP are held in trust by the trustee of the Chaucer SIP until such shares are transferred from the trust to the participant in accordance with the rules of the Chaucer SIP.

Eligibility. Participation in the Chaucer SIP is open to all employees of Chaucer and certain of its eligible subsidiaries who satisfy eligibility requirements established by the plan. As of March 10, 2014, approximately 800 employees were eligible to participate in the Chaucer SIP. Employees of The Hanover Insurance Company are generally not eligible to participate in the Chaucer SIP.

Term. No awards will be made after May 20, 2024, but previously granted awards may continue beyond that date in accordance with their terms.

Types of Awards. There are four types of awards under the Chaucer SIP:

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Partnership Shares. A participant may invest in shares of our Common Stock by contributing any amount from £10 up to the maximum amount permitted under applicable law (currently, £125, and effective April 6, 2014, £150) per month from his or her pre-tax salary to purchase shares of our Common Stock, up to an annual maximum prescribed by applicable law (currently £1,500, and effective April 6, 2014, £1,800), but in no event more than 10% of the participant’s salary;

•	Matching Shares. The Compensation Committee may choose from time to time to award shares of Common Stock at a ratio of up to two matching shares for each partnership share acquired by a participant;
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Free Shares. The Compensation Committee may, at its sole discretion, choose to award shares to a participant with a value up to an annual maximum prescribed by law (currently £3,000, and effective April 6, 2014, £3,600). An award of free shares may be subject to performance and other vesting conditions and must be offered on similar terms to all eligible employees; and

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Dividend Shares. Any dividends paid on shares of our Common Stock held by a participant while such shares remain in the trust associated with the Chaucer SIP may be re-invested in shares of our Common Stock, at the election of a participant.

Transferability and Holding Periods. Shares of Common Stock acquired under the Chaucer SIP are freely transferable once they have been withdrawn from the trust. There are restrictions, however, on when a participant may withdraw Common Stock from the trust, and certain shares of Common Stock will be subject to less advantageous U.K. tax treatment if they are withdrawn from the trust before the end of certain specified holding periods.

Upon cessation of employment with Chaucer or a subsidiary participating in the Chaucer SIP, a participant must withdraw his or her shares from the trust. Depending on the reason for the cessation of employment, the type of award, and any applicable holding period, the participant’s shares may be subject to forfeiture or to less advantageous U.K. tax treatment upon such withdrawal.

Adjustment. In the event of any variation in the ordinary share capital of the Company or any capitalization of profits or reserves by way of consolidation, sub-division, bonus issue, stock dividend, stock split, recapitalization, reduction of the Company’s ordinary share capital or other capital change, or in respect of any discount element in any rights issue, the Compensation Committee may adjust the shares available for issuance under the Chaucer SIP in such manner and with effect from such date as the Compensation Committee determines to be appropriate.

Amendment and Termination. The Compensation Committee may amend the Chaucer SIP at any time except if such amendment would cause the Chaucer SIP to cease to become an “Employees’ Share Scheme” under U.K. law, if it would materially adversely affect the rights of participants (unless participants are given the opportunity to, and a majority do, approve the amendment or the amendment is one of certain permitted non-material amendments), or if it would offend the rule against perpetuities. Any amendment that requires the approval of the HM Revenue & Customs will not be effective until such approval is obtained.

The Board may terminate the Chaucer SIP at any time by issuing a termination notice to the trustee.

New Plan Benefits. Because benefits under the Chaucer SIP depend, in part, on employees’ elections to participate in the plan, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. However, during 2013, the plan had approximately 285 participants and issued, through the 2006 Plan, an aggregate of 28,603 shares. Currently, only one executive officer of the Company, Robert Stuchbery, is eligible to participate in the Chaucer SIP.

U.K. Income Tax Consequences Relating to the Chaucer SIP

The following discussion summarizes certain material U.K. tax consequences of awards under the Chaucer SIP. The summary does not cover U.S. federal tax that may be associated with the Chaucer SIP, or state or local taxes.

No U.K. income tax or national insurance contributions (“NICs”) are payable when a participant acquires shares under the Chaucer SIP, and U.K. capital gains tax is not payable on any increase in the value of shares while they are held in the Chaucer SIP trust.

If shares are withdrawn from the Chaucer SIP trust before certain holding periods are met, U.K. income tax and NICs may be payable on some or all of the value of the shares withdrawn, depending on the circumstances. No income tax or NICs will be payable on dividend shares withdrawn after the completion of a three-year holding period. No income tax or NICs will be payable on partnership shares, matching shares or free shares withdrawn after the completion of a five-year holding period.

Partnership shares withdrawn before the completion of a three-year holding period will normally be subject to U.K. income tax and NICs on the value of the shares calculated based on the market value of the shares on the day of the withdrawal. Partnership shares withdrawn during the period of three years and five years following the date of acquisition will normally be subject to U.K. income tax and NICs on the lesser of the market value on the day of the withdrawal and the amount paid to acquire the shares.

Matching shares and free shares withdrawn during the period of between three years and five years following the date of acquisition will normally be subject to U.K. income tax and NICs on the lesser of the market value of the shares on the day of the withdrawal and the day on which the shares were acquired. Matching shares and free shares may only be withdrawn prior to the completion of a three-year holding period in certain specified circumstances, in which case such withdrawal will be free from U.K. income tax and NICs.

Dividend shares withdrawn before the completion of a three-year holding period may be subject to U.K. income tax, depending on the participant’s marginal rate of tax.

Dividends on shares of our Common Stock may be subject to U.S. withholding tax.

Required Vote

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of the Chaucer SIP. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

The Board recommends a vote FOR the approval of this proposal.

ITEM IV

APPROVAL OF THE HANOVER INSURANCE GROUP

2014 EMPLOYEE STOCK PURCHASE PLAN

At the Annual Meeting, shareholders will be asked to approve the adoption of The Hanover Insurance Group 2014 Employee Stock Purchase Plan (the “Hanover ESPP”). The Hanover ESPP was adopted by our Board on February 19, 2014 and will become effective upon receiving shareholder approval at our Annual Meeting.

The purpose of the Hanover ESPP is to enable eligible employees of the Company and of certain of its subsidiaries to purchase shares of our Common Stock and thereby acquire an interest in the future of the Company. The Hanover ESPP is intended to meet the requirements of Section 423 of the Code.

The maximum aggregate number of shares of our Common Stock that may be purchased under the Hanover ESPP will be 2,500,000 (the “ESPP Share Pool”), subject to adjustment as provided for in the plan. The ESPP Share Pool represents 5.7% of the total number of shares of our Common Stock outstanding as of February 28, 2014. In establishing the ESPP Share Pool, the Board considered the potential dilutive impact to shareholders, the projected participation rate over the ten-year term of the plan, equity plan guidelines established by certain proxy advisory firms and advice provided by F.W. Cook.

The full text of the Hanover ESPP is set forth in Annex III. The following description of certain features of the Hanover ESPP is qualified in its entirety by reference to the full text of the plan.

Summary of the Hanover ESPP

Administration. The Hanover ESPP will be administered by the Compensation Committee, which will have the right to determine questions that may arise regarding the interpretation and application of plan provisions and to make, administer and interpret such rules as it deems necessary or advisable. The Compensation Committee may delegate its authority under this plan to a sub-committee comprised of one or more of its members, to members of our Board, or to officers or employees of the Company to the extent permitted by law.

Shares Subject to the Plan. Subject to adjustment, the ESPP Share Pool is 2,500,000 shares of our Common Stock. Shares delivered upon exercise of options under the Hanover ESPP may be either shares of authorized but unissued Common Stock, treasury stock, or Common Stock acquired in an open-market transaction, all as our Board may determine. If any option granted under the Hanover ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Common Stock will again be available for purchase pursuant to the exercise of options under the Hanover ESPP. On March 10, 2014, the closing price of our Common Stock as reflected on the NYSE was $59.66.

Eligibility. Participation in the Hanover ESPP will be limited to eligible employees who (a) customarily work 20 hours or more per week and for more than 5 months per calendar year, and (b) satisfy the requirements set forth in the Hanover ESPP. Any employee who owns (or is deemed under statutory attribution rules to own) stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its subsidiaries will not be eligible to participate in the Hanover ESPP. As of March 10, 2014, approximately 4,300 employees would be eligible to participate in the ESPP, including all of our executive officers, other than Robert Stuchbery. Employees of Chaucer are not eligible to participate in the Hanover ESPP.

General Terms of Participation. The Hanover ESPP allows eligible employees to purchase shares during certain offering periods, which generally will be six-month periods commencing January 1 and ending June 30 and commencing July 1 and ending December 31 of each year. During each offering period, eligible employees will be given the option to purchase up to 500 shares of our Common Stock (or such lesser number as the Compensation Committee may prescribe). Prior to the start of an offering period, the Compensation Committee will set the purchase price of each share of our Common Stock to be 85% (or such greater percentage as specified by the Compensation Committee) of one of the following: (a) the fair market value of a share of our Common Stock on date the option is granted, which will be the first day of the offering period, (b) the fair market value of a share of our Common Stock on the exercise date, which will the last day of the offering period, or (c) the lesser of (a) and (b). In order to participate in the Hanover ESPP, an eligible employee must execute and deliver to the administrator a payroll deduction and participation authorization form as prescribed by the administrator. The payroll deduction and participation authorization form must be delivered to the administrator no later than ten business days prior to the first day of the offering period (or such other period specified by the Compensation Committee).

The Compensation Committee has the discretion to change the initial date and exercise dates of offering periods, the purchase price, the maximum number of shares that may be purchased per option period, the maximum amount of payroll authorizations per option period (including the definition of compensation) and may change the duration of any offering periods without shareholder approval.

Participants in the Hanover ESPP will pay for shares of our stock through payroll deductions. Participants may elect to authorize payroll deductions between 1% and 10% of the participant’s total base compensation per payroll period, including base pay or base salary, overtime, and shift differentials. During an offering period the amount of payroll deductions may not be changed. An authorization of payroll deductions will remain in effect for subsequent offering periods unless a participant terminates the authorization by timely delivering written notice to the Company. Upon cancellation, any amount withheld from a participant’s compensation will be returned to the participant, without interest, as soon as administratively practicable. Upon termination of employment prior to an exercise date for an offering period, a participant’s option will be cancelled automatically, and the balance of his or her withholding account will be returned, without interest, as soon as administratively practicable.

Transfer Restrictions on Stock Acquired under the Hanover ESPP. For participants who have acquired shares of our Common Stock under the Hanover ESPP, there is a required minimum six-month holding period (or such other length as may be determined by the Compensation Committee), during which the participant may not sell or transfer the shares of Common Stock, other than by will or by the laws of descent and distribution.

In addition, for such period determined by the Compensation Committee, Common Stock acquired under the Hanover ESPP cannot be transferred from the account where the shares are initially held until such shares are sold through the Hanover ESPP’s custodian and record keeper.

Adjustment. In the event of any change in the outstanding Common Stock by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available for purchase under the Hanover ESPP, the maximum number and type of shares purchasable during an offering period, and the purchase price per share will be appropriately adjusted.

Change of Control. In the event of a merger or similar transaction or change of control, the Compensation Committee will provide that any outstanding option will be assumed or substituted for, or will be cancelled with a return of any amounts contributed by or withheld from the compensation of a participant, or that the option period will end before the date of the proposed sale or merger.

Amendment; Termination. Our Board has discretion to amend the Hanover ESPP to any extent and in any manner it may deem advisable, provided that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 of the Code will require shareholder approval.

New Plan Benefits. Because benefits under the Hanover ESPP depend on employees’ elections to participate in the plan and the fair market value of the shares of our Common Stock at various future dates, it is not possible to determine future benefits that will be received by executive officers and other employees under the plan. No employee may purchase shares under the Hanover ESPP in an amount that exceeds $25,000 in fair market value in any calendar year.

U.S. Federal Income Tax Consequences Relating to the Hanover ESPP

The following is a summary of some of the material federal income tax consequences associated with the grant and exercise of awards under the Hanover ESPP under current federal tax laws and certain other tax considerations associated with awards under the Hanover ESPP. The summary does not address tax rates or non-U.S., state or local tax consequences, nor does it address employment tax or other federal tax consequences except as noted.

The Hanover ESPP is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Assuming that the Hanover ESPP is and remains so qualified, no taxable income will be recognized by a participant until the sale or other disposition of the shares of Common Stock purchased under the ESPP.

If Common Stock acquired under the Hanover ESPP is disposed of more than two years after the option grant date and more than one year after the purchase date, or if the participant dies while holding such Common Stock, the participant (or his or her estate) will recognize ordinary income in amount equal to 15% (or such other percentage equal to the applicable purchase price discount) of the value of the Common Stock on the option grant date, or, if less, the excess of the fair market value of the shares at the time of disposition (or death) over the purchase price. Any additional gain, or any loss, recognized in the disposition will be treated as a long-term capital gain or loss.

If Common Stock acquired under the Hanover ESPP is disposed of within the two years following the applicable option grant or within one year after the purchase date, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the purchase price. Any additional gain, or any loss, recognized in the disposition will be treated as a capital gain or loss and, depending on how long the participant had held the Common Stock, as long-term or short-term.

The Company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of Common Stock prior to the expiration of the holding periods described above.

Required Vote

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of the Hanover ESPP. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

The Board recommends a vote FOR the approval of this proposal.

ITEM V

APPROVAL OF THE HANOVER INSURANCE GROUP

2014 EXECUTIVE SHORT-TERM INCENTIVE COMPENSATION PLAN

At the Annual Meeting, shareholders will be asked to approve the adoption of The Hanover Insurance Group 2014 Executive Short-Term Incentive Compensation Plan (the “2014 STIC Plan”). Performance-based compensation is a key element of our compensation philosophy. As an element of this performance-based compensation, our officers and key employees are eligible for performance-based annual cash incentives. The 2014 STIC Plan was adopted by the Compensation Committee on February 18, 2014 and will become effective upon receiving shareholder approval at the Annual Meeting. The 2014 STIC Plan is a short-term executive compensation plan that is intended to motivate participating executives to achieve pre-established corporate and other performance goals that are critical to our business. The 2014 STIC Plan is also intended to tie a participating executive’s goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives.

At the 2009 Annual Meeting of Shareholders, our shareholders approved the 2009 Short-Term Incentive Compensation Plan (the “2009 STIC Plan”) in order to satisfy one of the requirements of Section 162(m) that plans like these short-term incentive compensation plans be approved by shareholders at least every five years. Upon approval of the 2014 STIC Plan, annual incentive compensation awards will no longer be granted under the 2009 STIC Plan. Section 162(m) generally provides that compensation provided to a publicly held corporation’s CEO or any of its three most highly paid named executive officers (other than its CEO or CFO) (the “Covered Officers”) is not deductible by the corporation for U.S. income tax purposes for any taxable year to the extent it exceeds $1 million. This limitation does not apply to compensation that qualifies as exempt performance-based compensation by meeting certain requirements under Section 162(m), including the requirement that the material terms of the related performance goals be disclosed to and approved by shareholders every five years. For the 2014 STIC Plan, these terms are described below under “Administration; Eligible Employees,” “Performance Criteria,” and “Determination of Awards”. Shareholders are being asked to approve, among other material terms, a set of business criteria on which performance goals may be based for awards under the 2014 STIC Plan. Although shareholder approval is one of the requirements for exemption under Section 162(m), even with shareholder approval there can be no guarantee that compensation will be treated as exempt performance-based compensation under Section 162(m). Furthermore, the Compensation Committee will continue to have authority to provide compensation that is not exempt from the limits on deductibility under Section 162(m). If shareholders do not approve this Item V, we may not have the ability to make awards under our short-term incentive compensation programs that qualify as performance-based compensation under Section 162(m) after our Annual Meeting; accordingly, a portion of compensation payable under such programs may not be deductible for federal income tax purposes, which would result in an increase in our expenses.

The full text of the 2014 STIC Plan is set forth in Annex IV. The following description of certain features of the 2014 STIC Plan is qualified in its entirety by reference to the full text of the plan.

Summary of the 2014 STIC Plan

Administration; Eligible Employees. The 2014 STIC Plan will be administered by the Compensation Committee, together with such other committee or committees of the Board as the Board may designate (the Compensation Committee, together with any such other committee or committees, if applicable, the “Administrator”). The Administrator shall interpret the 2014 STIC Plan, although it may delegate to management non-discretionary administrative functions. Only officers of the Company (as defined under Rule 16a-1(f) of the Exchange Act and so designated by the Board) are eligible to participate in the 2014 STIC Plan. As of March 10, 2014, ten officers of the Company would be eligible to participate in the 2014 STIC Plan.

Performance Criteria. The Administrator will select the performance criterion or criteria for any individual participant and the formulas for determining the amount of payment that the Administrator may award for performance during any award period not later than 90 days after the commencement of an award period, but in no case after 25% of the award period has elapsed (the “Establishment Period”). The 2014 STIC Plan provides that grants of performance awards may be made based upon, and subject to achieving, “performance objectives” over a specified performance period. Performance objectives that the Administrator may use shall be set forth in terms of an objectively determinable (whether by reference to audited financials, ratings or surveys prepared by an unaffiliated rating or survey service, or otherwise) measure of performance relating to any, or any combination of, the following (measured either on an absolute basis and/or relative basis and/or by reference to an index or indices or other measure, based upon internal targets, the past performance of the Company and/or the past or current performance of other companies and determined either on a consolidated basis or, as the context permits, on a divisional, segment, subsidiary, line of business, project, individual, geographical or adjusted basis or in combinations thereof): sales; revenues; assets; expenses; book value; risk management; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, or capital gains or losses, determined on the basis of operations, continuing operations or otherwise and on an aggregate or per share basis; written or earned premium growth, direct or net; written or earned premium, direct or net; new business premium, direct or net; policy retention; premium retention; policies in force; pricing; underwriting income; investment income or yield; segment income; operating income; return on equity, investment, capital or assets; one or more operating ratios (including, without limitation, loss and loss adjustment expense ratio, catastrophe loss ratio, combined ratio, expense ratio, accident or calendar year); borrowing levels, leverage ratios or credit rating; financial strength rating; market share; productivity improvements; capital expenditures; cash flow; stock price; stockholder return; economic value added; surplus levels or growth; product development; sales of particular products or services; development of business goals; customer acquisition, satisfaction or retention; service levels or standards; leadership effectiveness; business development; or the occurrence of, or participation in the negotiation or effectuation of, any of: acquisitions and divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs, split-ups and the like, reorganizations, or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings.

To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any award intended to qualify for such exception that one or more of the performance objectives applicable to an award will be adjusted in an objectively determinable manner to reflect events (for example, acquisitions and divestitures, catastrophes) occurring during the performance period of such award that affect the applicable performance objectives.

Determination of Awards. By not later than the end of the Establishment Period, the Administrator will select, from among the Company’s executive officers, those persons who will participate in the 2014 STIC Plan for an award period and designate for each such participant a specific percentage of the participant’s base or year end salary as such participant’s potential award (a “Potential Award”). An individual participant’s Potential Award in any award period is limited to the lesser of $4,500,000 or 300% of the participant’s base salary or year end salary rate, as determined by the Administrator. When the Company’s financial results (or other relevant metrics) for a given award period have been determined, the Administrator will determine, and certify in writing, whether the pre-established performance goals and objectives have been satisfied in such period with respect to the Covered Officers. The actual bonus award for any participant will be determined based upon the pre-established compensation formula or methods. In determining the actual award for the Covered Officers, the Administrator may exercise discretion to reduce (but not increase) the award from the dollar amount of the potential award for such participants. The Administrator may use discretion to reduce or to increase awards to other participants in the 2014 STIC Plan. The Administrator may base any reduction on the Company’s financial performance, the participant’s performance, competitive compensation levels, or any other basis determined by the Administrator in its sole discretion. Awards may be paid in cash, or if permitted by the Company’s 2014 Stock Plan (or its successor plan), in Common Stock or a combination of the foregoing as determined by the Administrator.

Amendment; Termination. The 2014 STIC Plan will remain in effect until terminated by the Board. The Compensation Committee may amend the Plan at any time. Amendments will be conditioned on shareholder approval only to the extent, if any, such approval is required by law.

Recoupment. Awards held by a participant are subject to forfeiture, termination and rescission, and a participant will be obligated to return to the Company payments received with respect to awards granted under the 2014 STIC Plan to the extent required by any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by law, regulation or applicable stock exchange listing standards.

New Plan Benefits. The benefits or amounts, if any, that may be received by or allocated to the CEO, the NEOs and all current executive officers as a group are not presently determinable. If the 2014 STIC Plan had been in effect in 2013, the awards received by the Company’s executive officers would have been identical to the awards actually received by such persons for 2013. The Summary Compensation Table on page 67, under the heading “Non-Equity Incentive Plan Compensation,” lists the 2013 annual cash incentive awards paid to our CEO and the other NEOs.

Awards under other Plans. Nothing in the 2014 STIC Plan limits the Company’s ability to make any award to any person (including a participant in the 2014 STIC Plan) under any other plan or arrangement or on an ad hoc basis.

Required Vote

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of the 2014 STIC Plan. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

The Board recommends a vote FOR the approval of this proposal.

ITEM VI

ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

At each of our last three Annual Meetings, we provided our shareholders with the opportunity to cast an advisory vote regarding the compensation of our NEOs. At each meeting, our shareholders overwhelmingly approved the proposal, with more than 95% of the votes cast voting in favor of each of the proposals. As required by Section 14A of the Exchange Act, we are again seeking advisory shareholder approval of the compensation of our NEOs as disclosed in the section of this Proxy Statement entitled “Executive Compensation.” Shareholders are being asked to vote on the following advisory vote:

Voted:	That the shareholders advise that they approve the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure includes the Compensation Discussion and Analysis, the compensation tables, and any related material).

A substantial percentage of our NEOs’ compensation is directly tied to the performance of our share price and the attainment of financial and other performance measures that the Board believes promote long-term shareholder value and position us for long-term success. As described more fully in the Compensation Discussion and Analysis, the mix of fixed and performance-based compensation, the terms of our short- and long-term incentive compensation programs, and the weighting of overall compensation toward equity awards, are all designed to enable us to attract and retain top talent while balancing risk and reward. The Compensation Committee and the Board believe that the design of the programs, and the compensation awarded to the NEOs under the current programs, fulfills these objectives.

Shareholders are urged to read the Compensation Discussion and Analysis section beginning on page 47, which discusses in detail how our compensation policies and procedures support our compensation philosophy.

Although the vote is non-binding, the Board and the Compensation Committee will consider the voting results in connection with their ongoing evaluation of the Company’s compensation programs. We currently intend to hold advisory votes on executive compensation annually. Accordingly, the next such vote will be held at the Company’s 2015 Annual Meeting of Shareholders.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of this proposal. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

The Board recommends a vote FOR the approval of this proposal.

ITEM VII

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of PricewaterhouseCoopers LLP (“PwC”) has been appointed by the Audit Committee of the Board to be our independent registered public accounting firm for 2014. Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

The Board is submitting the appointment of PwC as our independent registered public accounting firm for 2014 to the shareholders for their ratification. The Audit Committee of the Board bears the ultimate responsibility for selecting the firm and will make the selection it deems best for the Company and its shareholders. Should the shareholders fail to ratify the appointment of PwC, the Audit Committee will reconsider the appointment and may retain PwC or another accounting firm without resubmitting the matter to shareholders. Similarly, ratification of the selection of PwC as the independent registered public accounting firm does not limit the Audit Committee’s ability to change this selection in the future.

The affirmative vote of a majority of the votes properly cast (in person or by proxy) is required for approval of this proposal. Abstentions, because they are not votes cast, are not counted for this proposal and will have no effect on the outcome.

The Board recommends that you vote FOR the approval of this proposal.

Fees Incurred from PricewaterhouseCoopers LLP

The following table shows the fees paid or accrued for the audit and other services provided by PwC for 2013 and 2012:

	2013	2012
Audit Fees (1)	$4,004,872	$3,903,000
Audit-Related Fees (2)	239,200	62,000
Tax Fees (3)	—	18,000
All Other Fees (4)	165,761	134,000

(1)	Audit fees represent fees for professional services provided in connection with the audit of our financial statements, including the audit of the internal controls over financial reporting, the review of our quarterly financial statements, and audit services provided in connection with other statutory or regulatory filings.
(2)	Audit-related fees consisted primarily of attestation services, services provided in connection with reviews by state insurance departments, and other consulting services.
(3)	Tax fees consist of IRS interest calculation reviews.
(4)	Other services included miscellaneous consulting services and purchased software.

Pre-Approval Policy

The Audit Committee is required to pre-approve all services performed by the independent auditor. At the beginning of each annual audit cycle, the Audit Committee pre-approves certain categories of audit, audit-related and other services, but such projects within these categories with fees equal to or greater than $250,000 must be specifically approved.

The Chair of the Audit Committee (or, in his absence, any other member of the Audit Committee) has the authority to pre-approve other audit-related and non-audit services to be performed by our independent auditors and associated fees, provided that such services are not otherwise prohibited and any decisions to pre-approve such audit-related or non-audit services and fees are reported to the full Audit Committee at its next regular meeting. During 2013, the Audit Committee pre-approved all services performed by the independent auditor, including non-audit services, in accordance with the policy set forth above. The Audit Committee reviews and considers aggregate fees for all audit-related and non-audit services compared to the overall audit fee in assessing the independence of PwC.

Audit Committee Report

Review of Audited Financial Statements with Management

The Audit Committee reviewed and discussed with management the audited financial statements of the Company for the year ended December 31, 2013.

Review of Financial Statements and Other Matters with Independent Auditors

An integral part of the audit process is to ensure that the Audit Committee receives information regarding the scope and results of the audit. Various communication requirements pertaining to the conduct of an audit exist to enhance the information flow and to assist the Audit Committee in discharging its oversight responsibility. In this regard, the Audit Committee discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP, the matters required to be discussed by Auditing Standards No. 16, Communication with Audit Committees, issued by the Public Company Accounting Oversight Board (“PCAOB”). The Audit Committee also received written disclosures and a letter from PricewaterhouseCoopers LLP regarding its communications with the Audit Committee concerning independence from the Company, pursuant to applicable requirements of the PCAOB, and has discussed with PricewaterhouseCoopers LLP its independence from the Company. The Audit Committee has considered whether the provision of the non-audit professional services to the Company in 2013 is compatible with maintaining PricewaterhouseCoopers LLP’s independence from the Company.

Recommendation that Financial Statements be Included in the Annual Report

Based on the reviews and discussions referred to above and relying thereon, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 for filing with the SEC.

Other Matters

The Audit Committee satisfied its responsibilities under its Charter for the year 2013.

In accordance with the rules of the SEC, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

February 21, 2014

AUDIT COMMITTEE

Joseph R. Ramrath, Chair

Neal F. Finnegan

Harriett “Tee” Taggart

The Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that THG specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

The Compensation Committee (the “Committee”), in consultation with the Board’s Committee of Independent Directors (the “CID”), is responsible for reviewing and establishing our executive compensation practices and policies. More specifically, the Committee is responsible for approving the compensation levels for our executive officers, including those identified in the Summary Compensation Table on page 67 (“named executive officers”, or “NEOs”), subject, in the case of the CEO, to ratification by the CID. Although this discussion and analysis refers principally to compensation for our NEOs, the same general compensation principles and practices apply to all of our executive officers.

The discussion of our results in this CD&A includes a discussion of our operating income, ex-cat operating income, ex-cat combined ratio, and book value per share, excluding accumulated other comprehensive income. Each of these financial measures is a non-GAAP financial measure. Reconciliations to the closest GAAP measure and/or an explanation of how we calculate these measures are contained in Appendix A to this Proxy Statement.

Executive Summary and Overview

Fiscal 2013 Highlights

After several difficult years for both THG and the industry, 2013 proved to be one of our best years in recent history with solid contributions from virtually every component of our business. Highlights include:

•	pre-tax operating earnings of $393.4 million, approximately 20% above planned earnings;
•	net income of $251.0 million—the highest level in our Company’s history;
•	4.2% net written premium growth;
•	improvement in combined ratio by 7.7 points to 96.7% and “ex-cat” combined ratio by 2.1 points to 93.6%;
•	increased our quarterly dividend by 12% and repurchased over 1.6 million shares of Common Stock at a cost of $78 million;
•	Common Stock share price appreciated 54%;
•	book value per share increased 1.4% (8.1%, excluding accumulated other comprehensive income); and
•	executed on several significant strategic priorities discussed below.

2013 Pay Decisions

During 2013, we maintained our commitment to “pay for performance”, continuing to emphasize variable performance-based compensation over fixed pay, and further aligning our compensation programs with evolving best practices. To that end, during 2013:

•	base salaries for our NEOs, as a group, increased only 2.2% (with no increase for our CEO);
•	total target compensation for our NEOs, as a group, did not increase (with no increase for our CEO);
•

the variable compensation opportunity for our NEOs, collectively, remained at approximately three-quarters of their total target compensation package, approximately two-thirds of which was in the form of long-term equity-based compensation tied to stock performance;

•

reflecting our strong financial performance during 2013, short-term incentive compensation for our NEOs, as a group (excluding Ms. Zuraitis who resigned in May 2013), was paid at approximately 127% of target levels;

•	performance-based restricted stock units (“PBRSUSs”) for the performance period of 2011-2013 were earned at 75.1% of target;
•

reflecting THG’s strong relative total shareholder return (top quartile), and Chaucer’s strong performance (17.7% average Chaucer ROE (as defined below)) during the 2012 to 2013 performance period, one-half of Mr. Stuchbery’s 2012 PBRSUs vested at 150% of target and the second half vested at 127% of target; and

•

in order to reduce the dilutive impact of option exercises and to further align his interests with the long-term interests of our shareholders, Mr. Eppinger elected to “net exercise” all of his options that were scheduled to expire in 2013 and 2014 rather than the more traditional “exercise and sell”. As a result, Mr. Eppinger received no cash in connection with the exercises and increased his direct ownership by 97,057 shares.

Additionally, our compensation decisions reflect, in part, the overwhelming support our shareholders have expressed by approving our “say on pay” votes in each of the last three years. In each year, more than 95% of the shares cast on these proposals were voted in favor of our executive pay programs and practices.

Relationship Between Pay and Performance

One of the primary objectives in the design and implementation of our executive compensation program is to ensure that there exists a meaningful relationship between the compensation earned by our executives and the overall success of our organization. This objective, however, must be weighed against other important considerations, such as the need to reward individual achievement, recognize the longer-term value of achieving certain strategic and operating objectives, attract and retain key executives and maintain stability in our organization. The Committee also gives consideration to events or circumstances that the Company has limited ability to manage, such as unusual weather-related losses and catastrophes. In an effort to achieve these objectives, we design our executive compensation program with what we believe is an appropriate mix of fixed versus variable compensation elements.

Over the past three years, variable compensation opportunities (long-and short-term incentive target awards) have comprised approximately three-quarters of our NEOs’ total target annual compensation, approximately two-thirds of which has been in the form of long-term equity awards tied to stock performance. We believe tying such a large portion of our NEOs’ target earnings opportunity to variable compensation, while providing competitive levels of base salary, strikes an appropriate balance and has resulted in a meaningful relationship between the Company’s performance over the period and pay actually earned and realized by our executives.

To demonstrate the relationship between pay and performance, various compensation consultants and proxy advisory firms have promoted the use of various “realized”, “realizable” or “earned” pay formula analyses. We believe such an analysis is useful and may serve as a valuable tool to measure the effectiveness of our compensation program design, but recognize that no standard definition of “realized”, “realizable” or “earned” pay has emerged, and each variation utilized by consultants and proxy advisory firms has significant flaws. Accordingly, rather than devise and illustrate alternative formulaic measures, we believe an examination of salary levels and variable compensation earnings over the past three years sufficiently demonstrates the connection between our overall performance and the amounts earned by our NEOs.

During 2011 and 2012, we made great progress in our journey to become a world-class property and casualty carrier. We grew net written premiums by 43.3%, dramatically diversified our geographic footprint and product offerings, improved our mix of business, increased book value per share by 8.0% and strengthened our balance sheet. Additionally, we returned $147.7 million to our shareholders in the form of dividends and stock repurchases. During the same period, however, in large part due to the unprecedented level of weather-related losses, low investment yield driven by historically low interest rates and a soft pricing market, our earnings did not meet our expectations, and our stock performance suffered.

In 2013, however, as weather and pricing improved and we began to recognize meaningful benefits from the many strategic initiatives made during the past several years, including the Chaucer acquisition, our earnings exceeded our internal projections and our stock price appreciated significantly. We believe, in part as demonstrated below, that our compensation programs appropriately reward our executives when the Company performs and our shareholders benefit, while adequately balancing the need to recognize accomplishments and retain our executives in years when our overall financial performance does not meet expectations.

•	base salaries for our NEOs as a group, which represent on average approximately 30% of our NEOs’ total target annual compensation, increased on average only 2.6% per year during the 2011-2013 period;
•

PBRSUs, which on average represented approximately 40% of the annual target long-term award for our NEOs*, vested at 0% of target for each of the three-year performance periods ending on December 31, 2011 and 2012, and all awards were forfeited. For the three-year performance period ending December 31, 2013, however, PBRSUs vested at 75.1% of target (only one-half of which vested in 2014);

•

short-term incentive compensation awards for NEOs as a group during the 2011-2013 period, which represented on average approximately 25% of the NEOs’ total target annual compensation, were paid at approximately 60% (two-thirds of which was paid in shares subject to a two-year vesting period), 40% and 127% of target respectively*†; and

•

reflecting the fact that our stock price depreciated in 2011 and 2012, the in-the-money value of stock options that vested in 2011 represented 0% of their grant date fair value (as measured on December 31, 2011), and those that vested in 2012 represented 50% of their grant date fair value (as measured on December 31, 2012). Conversely, with the 54% increase in stock price in 2013, the in-the-money value of stock options that vested in 2013 represented 205% of their grant date fair value (as measured on December 31, 2013).

*Excludes compensation data with respect to Mr. Stuchbery since his compensation is more directly linked to the performance of the Chaucer business unit.

†Excludes compensation data with respect to Ms. Zuraitis, who resigned on May 10, 2013.

Other Significant Compensation Practices

•

our long-term equity incentives, including performance-based incentives, generally vest over a period of three years to ensure that our executives maintain a long-term view of shareholder value creation and to encourage retention;

•

we maintain a clawback policy under which NEOs are required, in certain circumstances, to return incentive compensation payments if our financial statements are restated as a result of their wrongdoing;

•	we only provide limited perquisites for our executives;
•

other than with respect to Mr. Stuchbery, whose agreement is customary in the United Kingdom and was already in place when we acquired Chaucer in July 2011, none of our NEOs have employment agreements;

•

executives are prohibited from pledging any of their THG shares or hedging their exposure to ownership of, or interests in, our stock and from engaging in speculative transactions with respect to our stock;

•

we require our executives to maintain substantial levels of ownership of our stock to ensure that their interests are effectively aligned with those of our shareholders (See “What are the Company’s Stock Ownership Guidelines for named executive officers and directors?” on page 6);

•	every executive is subject to non-solicitation and confidentiality agreements which extend one-year or more beyond termination of employment;
•	restricted stock units and options do not carry dividend equivalent rights;
•	we have never re-priced stock option grants;
•	new participants in the Employment Continuity Plan (the “CIC Plan”) are not entitled to receive any “280G tax gross-up” payments; and
•

our CIC Plan and our long-term award agreements each contain “double trigger” provisions that generally require employment termination in connection with a change in control as a condition to receiving change in control benefits.

In summary, Mr. Eppinger’s compensation and that of our other NEOs generally has been significantly affected by actions taken by the Committee, the Company’s performance and, with respect to long-term awards, our stock price. The Committee continues to grant target compensation at levels which it believes are appropriate in light of current circumstances, but actual compensation is, and is expected to continue to be, highly dependent on the Company’s financial performance and share price appreciation.

Executive Compensation Policy and Objectives

The overall objectives of our executive compensation programs are to:

•	attract and retain qualified, high-performing individuals who will contribute to our success;
•	balance risk and reward and maintain a relationship between overall performance and compensation;
•	motivate executives to achieve our financial and business objectives; and
•	align the long-term interests of our executives with those of our shareholders.

Each component of compensation is intended to achieve particular objectives, and the entire compensation package is designed to align with our business strategy and be reasonably competitive from a marketplace perspective. Although we do not have a policy for a fixed allocation between either cash and non-cash or short-term and long-term incentive compensation, we design our NEO compensation packages with greater emphasis on variable compensation tied to performance rather than base salary, and a significant portion of total targeted compensation is in the form of long-term equity-based awards which are subject to substantial vesting requirements and the value of which are entirely dependent on our stock performance. This approach is intended to balance short- and long-term performance goals and promote shareholder value.

Setting Executive Compensation

Use of Compensation Consultants and Comparative Data

In evaluating our executive compensation programs, the Committee is advised by its independent compensation consultant as explained in greater detail in the Corporate Governance section beginning on page 18. The Committee’s consultant provides information as to compensation levels for comparable positions at other companies that compete with us for executive talent. For 2013, this data was prepared based upon the publicly disclosed proxy materials of the group of property and casualty insurance companies described below (the “Comparative Proxy Data”) and market pay data collected from the Mercer U.S. Property & Casualty Insurance Company Survey (data collected from 52 property and casualty insurance companies having a median direct written premium of $2.4 billion) (the “Comparative Market Data”). The companies included in the group providing the Comparative Proxy Data were determined by the Committee based upon the recommendation of the Committee’s independent compensation consultant.

Comparative Proxy Data Companies

• Alleghany Corporation	• State Auto Financial Corporation
• American Financial Group, Inc.	• The Chubb Corporation*
• Cincinnati Financial Corporation	• The Hartford Financial Services Group, Inc.*
• CNA Financial Corp.	• The Progressive Corporation*
• HCC Insurance Holdings, Inc.*	• Tower Group International, Ltd.*
• Markel Corporation*	• White Mountains Insurance Group, LTD
• Mercury General Corporation	• W.R. Berkley Corporation
• Old Republic International Corporation	• XL Group plc*
• Selective Insurance Group, Inc.

*Each of these companies was added to the above list for 2013 in response to THG’s evolution over the past several years in terms of size, product diversity, mix of business and geographic reach. In recent years, Harleysville Group, Inc. was included in the above list, but was removed for 2013 after it was acquired by Nationwide Mutual Insurance Company.

The Committee reviews the Comparative Proxy Data and the Comparative Market Data, including information on base pay levels, target and actual total cash levels, long-term incentive opportunities and target and actual total compensation levels, as well as comparative financial metrics such as revenue, market capitalization and net income. While the Committee believes the Comparative Proxy Data and the Comparative Market Data are useful, such data is intended solely to serve as one of several reference points to assist the Committee in its compensation discussions and deliberation. Accordingly, rather than formally benchmark our executive compensation against such data, the Committee instead relies on the general knowledge, experience and judgment of its members, both with regard to competitive compensation levels and the relative success that has been achieved by the Company.

Role of Executive Officers in Compensation Decisions and CEO Performance Review

Committee meetings are regularly attended by our CEO, General Counsel and our Chairman of the Board (who is an independent director, but not a Committee member). Each generally participates in such meetings and provides counsel and advice at the Committee’s request. Other independent directors also attend meetings from time to time. In addition, the Committee regularly meets in executive sessions with no members of management present. An executive is not permitted to be present while the Committee conducts its deliberations on that executive’s compensation.

At the request of the Nominating and Corporate Governance Committee (the “NCGC”), and following a process approved by our Board, our independent Chairman of the Board and one or more members of the NCGC lead an annual performance review of the CEO. This review includes personal interviews with members of management and independent directors, and a review of the CEO’s self-assessment and of the Company’s performance. The results of this performance evaluation are reviewed and discussed by the CID. Preliminary or final results of this review process help form the basis for establishing the CEO’s annual compensation package. The CID has final authority to ratify the compensation of our CEO.

For compensation decisions regarding NEOs (other than the CEO), the Committee primarily considers the recommendations of our CEO, as well as its own observations regarding each executive and information provided by its compensation consultant.

Principal Components of Executive Compensation

The principal components of compensation for our NEOs are:

•	annual base salary;
•	short-term incentive compensation; and
•	long-term incentive compensation.

Annual Base Salary

Annual salary is designed to provide a fixed level of compensation to our NEOs based on their roles, skills, qualifications and market data, as well as to retain their services. Base salary, however, is only one of several different components of an executive’s total compensation package and makes up a significantly smaller portion of target total compensation than the short- and long-term incentive opportunities described below. Base salaries are generally reviewed on an every other year basis.

2013 Base Salary

NEO	2013 Base Salary ($)	% Change
Frederick H. Eppinger	1,000,000	—
Robert A. Stuchbery	577,200	5.7
David B. Greenfield	560,000	3.7
J. Kendall Huber	445,000	—
Andrew S. Robinson	440,000	6.0
Marita Zuraitis	600,000	—

In each case, the base salary adjustments were deemed warranted in light of the expertise and experience of the NEO and the breadth of their responsibilities.

Short-Term Incentive Compensation

Our short-term incentive compensation programs are annual performance-based bonus programs intended to provide cash compensation opportunities for our NEOs. Opportunities are targeted at a percentage of annual salary, based on each NEO’s role and overall pay package. Specifically, these programs are designed to motivate and reward:

•	achievement of annual targeted financial goals;
•	overall contribution to the Company;
•	achievement of operating business goals and priorities that are linked to overall corporate financial results and other priorities; and
•	demonstration of our leadership core competencies (i.e., integrity, teamwork, accountability, commitment to winning and meritocracy).

For 2013, we maintained two separate short-term incentive plans for our NEOs: the 2013 Executive Short-Term Incentive Compensation Program (“2013 Executive STIP”) for our NEOs other than Mr. Stuchbery, and the 2013 Chaucer Annual Bonus Scheme (the “2013 Chaucer STIP”) for Mr. Stuchbery.

2013 Short-Term Incentive Compensation Target Awards

NEO	Target Award as % of Base Salary
Frederick H. Eppinger	120%
Robert A. Stuchbery	100%
David B. Greenfield	90%
J. Kendall Huber	75%
Andrew S. Robinson	65%
Marita Zuraitis	90%

Potential awards for our NEOs ranged from 0% to a maximum of 200% of target based upon the attainment of certain pre-determined goals and the considerations set forth in greater detail below.

2013 Executive STIP

The 2013 Executive STIP is intended to comply with the “qualified performance-based compensation” requirements of Section 162(m) and thereby enable bonuses paid to our NEOs to be treated as fully tax deductible by the Company. The 2013 Executive STIP was approved by the Committee pursuant to the shareholder-approved 2009 Short-Term Incentive Compensation Plan. Under the 2013 Executive STIP, a maximum funding pool for annual awards (“Maximum Funding Pool”) is determined in accordance with the level of achievement of a pre-determined performance metric. For 2013, the Maximum Funding Pool for awards to our NEOs was set at 2% of 2013 pre-tax operating income (adjusted to exclude interest expense and the impact of catastrophes) (“ex-CAT Operating Income”) and the maximum award payable under the 2013 Executive STIP for each NEO was as follows:

NEO	Maximum Award
Eppinger	Lesser of (i) 30% of Maximum Funding Pool, or (ii) 200% of target award
Greenfield, Huber, Robinson and Zuraitis	Lesser of (i) 14% of Maximum Funding Pool, or (ii) 200% of target award

The Committee has discretion, subject to the maximum amounts described above, to determine the individual bonus amount to be paid to each NEO. The Committee does not intend for the Maximum Funding Pool to represent an expectation as to the amounts to be paid to the NEO. Rather, an individual NEO’s actual award under the 2013 Executive STIP is determined with respect to:

•	the NEO’s target award;
•	the funding level achieved under the Company’s Leadership Short-Term Incentive Compensation Program (the “Annual Bonus Plan”), as discussed below;
•	the Company’s financial performance and success in achieving other financial, operating and strategic goals;
•	historical compensation awards; and
•	the executive’s overall performance and contribution.

For 2013, the Maximum Funding Pool available for NEOs (excluding Ms. Zuraitis) was $4.6 million. Because the Maximum Funding Pool produced a larger funding pool than was necessary for awarding bonuses consistent with the Committee’s objectives, the Committee awarded less than the maximum amount that could have been awarded under the program.

In determining the individual awards for our NEOs, for 2013, the Committee primarily considered:

•	the funding level achieved under the Annual Bonus Plan for other senior executives; and
•	the NEOs’ overall individual performance.

These are described below.

The funding level achieved under the Annual Bonus Plan. The Annual Bonus Plan is a performance-based bonus program that provides incentive cash compensation opportunities to key officers and employees, excluding the NEOs (and Chaucer employees). For 2013, potential funding under the Annual Bonus Plan ranged from 0% to a maximum of 200% of target based on the following three performance components: (i) as reported operating income (pre-tax and excluding interest on debt) (“Operating Income”); (ii) ex-Cat Operating Income; and (iii) the strategic objectives discussed below. The Committee chose this combination of performance metrics because these are the primary measures by which the Board evaluates our financial and operating performance. Achievement of these performance metrics is expected to enhance our stock value and shareholder returns in both the short- and long-run. Notwithstanding the foregoing, the Committee retains the discretion to increase or decrease the funding pool and individual awards based upon any factor it deems appropriate. Set forth below are the Operating Income and ex-Cat Operating Income levels required to obtain threshold, target and maximum funding levels for the plan:

Funding Level	Operating Income (in millions)	Ex-Cat Operating Income (in millions)
Threshold	$230	$385
Target	$310 -$350	$530 -$570
Maximum	$430	$715

During 2013, Operating Income was $393.4 million and ex-Cat Operating Income was $533.4 million, resulting in funding levels applicable to senior officers of the Company at 155% and 100% of target, respectively.

In addition to the financial metrics discussed above, for 2013, the following strategic objectives were considered:

Strategic Objective	Measure of Achievement
• increase book value per share, excluding accumulated and other comprehensive income	• 8.1% increase, excluding accumulated other comprehensive income
• achieve favorable balance of commercial and personal lines pricing increases and retention	• above plan pricing achieved across both lines
• implementation of strategic portfolio management actions to improve THG’s geographic and business mix and exposure profile	• executed targeted exposure management activities across all business lines
• successful continued integration of Chaucer	• continued financial, accounting and business integration improvements

The Committee determined that the strategic objectives had been achieved and, based upon consideration of each of the three metrics, determined to fund the Annual Bonus Plan for senior officers at approximately 127% of target. This funding level was the primary reference point for determining individual NEO awards under the 2013 Executive STIP since the Committee intends that the percentage of target paid to NEOs generally be comparable to the percentage used for senior officer participants in the Annual Bonus Plan.

NEO’s overall individual performance. An important factor in determining the level of payment to our NEOs is the Committee’s evaluation of each NEO’s overall performance within his or her area of responsibility. Set forth below are various contributions and accomplishments considered by the Committee in its evaluation of the overall performance of each NEO.

Frederick H. Eppinger

•	improved THG’s financial position by:
-	delivering $393.4 million of operating income on plan of $330 million;
-	significantly improving capital position above target for all rating agencies;
-	growing net premiums written by 4.2%; and
-	continuing to improve expense ratios in targeted lines.
•	improved operating effectiveness by:
-	stabilizing service and operating models across all major businesses;
-	introducing Hanover Platinum, an account-based personal lines product;
-	implementing new billing system; and
-	establishing new small commercial operating model.
•	successfully executed strategic initiatives and longer-term strategies by:
-	continuing to ensure the effective integration of Chaucer;
-	solidifying specialty business scale and performance; and
-	increasing penetration of partner agents, reaching approximately $4 billion of premium written with our top 1,000 agents and brokers.

David B. Greenfield

•	led an effective corporate finance and financial reporting group;
•	led capital structure initiatives, including share and debt repurchases, issuance of $175 million of long-term subordinated notes, and improved revolving credit and letter of credit arrangements;
•	established and implemented greater structure and rigor on expense management, positively impacting overall expense management;
•	developed and implemented targeted outreach and interaction with key external constituents, including financial rating agencies, banking institutions and financial analysts; and
•	successfully integrated Chaucer’s financial operations and processes to meet management information, financial reporting and business needs.

J. Kendall Huber

•	led an effective legal, compliance and government affairs group;
•	supported various transactional efforts, including corporate finance and corporate development initiatives;

•	assisted with respect to various disputed matters, including litigation, tax and other matters;
•	assisted with respect to various human resources-related matters; and
•	led with respect to corporate governance matters.

Andrew S. Robinson

•	successfully executed strategic profitability and growth initiatives across several specialty businesses;
•	led key strategic initiatives focused on improving overall mix of business and existing portfolio through disciplined underwriting actions in targeted specialty businesses;
•	successfully executed reinsurance strategy to consolidate brokers and harmonize treaties resulting in significant savings;
•	developed in-house catastrophe modeling to improve capabilities for aggregation and growth management and strengthened enterprise risk management function; and
•	led effective corporate development and risk management functions.

In recognition of the above, the 2013 Executive STIP awards were as follows:

NEO	Award ($)
Frederick H. Eppinger	1,500,000
David B. Greenfield	645,000
J. Kendall Huber	425,000
Andrew S. Robinson	370,000

In connection with her separation from the Company on May 10, 2013, Ms. Zuraitis was awarded a pro-rated portion of her target 2013 Executive STIP Award in the amount of $180,000. See below under “Zuraitis Separation” for more information.

2013 Chaucer STIP

The 2013 Chaucer STIP is an annual performance-based bonus program that provides incentive cash compensation opportunities to key officers and employees of Chaucer, including Mr. Stuchbery. The Committee elected to adopt a separate plan for Chaucer employees because Chaucer is, for the most part, operated and evaluated as a separate entity.

For 2013, potential funding under the 2013 Chaucer STIP ranged from 0% to a maximum of 200% of target based on Chaucer’s post-tax return on equity (a return on equity calculation obtained by dividing Chaucer’s adjusted after-tax operating income by Chaucer’s average consolidated equity) (“Chaucer ROE”) during 2013. The Committee chose the Chaucer ROE performance metric because it believes it is a good measure for evaluating relative performance, is consistent with our strategic goals and philosophy, and is consistent with Chaucer’s historical pay practices. Set forth below are the performance levels generally required to obtain threshold, target and maximum funding levels for this plan.

Funding Level	2013 Chaucer ROE
Threshold	7.5%
Target	15%
Maximum	25%

Once the overall plan funding level has been determined, each participant’s actual payment under the plan is determined according to the following formula: 50% of the funding pool is distributed pro rata to participants based upon their individual target awards and the remaining 50% of the funding pool is distributed to participants based upon individual performance. Each participant’s total award is paid in two equal tranches: the first to be paid in April 2014 and, provided the participant remains employed by Chaucer through such date, the second tranche is to be paid in January 2015. This tiered payment scheme is consistent with Chaucer’s historical pay practices and is designed to serve as a retention tool. Notwithstanding the foregoing, the Committee retains the discretion to increase or decrease the funding pool, and Mr. Stuchbery’s individual award based upon any factor it deems appropriate.

For 2013, Chaucer ROE was 17.8%, resulting in plan funding level at 128% of target. Mr. Stuchbery’s total award under the program was $738,816 (£473,600). Chief among the factors considered by the Committee in determining to award Mr. Stuchbery 100% of his pro rata share were:

•	Chaucer business unit produced both operating income and return on equity at levels in excess of expectations;
•	continued to successfully integrate Chaucer operations;
•	commenced Chaucer product distribution through THG’s independent agent distribution channel and placed Chaucer underwriting trade credit resource into THG’s office in New York;
•	launched a new data warehouse for use by the Chaucer actuarial function for quarterly reserving and converted a number of Chaucer IS platforms to those used by THG; and
•	developed and embedded a talent management framework throughout Chaucer.

Long-Term Incentive Compensation

Our long-term incentives are designed to:

•	encourage management to achieve short and long-term goals, invest in the Company’s future and avoid short-term excessive risk taking;
•	align management’s financial incentives with our stock price and the longer-term financial interests of shareholders; and
•	recruit and retain key leaders.

Factors considered in determining NEOs’ award opportunities under the long-term program include the:

•	importance of such NEO’s responsibilities within the organization;
•	contribution of each NEO to the long-term performance of THG;
•	expense of the award to the Company;
•	dilutive impact to shareholders;
•	recruitment and retention considerations;
•	relative awards made to other executive officers;
•	expectations based on historical compensation; and
•	projected value of prior grants and vesting schedules.

As a condition to each long-term incentive compensation award, each participant must agree to certain non-solicitation and confidentiality provisions in favor of the Company.

2013 Long-Term Awards

For 2013, depending on the NEO, the Committee used a combination of PBRSUs, time-based restricted stock units (“TBRSUs”) and stock options. Each of our NEOs, other than Mr. Eppinger and Mr. Stuchbery, received a mix of all three awards. To reinforce the connection between the CEO’s long-term award and THG’s overall performance, Mr. Eppinger did not receive any TBRSUs. Instead, Mr. Eppinger’s award consisted solely of stock options and PBRSUs. With respect to Mr. Stuchbery, because he is not expected to remain with Company for the 10-year term of the option awards, he was provided only PBRSUs and TBRSUs.

The mix of awards for our NEOs is intended to provide a balanced portfolio of equity awards and was chosen to motivate long-term stock appreciation through the achievement of operating goals, while encouraging retention. Long-term awards serve to align management’s financial incentives with growth in the Company’s stock price, and are subject to multi-year vesting periods to encourage both retention and a longer-term stake in the Company’s well-being and prosperity.

2013 Long-Term Awards (Number of Shares underlying Awards)

NEO	PBRSUs (target)	TBRSUs	Options
Frederick H. Eppinger	38,000	—	140,000
Robert A. Stuchbery	7,350	3,150	—
David B. Greenfield	6,800	6,800	47,500
J. Kendall Huber	3,750	3,750	26,250
Andrew S. Robinson	3,750	3,750	26,250
Marita Zuraitis*	6,450	6,450	45,000

*	Each of Ms. Zuraitis’ awards was forfeited in connection with her separation from the Company on May 10, 2013.

Description of Performance-Based Restricted Stock Units

Except with respect to Mr. Stuchbery’s grant (discussed in more detail below), the PBRSUs:

•

are earned only to the extent that our three-year (2013-2015) total shareholder return as compared to a pre-established peer group (“Relative Total Shareholder Return” or “RTSR”) places the Company’s performance above a certain percentile;

•	may be achieved between 0% and 150% of the target award, based upon the level of RTSR achieved; and
•	are subject to a three-year time-based “cliff” vesting requirement (assuming achievement of performance goals, PBRSUs vest on the third anniversary of the grant date).

The table below sets forth the level of RTSR required to achieve various payouts under the program:

RTSR (2013-2015)	Percentage of Target Award Achieved*
≥ 75.0th %tile	150%
62.5th %tile	125%
50.0th %tile	100%
37.5th %tile	75%
25.0th %tile	50%
<25.0th %tile	0%

*

In the event that our total shareholder return is negative for the period, payout is capped at target even if our RTSR is in the 50th percentile or higher. If RTSR falls below the 25th percentile, but our total shareholder return exceeds our three-year compounded dividend yield during the period, payout will equal 25% of target.

The Committee chose RTSR as the performance metric to further align the NEOs’ interests with that of our shareholders, to encourage long-term share price performance and to include a metric which explicitly measures our performance against other public companies in our industry.

Unlike the other NEOs, Mr. Stuchbery’s PBRSU award was divided equally into two components. One half of Mr. Stuchbery’s PBRSU award is on the same terms as described above, except for his award, RTSR is measured over a two-year period (2013-2014) and vests on the second anniversary of the date of grant. The second half of Mr. Stuchbery’s PBRSU award is on the following terms:

•	will be earned only to the extent that Chaucer achieves a certain level of average Chaucer ROE (2013-2014);
•	may be achieved between 0% and 200% of the target award, based upon the level of Chaucer ROE achieved (threshold, target, and maximum payouts achieved at >7.5%, 15%, and >25%, respectively); and
•	is subject to a two-year time-based vesting requirement (assuming achievement of performance goals, 100% vest on the second anniversary of the grant date).

We bifurcated Mr. Stuchbery’s PBRSU award to align his compensation with the overall success of the Company, while incentivizing strong performance from Chaucer. The shorter vesting and performance periods were selected to help ensure leadership continuity post-acquisition while the Company evaluates its longer-term leadership plans.

Description of Time-Based Restricted Stock Units

Except with respect to Mr. Stuchbery, whose TBRSUs vest on the second anniversary of the grant date, the TBRSUs will vest on the third anniversary of the grant date and convert into an equivalent number of shares of Common Stock, in each case, subject to the executive remaining employed by the Company through the applicable vesting date. The principal purpose of the awards is to encourage executive retention.

To be more consistent with market practices, for 2013, we modified the vesting period for TBRSUs and PBRSUs (for 2012, such awards vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date; for 2013, such awards vest 100% on the third anniversary of the grant date). Neither the PBRSUs nor the TBRSUs carry dividend or dividend equivalency rights unless and until they are vested and converted into shares of Common Stock.

Description of Stock Options

Each NEO, other than Mr. Stuchbery, was granted options to purchase shares of Common Stock. Each option has a ten-year term and, provided the NEO remains employed by the Company through such dates, vests 33% on each of the first three anniversaries of the grant date. For 2013, we modified the vesting period (for 2012, such awards vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date) to be more consistent with market practices. Stock options directly align a portion of total compensation with Company stock performance since they become valuable only if and to the extent the share price increases over a longer period of time after the date of grant. Additionally, because stock options do not fully vest for three years, this award encourages executive retention.

Prior Plan Year Long-Term Award Pay-Outs

As previously reported in our 2013 Proxy Statement, during 2013, the final 50% of the stock options and TBRSUs granted in 2009, and the initial 50% of the stock options and TBRSUs granted in 2010, vested. Although the terms of the 2010 PBRSUs permitted a payout at approximately 70% of target award level, the Committee determined that, due to the Company’s overall performance during the period (2010-2012), no payments would be awarded and all 2010 PBRSUs were forfeited. For additional information regarding vesting of awards in 2013, please see Option Exercises and Stock Vested in 2013 on page 74.

During the first quarter of 2014,

•	the final 50% of the stock options and TBRSUs granted in 2010 vested;
•	the initial 50% of the stock options and TBRSUs granted in 2011 vested;
•	the restricted stock paid in lieu of a portion of each NEO’s 2011 Executive STIP vested;
•	the initial 50% of the 2011 PBRSUs (75.1% of target award level) vested; and
•	Mr. Stuchbery’s 2012 TBRSUs and PBRSUs vested (one-half of such PBRSUs vested at 127% of target award level and the remainder vested at 150% of target award level).

Other Benefits

Our NEOs are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability and accidental death and dismemberment insurance and our tax qualified retirement plans, in each case on the same basis as other employees in their applicable jurisdiction. In addition, certain senior employees of the Company, including the NEOs, participate in the following programs:

Non-Qualified Retirement Savings Plan

Our Non-Qualified Retirement Savings Plan provides substantially the same benefits which are available to domestic employees generally under our 401(k) Plan (see page 76 for additional information), but without regard to the maximum contribution limits under federal tax laws. For the 2013 plan year, the plan provided eligible employees, including each of the NEOs, other than Mr. Stuchbery, a 6% employer contribution on total eligible compensation in excess of federal limits (contingent upon maximum employee contributions to the 401(k) Plan).

Amounts deferred are credited with interest, compounded annually, based on the GATT rate. The amount of total compensation eligible for a Company contribution cannot, however, exceed $1 million minus the limit in effect for our 401(k) Plan under Section 401(a)(17) of the Internal Revenue Code ($255,000 for 2013). In addition, the portion of eligible compensation attributable to annual short-term incentive compensation awards is the lesser of the actual award or the participant’s target award level.

We adopted this plan to ensure that domestic employees are entitled to Company contributions equal to the same percentage of total eligible compensation, without regard to the limits under federal tax laws applicable to the 401(k) plan, and to be consistent with common market practices. This plan applies equally to all employees who have eligible compensation in excess of federal limits.

Though the annual Company contributions to the Non-Qualified Retirement Savings Plan were made during the first quarter of 2014, since such contributions were made with respect to compensation paid in 2013, the Summary Compensation Table (see page 67), and Non-Qualified Retirement Savings Plan Table (see page 76) reflect such 2014 payments. Such amounts are similarly included with respect to prior years.

Perquisites

The Committee reviews, at least annually, the material corporate perquisites available to the NEOs. The Committee believes corporate perquisites should represent a relatively small component of a NEO’s compensation package. In 2013, perquisites offered to the NEOs were comprised primarily of (i) financial planning services, and (ii) matching contributions to eligible tax qualified charitable organizations. For the financial planning services, we paid an annual retainer to a third-party service provider of $25,000 for the program and an annual fee ranging from $10,000 to $13,900 for each participating executive. The annual fee is treated as taxable income to the participating executives. For more information regarding perquisites, please see the Summary Compensation Table on page 67.

We provide financial planning services to our NEOs to minimize distractions and help ensure appropriate focus on his or her Company responsibilities. Our matching charitable contributions program is designed to encourage participation in charitable organizations and is consistent with our general philosophy of good corporate citizenship. Separately, we encourage our executives to actively participate on boards of directors or in other capacities with local non-profit organizations.

Amended and Restated Employment Continuity Plan

The purpose of the CIC Plan is to:

•

keep key management employees focused on the interests of our shareholders and to secure their continued services and their undivided attention, dedication and objectivity in the event of rumors or a possible change in control;

•	provide a level of protection comparable to what such employee may receive from a competing organization; and
•

ensure that participants do not solicit or assist in the solicitation of our employees, agents and/or policyholders for a specified period, or disclose any of our confidential or proprietary information prior to or after a change in control.

Additionally, the CIC Plan is designed to protect the Company and its shareholders, who might be affected adversely if management were to be distracted, or were to depart, in the event a change in control transaction were to be rumored or proposed. The CIC Plan provides benefits, including cash payments and continuation of health and other benefits, in the event of a change in control. These benefits are intended to reinforce and encourage the continued attention and commitment of executives under potentially disruptive business circumstances.

The Committee determines eligibility for, and level of participation in, the CIC Plan based on the roles, responsibilities and individual circumstances of each executive officer. In assessing participation, the Committee considers, among other things, the critical nature of the individual’s role to the business and the importance of retention of the individual. The determination of participation and level of participation in the CIC Plan is made independent of other compensation considerations. The CIC Plan requires a double-trigger (a change in control and termination without cause or resignation for good cause) before benefits are payable, and new participants are not eligible for tax gross-ups related to the special excise tax that may be imposed on such payments.

Severance/Retention Agreements

Eppinger Offer Letter: Pursuant to Mr. Eppinger’s offer letter dated August 14, 2003, as amended, in the event his employment is involuntarily terminated (other than for cause or in the event of a change in control), Mr. Eppinger will receive a lump sum payment equal to his base salary and target short-term incentive compensation award. This provision was included in Mr. Eppinger’s 2003 offer letter to encourage him to join the Company. As a condition to Mr. Eppinger’s employment and eligibility to receive the severance payments under his offer letter, Mr. Eppinger agreed to certain non-disclosure, non-hire and non-competition provisions. Mr. Eppinger can require the Company to waive the non-competition provisions by electing not to receive severance payments otherwise due.

Stuchbery Retention and Services Agreements: In order to retain the services of Mr. Stuchbery as President and CEO of Chaucer, in connection with the consummation of the acquisition of Chaucer by the Company, the Company entered into a Retention Agreement, dated August 23, 2011, with Mr. Stuchbery. Pursuant to the agreement, he received a $1,092,000 (£700,000) payment on July 4, 2013, and provided he remains employed through such date, will receive an equal amount one year later. If Mr. Stuchbery’s employment is terminated prior to July 4, 2014, unless such termination is by reason of his gross misconduct or otherwise under circumstances whereby his employment could be summarily terminated under the terms of his Services Agreement without notice, he would be entitled to such retention payment plus 50% of his target short-term incentive compensation award, pro-rated to reflect the number of days he was employed during the year. We entered into this agreement with Mr. Stuchbery to ensure leadership continuity for a period of time following our acquisition of Chaucer.

Additionally, prior to our acquisition of Chaucer, Chaucer and Mr. Stuchbery entered into a Services Agreement, the material terms of which are as set forth below and remain in effect:

•	Mr. Stuchbery shall serve as the CEO of Chaucer with an annual base salary of not less than $546,000 (£350,000);
•

Mr. Stuchbery is entitled to participate in the Chaucer Pension Plan, and although such plan may be amended or terminated by Chaucer, Mr. Stuchbery shall be entitled to pension benefits no less favorable than those set forth in such plan;

•	Mr. Stuchbery is entitled to other benefits that are available to Chaucer employees generally, including, without limitation, life insurance, paid vacation, and medical and disability insurance;

•

in the event Mr. Stuchbery’s employment is terminated, other than under certain enumerated circumstances (generally, acts of misconduct or disability), Mr. Stuchbery is entitled to one year’s base salary plus benefits; and

•

Mr. Stuchbery agreed that during his term of employment and for up to one year following termination, to be subject to certain non-solicitation, cooperation, non-competition and confidentiality provisions.

For a more in depth discussion of our CIC Plan and the various benefits available to our NEOs in the event of termination or a change in control, please see the section entitled “Potential Payments upon Termination or Change in Control” beginning on page 78.

Chaucer Board Fee

Messrs. Greenfield and Robinson received a $31,200 (£20,000) payment from Chaucer to compensate each of them for their service on Chaucer’s board of directors. This payment was to compensate Messrs. Greenfield and Robinson for the increased responsibilities associated with service on Chaucer’s board.

Zuraitis Separation

In connection with Ms. Zuraitis’ May 10, 2013 resignation, and to ensure that she provided certain transitional assistance, the Company and Ms. Zuraitis entered into a Transition Assistance and Cooperation Agreement, the material terms of which are as follows:

•

Ms. Zuraitis agreed to assist the Company with various transitional matters for a three-month period following the effective date of her resignation (the “Transition Period”). Additionally, following the Transition Period, Ms. Zuraitis agreed to cooperate and respond to Company inquiries relating to matters occurring during the time of her employment with the Company and to cooperate fully in connection with any existing or future litigation or regulatory matters;

•

Ms. Zuraitis provided a general release from all claims against the Company, and reaffirmed certain non-solicitation, non-hire, non-interference, confidentiality and other provisions that had previously been agreed to by Ms. Zuraitis; and

•	in consideration for the various transitional services, continuing cooperation obligations, and the other obligations set forth above, the Company:
•	paid Ms. Zuraitis her target 2013 short-term incentive compensation award, pro-rated to reflect the four month period beginning January 1, 2013 and ending April 30, 2013 ($180,000);
•	will continue to provide her financial planning services through April 30, 2014; and
•	paid Ms. Zuraitis $300,000 in lieu of the 5,750 restricted shares granted to Ms. Zuraitis on January 20, 2012 in lieu of her 2011 bonus.

Risk Management and Compensation

The Committee endeavors to ensure that our compensation policies and practices balance risk and reward, both on an individual and Company-wide basis. To that end, each year a committee comprised of a cross-section of officers of the Company conducts a review and risk assessment of the Company’s material incentive compensation plans. This assessment is reviewed by the Committee in conjunction with its review and approval of the compensation programs for the upcoming year. Based upon this analysis, a number of features were identified that mitigate the inherent risks associated with incentive programs. Factors mitigating risk include:

•	performance goals are believed to be reasonably challenging, but obtainable without sacrificing underwriting discipline;

•	investment income projections included in our operating income financial plans are based upon a prudent investment strategy;
•	a significant portion of each executive’s compensation is based on overlapping long-term incentive awards subject to extended vesting periods;
•

the funding formula and metrics for our short-term incentive programs establish only the permissible funding level. Actual awards to participants are at the discretion of their managers, or in the case of our executive officers, the Committee. Accordingly, notwithstanding funding levels, in the event an individual does not make valuable contributions to the Company during the year, the participant’s manager, or in the case of our executive officers, the Committee, has the discretion to reduce or eliminate the participant’s award;

•	we have a disciplined process for establishing reserve levels and development from prior accident years, which is reviewed by outside actuaries, outside auditors (PwC) and the Audit Committee;
•

we have a history of exercising reasonable judgment in establishing our reinsurance programs, which is transparent to investors through the Business section of our Form 10-K and to the Board of Directors through its regular review of reinsurance programs;

•	executives’ individual goals are reviewed by the Committee each year and are directed at longer-term priorities;
•

we maintain a clawback policy under which NEOs are required, in certain circumstances, to return incentive compensation payments if our financial statements are restated as a result of their wrongdoing; and

•	our most senior executives, including our NEOs, are subject to our executive stock ownership guidelines.

In addition to the various factors mitigating risk discussed above, it is also important to emphasize that each of our compensation programs is developed in the context of our overall financial plan. The detailed financial plan, which includes our short- and long-term financial goals and operating priorities, is reviewed and approved by the full Board of Directors. Accordingly, the independent Board is provided the opportunity to make its own assessment of the risks presented by the financial plan and to require that management implement appropriate changes to ensure that the Company is not taking imprudent risks that may have a material adverse impact on the Company.

Based on these factors and the analysis presented by the Company, the Committee determined that our compensation policies for our executive officers and all other employees do not give rise to risks that are reasonably likely to have a material adverse effect on the Company.

Equity Grant Procedures

Most of our equity awards are made annually during the first quarter at the time the Committee makes its annual executive compensation decisions. The date of this meeting usually is set well in advance and is not chosen to coincide with the release of material non-public information.

Equity awards made to executive officers, which includes each of our NEOs, must be specifically approved by the Committee, subject, with respect to the CEO, to ratification by the CID. For annual equity awards made to other employees, the Committee approves an aggregate number and type of award available for issuance. These awards are then distributed as determined by our CEO.

Off-cycle awards are generally made only in connection with new hires, promotions, or as needed to retain an employee and must be approved by the Committee for any executive officer. No NEO received an off-cycle award during 2013.

The Committee does not have any programs, plans or practices of timing awards in coordination with the release of material non-public information. The Committee reserves the right, however, to consider such information in determining the date of any award. The exercise price of all options equals the closing price per share of our Common Stock as reported on the NYSE on the date of grant.

Stock Ownership Guidelines and Policies Against Hedging or Pledging Shares

In order to further align the interests of our NEOs with those of our shareholders and to encourage such officers to operate in the best long–term interests of the Company, each NEO is subject to the Stock Ownership Guidelines set forth on page 6. As of the date of this Proxy Statement, each of our NEOs is in compliance with such guidelines.

We have adopted a policy that prohibits directors and executive officers from pledging their shares or entering into hedging transactions involving Company stock.

Tax Implications

Section 162(m) generally disallows a tax deduction to public companies for taxable compensation over $1 million paid to certain executives. However, compensation that qualifies as “performance-based compensation” is not subject to this limitation on deductibility. Performance-based compensation generally includes only payments that are contingent upon the achievement of pre-established performance objectives, and excludes any fixed or guaranteed payments.

The Committee considers the impact of the deductibility rules in developing and administering our compensation programs. However, this consideration is balanced with our primary goal of structuring compensation programs to attract, reward, motivate and retain highly talented executives. Accordingly, since our compensation objectives are not always consistent with the requirements for full deductibility, we have, and may in the future, enter into compensation arrangements under which payments are not deductible under Section 162(m).

Compensation Committee Report

Review of Compensation Discussion and Analysis with Management

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management.

Recommendation that the Compensation Discussion and Analysis be Included in the 2014 Proxy Statement

Based on the review and discussion referred to above, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the Company’s 2014 Proxy Statement for filing with the SEC.

In accordance with the rules of the SEC, this report is not to be deemed “soliciting material,” or deemed to be “filed” with the SEC or subject to the SEC’s Regulation 14A, other than as provided in Item 407 of Regulation S-K, or to the liabilities of Section 18 of the Exchange Act, except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference in documents otherwise filed.

March 13, 2014

Members of the Compensation Committee:

P. Kevin Condron, Chair

Wendell J. Knox

Robert J. Murray

The Compensation Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Exchange Act, except to the extent that THG specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Summary Compensation Table

The following table sets forth the total compensation for our NEOs for 2011, 2012 and 2013. Mr. Stuchbery joined the Company in July 2011 in connection with the acquisition of Chaucer. Consequently, his compensation for 2011 reflects only the six month period following the acquisition. To the extent any amounts set forth in the table below, or otherwise disclosed herein, are paid or accrued in U.K. Pounds Sterling (“GBP”), the amounts indicated were converted into U.S. Dollars (“USD”) using the average exchange rate in effect for the period disclosed (1.60 USD/GBP for 2011; 1.59 USD/GBP for 2012; and 1.56 USD/GBP for 2013).

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($) (1)(2)(3)	Option Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (4)		Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($) (5)	All Other Compen- sation ($) (6)	Total ($)
Frederick H. Eppinger	2013	1,000,000	—		1,580,420	1,075,888	1,500,000		—	80,900	5,237,208
President and CEO	2012	988,462	—		1,641,150	1,063,602	420,000		1,111	84,668	4,198,993
	2011	950,000	—		1,208,220	1,223,495	706,138		665	95,260	4,183,778

Robert A. Stuchbery	2013	577,200	1,092,000	(7)	450,491	—	738,816	(8)	636,480	—	3,494,987
President and CEO, Chaucer	2012	556,500	—		443,243	—	701,190	(9)	626,460	11,664	2,339,057
	2011	280,000	43,200		—	—	240,000		377,600	—	940,800

David B. Greenfield	2013	555,385	—		571,744	365,035	645,000		—	92,923	2,230,087
EVP and Chief Financial Officer	2012	540,000	—		549,600	398,851	215,000		—	125,190	1,828,641
	2011	540,000	—		313,673	—	267,455		—	130,786	1,251,914

J. Kendall Huber	2013	445,000	—		315,300	201,729	425,000		—	50,200	1,437,229
EVP and General Counsel	2012	439,231	—		329,760	199,425	150,000		5,423	50,745	1,174,584
	2011	420,000	—		232,350	244,699	193,038		4,036	59,105	1,153,228

Andrew S. Robinson	2013	434,231	—		315,300	201,729	370,000		—	78,635	1,399,895
EVP, Business Development; President, Specialty	2012	415,000	—		329,760	199,425	125,000		—	83,319	1,152,504
	2011	415,000	—		255,585	244,699	169,633		—	47,513	1,132,430

Former Officers
Marita Zuraitis	2013	207,692	—		542,316	345,821	—		—	517,570	1,613,399
Former EVP and President, P&C Companies	2012	594,231	—		732,800	443,168	220,000		—	94,233	2,084,432
	2011	575,000	—		580,875	550,573	311,658		—	94,845	2,112,951

(1)	The amounts in these columns reflect the grant date fair value of the award calculated in accordance with FASB ASC Topic No. 718. Assumptions used in the calculation of these amounts are set forth in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2013 included in the Company’s Annual Report. The amounts set forth may be more or less than the value ultimately realized by the NEO based upon, among other things, the value of the Company’s Common Stock at the time of vesting and/or exercise of the stock awards, whether the Company achieves the performance goals associated with certain stock awards and whether such awards actually vest. All listed awards for Ms. Zuraitis were forfeited upon her resignation from the Company.
(2)

Amounts in this column include the grant date fair value of awards of TBRSUs and PBRSUs granted during the applicable year. Set forth in the table below is both the grant date fair value and grant date fair value assuming maximum payment level is achieved for the PBRSUs. No shares will be earned pursuant to the PBRSUs if the Company does not achieve specified levels of performance.

Name	Year	Grant Date Fair Value of PBRSUs (as included in table above) ($)	Grant Date Fair Value of PBRSUs Assuming Maximum Payment Level ($)
Frederick H. Eppinger	2013	1,580,420	2,370,630
	2012	1,641,150	2,461,725
	2011	604,110	803,466

Robert A. Stuchbery	2013	311,971	546,032
	2012	319,050	553,500

David B. Greenfield	2013	282,812	424,218
	2012	273,525	410,288
	2011	313,673	417,185

J. Kendall Huber	2013	155,963	233,944
	2012	164,115	246,173
	2011	116,175	154,513

Andrew S. Robinson	2013	155,963	233,944
	2012	164,115	246,173
	2011	127,793	169,964

Marita Zuraitis*	2013	268,256	402,383
	2012	364,700	547,050
	2011	290,438	386,283

*	Each of these awards was forfeited by Ms. Zuraitis upon her resignation from the Company.
(3)	With respect to Mr. Stuchbery, amounts also include the grant date fair value of matching shares awarded under the Chaucer SIP.
(4)	Amounts in this column are traditionally cash awards. For 2011, however, for executive officers, including the NEOs listed above (excluding Mr. Stuchbery), the Compensation Committee decided to award approximately two-thirds of the total value in restricted shares in lieu of cash. The restricted shares were granted on January 20, 2012 and vested on January 21, 2014. Since the value of the restricted shares is set forth in this column, to avoid duplicative reporting, it is not also reported in the Stock Awards column.
(5)	Due primarily to an increase in the discount rate, for 2013 (i) Mr. Eppinger’s present value of accumulated benefits in the pension plan decreased by $540, and (ii) Mr. Huber’s present value of accumulated benefits in the pension plan and excess pension plan decreased by $939.

(6)	For 2013, the amounts shown in this column consist of the following:

Company Contributions to 401(k) and Non-Qualified Retirement Savings Plan; Chaucer Board Stipend; Separation Payments

	All Other Compensation (Excluding Perquisites)
Name	Company Contributions to Defined Contribution Plan($)	Company Contributions to Non-Qualified Retirement Savings Plan($)	Stipend for Service on the Chaucer Board of Directors($)	Separation Payments($)*
Frederick H. Eppinger	15,800	44,700	—	—
Robert A. Stuchbery	—	—	—	—
David B. Greenfield	15,800	30,923	31,200	—
J. Kendall Huber	15,800	20,400	—	—
Andrew S. Robinson	15,800	18,254	31,200	—
Marita Zuraitis	15,300	—	—	494,360

*	Payments to Ms. Zuraitis pursuant to her Transition Assistance and Cooperation Agreement. Please see page 63 in the CD&A for more information.

Perquisites

Name	Perquisites
	Financial Planning Services ($)	Matching Contributions to Qualified Charities ($)	Spousal Travel ($)*	Tax Reimbursement ($)*
Frederick H. Eppinger	13,900	6,500	—	—
Robert A. Stuchbery	—	—	—	—
David B. Greenfield	10,000	5,000	—	—
J. Kendall Huber	10,000	4,000	—	—
Andrew S. Robinson	10,000	—	2,354	1,027
Marita Zuraitis	6,893	—	661	356

*	Spousal travel and associated tax reimbursements relate solely to certain agent conferences and company events where spousal attendance was expected.

(7)	Payment pursuant to Mr. Stuchbery’s Retention Agreement. Please see page 62 in the CD&A for additional information.
(8)	One-half of the award will be paid in April 2014, and provided Mr. Stuchbery remains employed by THG through such date, the remainder is payable in January 2015. The full amount of the annual bonus with respect to 2013 is reported in this column.
(9)	One-half of the award was paid in 2013 and the remainder was paid in January 2014. The full value of the annual bonus with respect to 2012 is reflected in this column.

Grants of Plan-Based Awards in Last Fiscal Year

The following table contains information concerning plan-based awards granted to the NEOs in 2013. All equity awards were granted pursuant to the 2006 Plan. Where the footnotes indicate a vesting date, in order for such awards to vest and be paid to the NEO, in addition to satisfying the applicable performance metrics, if any, the NEO must remain continuously employed by the Company (except in the case of a change in control, or the NEO’s death or disability) through such vesting date.

Grants of Plan-Based Awards in 2013

Name	Grant Date		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($) (2)
			Threshold ($) (1)	Target ($)	Maximum ($)	Threshold (#) (1)	Target (#)	Maximum (#)
Frederick H. Eppinger	2/26/13	(3)	—	1,200,000	2,400,000
	2/26/13	(4)				9,500	38,000	57,000				1,580,420
	2/26/13	(5)								140,000	42.49	1,075,888

Robert A. Stuchbery	2/26/13	(6)	144,300	577,200	1,154,400
	2/26/13	(4)				919	3,675	5,513				155,820
	2/26/13	(7)				—	3,675	7,350				156,151
	2/26/13	(8)							3,150			133,844
	Various	(9)							94			4,677

David B. Greenfield	2/26/13	(3)	—	504,000	1,008,000
	2/26/13	(4)				1,700	6,800	10,200				282,812
	2/26/13	(8)							6,800			288,932
	2/26/13	(5)								47,500	42.49	365,035

J. Kendall Huber	2/26/13	(3)	—	333,750	667,500
	2/26/13	(4)				938	3,750	5,625				155,963
	2/26/13	(8)							3,750			159,338
	2/26/13	(5)								26,250	42.49	201,729

Andrew S. Robinson	2/26/13	(3)	—	286,000	572,000
	2/26/13	(4)				938	3,750	5,625				155,963
	2/26/13	(8)							3,750			159,338
	2/26/13	(5)								26,250	42.49	201,729

Marita Zuraitis (10)	2/26/13	(3)	—	540,000	1,080,000
	2/26/13	(4)				1,613	6,450	9,675				268,256
	2/26/13	(8)							6,450			274,061
	2/26/13	(5)								45,000	42.49	345,821

(1)	Threshold amounts indicate the amount of payout in the event certain minimum levels of performance are achieved. If the level of actual performance falls below the minimum payout threshold, no amounts will be paid.
(2)

The amounts in this column reflect the grant date fair value of the award calculated in accordance with FASB ASC Topic No. 718. Assumptions used in the calculation of these amounts are set forth in Note 11 to the Company’s audited financial statements for the fiscal year ended December 31, 2013 included in the Company’s Annual Report.

The amounts set forth may be more or less than the value ultimately realized based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the stock awards or exercise of options, whether the Company achieves certain performance goals and whether such awards actually vest.

(3)	Award under the 2013 Executive STIP (see section entitled “Short-Term Incentive Compensation” in the CD&A beginning on page 52 for more information). On March 14, 2014, these awards were paid to the NEOs in the following amounts: Mr. Eppinger, $1,500,000; Mr. Greenfield, $645,000; Mr. Huber, $425,000; and Mr. Robinson, $370,000. In connection with her Transition Assistance and Cooperation Agreement (see page 63 for additional information), Ms. Zuraitis received her target award under the program, pro-rated to her resignation date ($180,000).
(4)	Grant of PBRSUs (see section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 57 for more information). For each NEO, other than Mr. Stuchbery, the PBRSUs vest on the third anniversary of the date of grant only if and to the extent the Company achieves a specified relative total shareholder return for the years 2013-2015. For Mr. Stuchbery, the PBRSUs vest on the second anniversary of the date of grant only if and to the extent the Company achieves a specified relative total shareholder return for the years 2013-2014.
(5)	The securities underlying the options granted are shares of Common Stock. The options granted vest in three equal annual installments commencing on the first anniversary of the grant date. All options have a ten-year term. The exercise price of such options equals the closing price per share of THG’s Common Stock on the NYSE as of the date of grant. See section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 57 for more information.
(6)	Award under the 2013 Chaucer Annual Bonus Plan (see section entitled “Short-Term Incentive Compensation—2013 Chaucer STIP” in the CD&A beginning on page 56 for more information). Mr. Stuchbery was awarded $738,816 (£473,600) pursuant to this program. One-half of this award will be paid in April 2014, and the remainder will vest in January 2015.
(7)	Grant of PBRSUs (see section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 57 for more information). These PBRSUs vest on the second anniversary of the date of grant only if and to the extent Chaucer achieves a specified level of average post-tax ROE for the years 2013-2014.
(8)	Grant of TBRSUs (see section entitled “Long-Term Incentive Compensation” in the CD&A beginning on page 57 for more information). For NEOs, other than Mr. Stuchbery, the TBRSUs vest on the third anniversary of the date of grant. For Mr. Stuchbery, the TBRSUs vest on the second anniversary of the date of grant.
(9)	Grants of matching shares under the Chaucer SIP. Subject to certain exceptions, such shares are subject to a three-year vesting requirement.
(10)	Ms. Zuraitis forfeited all her awards set forth in this table when she resigned from the Company in May 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information for the NEOs regarding outstanding equity awards held as of December 31, 2013. All awards granted prior to May 16, 2006 were issued pursuant to the Company’s Amended Long-Term Stock Incentive Plan and all awards granted after May 16, 2006 were issued pursuant to the 2006 Plan. Where the footnotes indicate a vesting date, in order for such awards to vest and be paid to the NEO, in addition to satisfying the applicable performance metrics, if any, the NEO must remain continuously employed by the Company (except in the case of a change in control, or the NEO’s death or disability) through such vesting date. As of December 31, 2013, Ms. Zuraitis had no outstanding equity awards.

Outstanding Equity Awards at Fiscal Year-End 2013

	Option Awards						Stock Awards
Name	Grant Date (1)		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Frederick H. Eppinger	3/15/05		140,000		35.86	3/15/15	2/26/10	7,000	(3)	417,970
	2/14/06		100,000		46.28	2/14/16	2/28/11	13,000	(4)	776,230	13,000	(5)	776,230
	2/23/07		100,000		48.46	2/23/17	1/20/12				45,000	(6)	2,686,950
	2/25/08		50,000		45.21	2/25/18	1/20/12	13,750	(7)	821,013
	2/23/09		75,000		34.19	2/23/19	2/26/13				38,000	(8)	2,268,980
	2/26/10		50,000	50,000	42.15	2/26/20
	2/28/11			100,000	46.47	2/28/21
	1/20/12			120,000	36.81	1/20/22
	2/26/13			140,000	42.49	2/26/23

Robert A. Stuchbery							3/8/12	3,000	(9)	179,130	3,750	(6)	223,913
							3/8/12				3,750	(10)	223,913
							2/26/13	3,150	(11)	188,087	3,675	(8)	219,434
							2/26/13				3,675	(12)	219,434
							Various	208	(13)	12,420

David B. Greenfield	12/15/10	(14)	22,500		47.41	12/15/20	2/28/11				6,750	(5)	403,043
	1/20/12			45,000	36.81	1/20/22	1/20/12	7,500	(15)	447,825	7,500	(6)	447,825
	2/26/13			47,500	42.49	2/26/23	1/20/12	5,500	(7)	328,405
							2/26/13	6,800	(11)	406,028	6,800	(8)	406,028

J. Kendall Huber	2/23/09		15,000		34.19	2/23/19	2/26/10	1,313	(3)	78,399
	2/26/10		10,000	10,000	42.15	2/26/20	2/28/11	2,500	(4)	149,275	2,500	(5)	149,275
	2/28/11			20,000	46.47	2/28/21	1/20/12	4,500	(15)	268,695	4,500	(6)	268,695
	1/20/12			22,500	36.81	1/20/22	1/20/12	3,750	(7)	223,913
	2/26/13			26,250	42.49	2/26/23	2/26/13	3,750	(11)	223,913	3,750	(8)	223,913

Andrew S. Robinson	2/23/07		21,675		48.46	2/23/17	2/26/10	1,500	(3)	89,565
	2/23/09		25,000		34.19	2/23/19	2/28/11	2,750	(4)	164,203	2,750	(5)	164,203
	2/26/10		10,000	10,000	42.15	2/26/20	1/20/12	4,500	(15)	286,695	4,500	(6)	268,695
	2/28/11			20,000	46.47	2/28/21	1/20/12	3,250	(7)	194,058
	1/20/12			22,500	36.81	1/20/22	2/26/13	3,750	(11)	223,913	3,750	(8)	223,913
	2/26/13			26,250	42.49	2/26/23

(1)	Except as otherwise indicated, options granted in (i) 2005-2008 vested over three years (25%/25%/50%), (ii) 2009-2012 vest over four years (0%/0%/50%/50%), and (iii) 2013 vest over three years in three equal annual installments.
(2)	Based on a value of $59.71 per share, which was the closing price per share of THG’s Common Stock on December 31, 2013.
(3)	These TBRSUs vested on February 26, 2014 and were converted into an equivalent number of shares of Common Stock.
(4)	Fifty percent of these TBRSUs vested on February 28, 2014 and were converted into an equivalent number of shares of Common Stock. The remaining 50% will vest on the fourth anniversary of the grant date.
(5)	PBRSUs granted in 2011. These awards vested at 75.1% of the targeted award indicated in the table and on February 28, 2014, 50% of such amount was paid to the holders of such PBRSUs. The remaining 50% of the award will vest on February 28, 2015.
(6)

For each NEO, other than Mr. Stuchbery, the PBRSUs vest 50% on the third anniversary of the grant date and 50% on the fourth anniversary of the grant date if the Company achieves a specified relative total shareholder return for the years 2012-2014. For Mr. Stuchbery, the PBRSUs vest on the second anniversary of the date of grant if the Company achieves a specified relative total shareholder return for the years 2012-2013. The actual award may be as low as 0% and as high as 150% of the targeted award shown in the table based upon the actual level of shareholder return achieved. For the 2012-2013 period, the Company’s relative total shareholder return ranked it in the 79th percentile against its pre-determined peer group. Accordingly, Mr. Stuchbery’s PBRSU award vested and was paid at 150% of the targeted award value disclosed in the table.

(7)	Award of restricted stock in lieu of cash under the 2011 Executive Short-Term Incentive Compensation Program. These awards are historically paid in cash. For 2011, however, the Compensation Committee decided to allocate the actual award to executive officers in a combination of approximately one-third cash and two-thirds restricted shares. The restricted shares vested on January 21, 2014.
(8)	For each NEO, other than Mr. Stuchbery, the PBRSUs vest on the third anniversary of the date of grant if the Company achieves a specified relative total shareholder return for the years 2013-2015. For Mr. Stuchbery, the PBRSUs vest on the second anniversary of the date of grant if the Company achieves a specified relative total shareholder return for the years 2013-2014. The actual award may be as low as 0% and as high as 150% of the targeted award shown in the table based upon the actual level of shareholder return achieved.
(9)	These TBRSUs vested on March 10, 2014 and were converted into an equivalent number of shares of Common Stock.
(10)	If Chaucer achieved a specified two-year average post-tax ROE for the years 2012-2013, the PBRSUs will vest on the second anniversary of the grant date. The actual PBRSU award may be as low as 0% or as high as 200% of the targeted award shown in the table, based upon the average post-tax ROE actually achieved. The Compensation Committee determined that the Chaucer’s average post-tax ROE during the period had been achieved at a level that entitled the Mr. Stuchbery to 127% of the targeted award indicated in the table. Accordingly, on March 10, 2014, such award vested and was paid to Mr. Stuchbery.
(11)	For each NEO, other than Mr. Stuchbery, the TBRSUs vest on the third anniversary of the date of grant. For Mr. Stuchbery, the TBRSUs vest on the second anniversary of the date of grant.
(12)	If Chaucer achieves a specified two-year average post-tax ROE for the years 2013-2014, the PBRSUs will vest on the second anniversary of the grant date. The actual PBRSU award may be as low as 0% or as high as 200% of the targeted award shown in the table, based upon the average post-tax ROE actually achieved.

(13)	Grants of matching shares under the Chaucer SIP. Subject to certain exceptions, such shares are subject to a three-year vesting requirement.
(14)	Such options vested over three years, one-third annually.
(15)	Fifty per cent of the TBRSUs vest on the third anniversary of the grant date and 50% vest on the fourth anniversary of the grant date.

Option Exercises and Stock Vested in 2013

The following table sets forth information for the NEOs regarding the value realized during 2013 pursuant to (i) option exercises, and /or (ii) shares acquired upon vesting of previously granted stock awards.

Name	Option Awards				Stock Awards
	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)		Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
Frederick H. Eppinger	399,700	(2)	9,505,262	(2)	18,250	775,105
Robert A. Stuchbery	—		—		—	—
David B. Greenfield	—		—		2,250	131,400
J. Kendall Huber	86,050		1,001,303		2,812	119,437
Andrew S. Robinson	15,337		163,341		2,875	122,118
Marita Zuraitis	225,750		2,374,356		6,625	281,395

(1)	Number of shares acquired upon vesting multiplied by the fair market value of THG’s Common Stock on the vesting date.
(2)	Mr. Eppinger “net exercised” each of the 399,700 options and therefore received no cash in the transactions. A total of 302,643 shares were withheld by the Company to satisfy the exercise price and taxes associated with the exercises, resulting in a net issuance of 97,057 shares to, and still held by, Mr. Eppinger.

Pension and Retirement Benefits

Cash Balance and Excess Benefit Plan

Effective December 31, 2004, benefits under the Company’s funded, tax-qualified, noncontributory defined benefit pension plan (the “Cash Balance Plan”) and associated non-qualified excess benefit plan (the “Excess Benefit Plan”) were frozen and annual allocations to participant memorandum accounts were discontinued. Although future annual allocations were discontinued, interest based on the GATT rate will continue to be credited to participant memorandum accounts.

Each year while the Cash Balance Plan was in effect, the Company allocated an amount equal to a percentage of each participant’s eligible compensation (generally, salary and short-term incentive compensation, up to the federal limits) to a separate memorandum account established for each participant. Similarly, each year the Excess Benefit Plan was in effect, the Company provided eligible individuals with the difference between the benefits calculated under the Cash Balance Plan, without regard to federal limitations, and the maximum amount that may be allocated to the participant’s Cash Balance Plan memorandum account under federal tax laws.

Messrs. Eppinger and Huber are fully vested in the Cash Balance Plan and Excess Benefit Plan and may elect to receive benefits under the plans following termination of employment as either a one-time lump sum or as an annuity. Because they joined the Company after the plans were frozen, Mr. Stuchbery, Mr. Greenfield, Mr. Robinson and Ms. Zuraitis will receive no benefits under the Cash Balance Plan or Excess Benefit Plan.

Chaucer Pension Plan

Chaucer operates a pension plan in the United Kingdom (the “Chaucer Pension Plan”) that comprises both a (i) funded defined benefits section providing benefits based on final pensionable salary, and (ii) defined contributions section. Independent trustees hold and control the funds of the plan. Chaucer closed the defined benefits section to new participants after establishing the defined contributions section in 2001. The Chaucer Pension Plan defined benefits section formula is based upon a percentage of each participant’s “final pensionable salary” (as determined by plan rules) multiplied by his or her years of credited service, to a maximum of 40 years.

Participants in the defined benefits section, including Mr. Stuchbery, earn years of service towards vesting and early retirement eligibility. The current normal retirement age for the defined benefits section is 65; however, Mr. Stuchbery, in common with other similarly situated participants, is eligible to take an unreduced early retirement pension at age 62. Participants may elect to receive benefits earned under the defined benefits section as either a pension or, subject to certain limits, a cash lump sum and reduced pension. Mr. Stuchbery does not participate in the defined contribution section.

Pension Benefits Table

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit($)		Payments During Last Fiscal Year ($)
Frederick H. Eppinger	Cash Balance Plan	N/A	13,907	(1)	—

Robert A. Stuchbery	Chaucer Pension Plan	31.1	6,313,320	(2)	—

J. Kendall Huber	Cash Balance Plan	N/A	51,755	(1)	—
	Excess Benefit Plan	N/A	34,059	(1)	—

(1)	Based upon a measurement date of December 31, 2013. Accordingly, all calculations utilize memorandum accounts as of the same date. The results shown are estimates only and actual benefits will be based upon data, form of benefit elected and age at the time of retirement. The primary assumptions used in the calculations are based on US GAAP assumptions as of the measurement date. Specifically, the calculations utilize an interest crediting rate of 3.5% to project the memorandum accounts from the measurement date to the payment date, a rate of 5.0% to discount expected future qualified and non-qualified plan benefit payments from the payment date to the measurement date, and a post-commencement life expectancy assumption based upon the 2013 PPA Mortality Table. Other assumptions used in the calculations are based on our understanding of the disclosure regulations. In particular, participants are assumed to commence benefits at age 65, which is the normal retirement age defined in both plans. Also, no turnover (e.g. death, disability, termination, retirement) is assumed prior to age 65. Further, all participants are assumed to elect lump sum at commencement.

(2)	Based upon a measurement date of December 31, 2013. The results shown are estimates only and actual benefits will be based upon data, form of benefit elected and age at the time of retirement. The primary assumptions used in the calculations are based on the US GAAP assumptions as of the measurement date. Specifically, the calculations utilize an interest rate of 4.50% to discount expected future plan benefit payments from the payment date to the measurement date, and a post-commencement life expectancy assumption based upon 105% and 85% of the SAPS combined pensioner light Mortality Table for the employee and his assumed spouse, respectively, adjusted for possible future improvements in mortality. The assumptions for future price inflation are that the Retail Prices Index will increase at 3.50% per annum and the Consumer Prices Index will increase at 2.50% per annum. These inflation assumptions are used to determine the increases applied to benefits after and before retirement, respectively. In particular, Mr. Stuchbery is assumed to commence benefits at age 62. Further, for the purposes of this calculation, we have assumed that he takes 75% of his maximum tax free lump sum entitlement at retirement. In addition to years of service with Chaucer, the Chaucer Pension Plan also includes as credited service to the plan such service associated with any previous employment, during which the participant was a participant of any former plan, for which the Chaucer Pension Plan has received a transfer of cash or assets attributable to that participant. Mr. Stuchbery’s Credited Years of Service include 11 years and two months related to prior employment. The Present Value of Accumulated Benefit associated with this prior employment and included in the above amount is $2,389,920.

401(k) Plan

The Company maintains a 401(k) retirement savings plan (the “401(k) Plan”). For 2013, the 401(k) Plan provided a 100% match on the first 6% of eligible compensation deferred to the 401(k) Plan. Eligible compensation generally consists of salary and cash bonus, up to the federal limits for qualified 401(k) plans, which was $255,000 for 2013. Additionally, for 2013, each eligible participant was given an additional $500 Company contribution.

Non-Qualified Retirement Savings Plan

In connection with the 401(k) Plan, the Company also maintains the Non-Qualified Retirement Savings Plan. For 2013, this plan provided eligible employees of the Company, including each of the NEOs listed below, a 6% employer contribution on total eligible compensation in excess of federal limits applied to the 401(k) Plan (subject to certain limits and contingent upon satisfaction of maximum employee contributions to the 401(k) Plan). Amounts deferred are credited with interest based on the GATT rate. This plan is unfunded and non-qualified. A participant’s benefits are payable upon the earlier to occur of death or six months following termination from the Company. Mr. Stuchbery, as an employee of Chaucer, is not eligible for participation in this plan. The table below sets forth certain information regarding NEO participation in the Non-Qualified Retirement Savings Plan during 2013:

Name	Executive Contributions in 2013 ($) (1)	Registrant Contributions in 2013 ($) (2)	Aggregate Earnings in 2013 ($) (3)	Aggregate Withdrawals/ Distributions in 2013 ($)	Aggregate Balance at December 31, 2013 ($) (4)
Frederick H. Eppinger	—	44,700	23,095	—	889,862
David B. Greenfield	—	30,923	1,300	—	83,821
J. Kendall Huber	—	20,400	12,591	—	480,884
Andrew S. Robinson	—	18,254	4,498	—	184,813
Marita Zuraitis	—	—	12,831	544,195	—

(1)	The plan does not allow for executive contributions.
(2)	Represents contributions made by the Company in 2014 with respect to eligible 2013 compensation. Such amounts are included in the All Other Compensation Column of the Summary Compensation Table. As previously reported in our 2013 Proxy Statement, in March 2013, contributions with respect to eligible 2012 compensation were made to the NEOs in the following amounts: $45,000 for Mr. Eppinger; $33,447 for Mr. Greenfield; $22,936 for Mr. Huber; $20,078 for Mr. Robinson; and $39,353 for Ms. Zuraitis.
(3)	Represents interest accrued on the aggregate amount in the plan attributable to the NEO. Amounts set forth in this column are not included in the Summary Compensation Table.
(4)	Includes Company contributions made in 2014 as if such contributions were made on December 31, 2013. Balances attributable to Registrant contributions have been reported as compensation for the NEO in the Summary Compensation Table for the applicable years.

Company Mandated Section 162(m) Deferrals

Section 162(m) generally disallows a tax deduction to public companies for taxable compensation over $1 million paid to certain executives. The Compensation Committee generally has structured the Company’s annual and certain of its long-term incentive compensation arrangements in a manner intended to qualify awards under such arrangements as performance-based compensation that is not subject to the deduction limitation of Section 162(m). Certain types of awards, however, such as TBRSUs, do not qualify under the performance-based exception. Historically, the Company required that compensation earned by our NEOs that was not deductible pursuant to Section 162(m) be deferred until such time as the payment to the NEO could be made without limits on deductibility under Section 162(m). The Company takes Section 162(m) into account in making its executive compensation decisions, but believes that its primary responsibility is to provide a compensation program that achieves the various goals described in the CD&A, and therefore has and expects in the future to pay amounts that are not deductible. The table below sets forth certain information regarding earned and vested stock-based compensation that the Company required Mr. Eppinger and Ms. Zuraitis to defer in order to preserve its ability to deduct the payments under Section 162(m). Executive contributions for 2013 consist solely of dividends earned on all shares that the NEO was required to defer.

Name	Executive Contributions in 2013 ($) (1)	Registrant Contributions in 2013 ($) (2)	Aggregate Earnings in 2013 ($)		Aggregate Withdrawals/ Distributions in 2013 ($) (4)	Aggregate Balance at December 31, 2013 ($) (5)
Frederick H. Eppinger	218,092	22,209	—	(3)	—	10,518,909
Marita Zuraitis	9,565	1,258	—	(3)	1,597,479	—

(1)	Represents dividends earned in 2013 on deferred shares, which were required to be deferred. The stock awards underlying the deferred shares were reported in the Summary Compensation Table during the year granted. Dividends on such shares are not reported in the Summary Compensation Table.
(2)	Represents interest on deferred dividends. Such deferred dividends accrue interest at the GATT rate. Such interest is not reported in the Summary Compensation Table.
(3)	The value of deferred shares fluctuates with the market value of THG Common Stock. Aggregate earnings (loss) based upon stock price fluctuation are not reported in this column or in the Summary Compensation Table, but are reflected in the aggregate balances as of December 31, 2013.
(4)	Represents the fair market value of the aggregate number of shares previously earned and reported but required to be deferred as of the date of required distribution, plus all accrued but unpaid dividends and accrued but unpaid interest thereon, which were also required to be deferred.

(5)	Represents the fair market value of the aggregate number of shares previously earned and reported but required to be deferred as of December 31, 2013, plus all accrued but unpaid dividends and accrued but unpaid interest thereon, which are also required to be deferred. The stock awards underlying the deferred shares were reported in the Summary Compensation Table during the applicable grant year. Accrued but unpaid dividends and interest were not reported in the Summary Compensation Table.

Potential Payments upon Termination or Change in Control

Overview

The information provided in the following tables reflects the amount of incremental compensation required to be paid to each NEO (other than Ms. Zuraitis) in the event of a change in control of THG, or a termination of the NEO’s employment. For purposes of the quantitative disclosure, we have assumed that all triggering event(s) took place on December 31, 2013, and that the price per share of our Common Stock on such date was $59.71 (the closing price per share of our Common Stock on the NYSE on December 31, 2013). Due to the number of factors that affect the nature and amount of benefits provided upon the occurrence of such events, actual amounts paid or distributed may be different from the amounts disclosed below. Factors that could affect the actual amounts paid include:

•	the timing during the year of such event;
•	the number of outstanding but unvested stock awards then held by the NEO;
•

the Company’s relative total shareholder return over a specified period and its performance against certain financial and/or business objectives established for determining the level of payment and/or vesting of outstanding, but unvested, stock awards;

•	awards granted after December 31, 2013;
•	the amount of prior years’ compensation the NEO was required or elected to defer; and
•	the Company’s stock price as of the date of such event.

Specifically excluded from the information and tables below are any amounts which are not contingent upon the occurrence of the triggering event(s) or payments pursuant to Company benefit plans that are generally available to all salaried employees of THG and do not discriminate in scope or terms of operation in favor of our NEOs (e.g., term life insurance, long-term disability insurance, etc.). Benefits to our NEOs under the CIC Plan are triggered only in the event of a Change in Control (defined below) and the subsequent occurrence of a termination or constructive termination. The change in control column in the tables below assume both a Change in Control and the occurrence of a termination event effective as of December 31, 2013.

The payments and benefits that Ms. Zuraitis received in connection with her resignation in 2013 are described in the CD&A on page 63.

Termination Other Than as a Result of a Change in Control

Except as otherwise described below, the Company has no obligations to provide severance benefits (except as may otherwise be required by law) to any NEO in the event such NEO is terminated other than in connection with a change in control.

Eppinger Offer Letter

Pursuant to Mr. Eppinger’s offer letter, dated August 14, 2003, as amended, in the event his employment is involuntarily terminated (other than for cause or in the event of a change in control), Mr. Eppinger will receive a lump sum payment equal to his base salary and target short-term incentive compensation award. As a condition to Mr. Eppinger’s employment and eligibility to receive the severance payments under his offer letter, Mr. Eppinger agreed to certain non-disclosure, non-hire and non-competition provisions. Mr. Eppinger can require the Company to waive the non-competition provisions by electing not to receive severance payments otherwise due.

Stuchbery Retention and Services Agreements

Pursuant to Mr. Stuchbery’s Retention Agreement, dated August 23, 2011, provided Mr. Stuchbery remains employed by the Company through such date, he will receive a $1,092,000 (£700,000) payment on July 4, 2014. If Mr. Stuchbery’s employment is terminated prior to that date (unless such termination is by reason of his gross misconduct or otherwise under circumstances whereby he could be summarily terminated under the terms of his Services Agreement without notice), he will be entitled to his retention award and 50% of his target short-term incentive compensation award, pro-rated to reflect the number of days he was employed during the year.

Additionally, pursuant to the terms of his Services Agreement, which predated the Company’s acquisition of Chaucer, in the event Mr. Stuchbery’s employment is terminated, other than under certain enumerated circumstances (generally, acts of misconduct or disability), Mr. Stuchbery is entitled to one year’s base salary plus benefits. As a condition to these post-termination benefits, Mr. Stuchbery has agreed to certain non-solicitation, cooperation, non-competition and confidentiality provisions that extend beyond his termination of employment for up to one year.

2006 Plan

Pursuant to the 2006 Plan and certain stock award agreements issued thereunder, holders of stock awards, including the NEOs, may be entitled to pro-rated vesting of their awards in the event the holder dies or is disabled prior to the vesting date. Disability, for these purposes, is as defined in the Company’s long-term disability plan.

2011 Chaucer Long-Term Incentive Plan

Pursuant to the terms of the 2011 Chaucer Long-Term Incentive Plan (the “2011 Chaucer LTIP”), participants, including Mr. Stuchbery, may be entitled to pro-rated vesting of their awards in the event the participant is terminated without cause, dies or is disabled prior to the vesting date.

Change in Control

THG’s CIC Plan outlines the potential benefits certain key executives could receive upon a Change in Control of the Company. In the event of a Change in Control (defined below) of the Company and subsequent involuntary or constructive termination of a participant within a two-year period after the Change in Control, the CIC Plan authorizes the payment of specified benefits to eligible participants. These include a lump-sum cash payment equal to a multiplier (the “Multiplier”) (3X, except for Mr. Robinson, who is 2X) times the sum of a participant’s applicable base salary and target short-term incentive compensation award. Additionally, a participant is entitled to a cash payment of an amount equal to the amount that otherwise would have been credited under the Company’s 401(k) Plan and Non-Qualified Retirement Savings Plan for the year in which the employee was terminated. The CIC Plan also provides for continued coverage for up to one year under the Company’s health plans, payment of an amount equal to the participant’s target short-term incentive compensation award pro-rated for service performed in the year of termination, and outplacement services. Certain participants may also be entitled to a gross-up payment (“280G Gross-Up”) if their change in control payments/benefits become subject to the excise tax imposed by section 4999 of the Internal Revenue Code, subject to a requirement that the amounts subject to the excise tax exceed a certain amount (the excise tax is a special additional tax applicable to change-in-control situations; the 280G Gross Up does not apply to federal and state ordinary income taxes which would be payable exclusive of the impact of such excise tax and the gross-ups). Notwithstanding the foregoing, it is the Company’s policy that no new participant to the CIC Plan be entitled to a 280G Gross-Up benefit. See footnote 9 on page 84 for additional information. Accordingly, Mr. Greenfield and Mr. Robinson are not entitled to 280G Gross-Up benefits. Mr. Stuchbery is not a participant in this plan. Ms. Zuraitis ceased to be a participant in this plan when she resigned from the Company.

Pursuant to the 2006 Plan, the 2011 Chaucer LTIP and the various agreements issued thereunder, in the event of a change in control, the participant may be entitled to certain accelerated vesting of awards if such awards are not assumed by the successor company, or if such participant is involuntarily terminated (or constructively terminated) after the change in control. Please see footnotes 3, 4, 5 and 11 on pages 83–85 for more information.

As further described in the footnotes, the values in the tables below include amounts for short-term and long-term incentive compensation awards that vested and were earned by the executives in the first quarter of 2014.

Potential Payments Upon Termination or Change in Control* Tables

	Frederick H. Eppinger
Benefit	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$2,200,000	$6,600,000
Cash Incentives (2)	—	—	—	—	—	1,200,000
Equity
Unvested Restricted Stock Units (3)	3,296,052	5,095,831	—	—	—	9,308,072
Unvested Restricted Stock (4)	798,562	821,013	—	—	—	821,013
Unexercisable Stock Options (5)	—	2,343,589	—	—	—	7,360,800
Other Benefits
Health & Welfare (6)	—	—	—	—	—	13,400
Outplacement (7)	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	60,000
Excise Tax Gross-Ups (9)	—	—	—	—	—	7,222,591

TOTAL	$4,094,614	$8,260,433	$—	$—	$2,200,000	$32,625,876

See page 82 for footnotes.

	Robert A. Stuchbery
Benefit	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (10)	$—	$—	$—	$—	$577,200	$577,200
Cash Incentives (11)	1,722,473	341,873	—	—	1,722,473	1,814,670
Equity
Unvested Restricted Stock Units (3)	990,708	1,377,569	—	—	—	1,504,752
Unvested Shares in The Chaucer Share Incentive Plan (12)	12,420	12,420	—	12,420	12,420	12,420
Other Benefits
Health & Welfare (13)	—	—	—	—	4,335	4,335

TOTAL	$2,725,601	$1,731,862	$—	$12,420	$2,316,428	$3,913,377

	David B. Greenfield
Benefit	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$3,192,000
Cash Incentives (2)	—	—	—	—	—	504,000
Equity
Unvested Restricted Stock Units (3)	879,230	1,449,401	—	—	—	2,487,698
Unvested Restricted Stock (4)	319,449	328,405	—	—	—	328,405
Unexercisable Stock Options (5)	—	272,644	—	—	—	1,848,450
Other Benefits
Health & Welfare (6)	—	—	—	—	—	13,400
Outplacement (7)	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	48,447

TOTAL	$1,198,679	$2,050,450	$—	$—	$—	$8,462,400

	J. Kendall Huber
Benefit	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control
Cash Severance (1)	$—	$—	$—	$—	$—	$2,336,250
Cash Incentives (2)	—	—	—	—	—	333,750
Equity
Unvested Restricted Stock Units (3)	645,405	1,000,501	—	—	—	1,589,958
Unvested Restricted Stock (4)	217,822	223,913	—	—	—	223,913
Unexercisable Stock Options (5)	—	458,675	—	—	—	1,407,675
Other Benefits
Health & Welfare (6)	—	—	—	—	—	13,400
Outplacement (7)	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	37,936
Excise Tax Gross-Ups (9)	—	—	—	—	—	1,618,384

TOTAL	$863,227	$1,683,089	$—	$—	$—	$7,601,266

See page 82 for footnotes.

	Andrew S. Robinson
Benefit	Death	Disability	For Cause	Voluntary	Without Cause	Change in Control

Cash Severance (1)	$—	$—	$—	$—	$—	$1,452,000
Cash Incentives (2)	—	—	—	—	—	286,000
Equity
Unvested Restricted Stock Units (3)	674,245	1,036,685	—	—	—	1,629,128
Unvested Restricted Stock (4)	188,803	194,058	—	—	—	194,058
Unexercisable Stock Options (5)	—	458,675	—	—	—	1,407,675
Other Benefits
Health & Welfare (6)	—	—	—	—	—	13,464
Outplacement (7)	—	—	—	—	—	40,000
Cash Severance Related to Company’s 401(k) and NQ Retirement Savings Plan (8)	—	—	—	—	—	35,078

TOTAL	$863,048	$1,689,418	$—	$—	$—	$5,057,403

*	For purposes of the CIC Plan, a Change in Control is defined as follows: (i) subject to certain exceptions, a change in the composition of the Board of Directors such that the Incumbent Directors (as defined in the CIC Plan) at the beginning of any consecutive twenty-four month period cease to constitute a majority of the Board; (ii) subject to certain exceptions, any person or group is or becomes the beneficial owner of 35% or more of the Company’s outstanding voting securities; (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the transaction own more than 50% of the total voting stock of the successor corporation and a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the transaction; (iv) the approval by shareholders of a sale of all or substantially all of the Company’s assets and such sale is consummated; or (v) the approval by shareholders of a plan of liquidation or dissolution of the Company. The definition of “change in control” in the 2006 Plan is substantially consistent with the definition in the CIC Plan, except that pursuant to the 2006 Plan, a “change in control” is triggered by the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires shareholder approval, unless the shareholders immediately prior to the transaction own more than 50% of the total voting stock of the successor corporation or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to the transaction.

Prior to receiving any benefits under the CIC Plan, the participant must execute certain waivers and releases in favor of the Company. In addition, in order to be eligible to participate in the CIC Plan, participants must execute a non-solicitation agreement, regardless of whether or not they ever receive benefits thereunder. The non-solicitation agreements provide that, during employment and for a period of two years after termination (one year for participants having a Multiplier less than 2X), the executive officer will not (i) hire, recruit, solicit or induce, attempt to induce, or assist or encourage a third party to hire, recruit, solicit or induce or attempt to induce any employee(s), agent(s) or broker(s) of the Company to terminate their employment with, or otherwise cease their relationship with the Company, or (ii) divert or take away, attempt to divert or to take away, or assist or encourage a third party to divert or take away, the business or patronage of any of the policyholders, agents, clients, customers or accounts of the Company which were contacted, solicited or served while the participant was employed by the Company. Finally, this agreement also contains a non-disparagement and cooperation provision and provides that all proprietary information relating to the Company’s business and all software, works of authorship and other developments created during employment by the Company are the sole property of the Company.

(1)	Pursuant to the CIC Plan, in the event of both a Change in Control and a subsequent termination event, as described above, each NEO is entitled to a lump sum severance payment equal to their Multiplier times the sum of their applicable annual base salary plus target short-term incentive compensation award. Pursuant to Mr. Eppinger’s offer letter, in the event his employment is terminated (other than for cause or as a result of a change in control), he is entitled to a lump sum severance payment equal to one times his current annual base salary plus his target short-term incentive compensation award, provided he agrees to a one-year non-compete agreement and other restrictions.
(2)	Payment of target 2013 Executive STIP award earned in 2013, pro-rated for the period prior to the Change in Control (the amount included above assumes full year payout at target). In the event of death, disability, or in certain circumstances, an involuntary termination (other than for cause), occurring prior to the payment date, each NEO remains eligible for an award under the 2013 Executive IC Program, but payment is at the discretion of the Compensation Committee. Each NEOs’ actual 2013 Executive IC Program award was earned and paid during the first quarter of 2014. See the Summary Compensation Table on page 67 for more information.
(3)	PBRSUs Value of unvested PBRSUs granted in 2011, 2012 and 2013 (see Outstanding Equity Awards at Fiscal Year-End 2013 on page 72 for more information).

Death and Disability. In the event of a NEO’s death, a pro-rated portion of the PBRSUs vest, but only if the performance goals are achieved. In the event an NEO’s employment is terminated due to disability, a pro-rated portion of the PBRSUs vest, but only if the performance goals are achieved, with one year additional vesting credit given to the participant. For all NEOs other than Mr. Stuchbery, values for 2012 PBRSUs assume payment at target. For Mr. Stuchbery, value for 2012 PBRSUs is based on actual payout of (i) 150% of target for one half of the award, and (ii) 127% of target for the second half of the award. Values for 2013 PBRSUs assume payout at target and values of 2011 PBRSUs are based on actual payout of 75.1% of target amount.

Change in Control. In the event of a change in control, unless such awards are assumed by the successor entity, 100% of the PBRSUs vest based upon a deemed level of achievement. If awards are assumed, then participants are not entitled to any acceleration unless involuntarily terminated (or constructively terminated) following the change in control. Values for 2011, 2012 and 2013 are based upon deemed payouts at 87.6% (actual payout was at 75.1% of target), 150% and 150% of target, respectively (except that one half of Mr. Stuchbery’s 2012 and 2013 PBRSU awards were valued at 113% and 100% of target, respectively).

TBRSUs

Value of unvested TBRSUs granted in 2010, 2011, 2012 and 2013 (see Outstanding Equity Awards at Fiscal Year-End 2013 on page 72 for more information).

Death and Disability. In the event of a NEO’s death, a pro-rated portion of the TBRSUs vest. In the event an NEO’s employment is terminated due to disability, a pro-rated portion of the TBRSUs vest with one year additional vesting credit given to the participant.

Change in Control. In the event of a change in control, unless such award is assumed by the successor entity, 100% of the TBRSUs vest. If awards are assumed, then participants are not entitled to any acceleration unless involuntarily terminated (or constructively terminated) following the change in control.

(4)	Value of restricted stock award granted in 2012 in lieu of a portion of the 2011 short-term incentive compensation award. (see Outstanding Equity Awards at Fiscal Year-End 2013 on page 72 for more information). This award vested on January 20 2014.

Death and Disability. In the event of a NEO’s death, a pro-rated portion of the restricted stock award vests. In the event an NEO is terminated due to disability, a pro-rated portion of the restricted stock award vests with one year additional vesting credit given to the participant.

Change in Control. In the event of a change in control, unless such award is assumed by the successor entity, 100% of the restricted stock award vests. If the awards are assumed, then the participants are not entitled to any acceleration unless involuntarily terminated (or constructively terminated) following the change in control.

(5)	Value of all unvested stock options (see Outstanding Equity Awards at Fiscal Year-End 2013 on page 72 for more information). Represents intrinsic value (difference between fair market value of THG Common Stock and the exercise price of the options multiplied by the number of unvested options). Unless such award is assumed by the successor entity, upon a change in control such unvested options immediately vest and become exercisable in full. If awards are assumed, then participants are not entitled to any acceleration unless involuntarily terminated (or constructively terminated) following the change in control. In the event an NEO is terminated due to disability, one year additional vesting credit is given to the participant.
(6)	Represents the estimated cost of continued health and dental benefits for a period not to exceed one year. All such benefits terminate in the event the NEO obtains other employment that provides the NEO with group health benefits.
(7)	Represents the estimated cost of one year of outplacement services.
(8)	Represents a lump sum payment equal to the amount which would be credited for 2013 to the NEO’s account balances under the 401(k) Plan and the Non-Qualified Retirement Savings Plan, based upon the higher of the NEO’s 2012 or annualized 2013 eligible compensation.
(9)	Federal tax rules at Sections 280G and 4999 of the Internal Revenue Code impose adverse tax consequences on certain payments and benefits related to a corporate change in control. Where applicable, the rules impose a 20% excise tax (in addition to normal federal income taxes also imposed upon the individual) on, and deny a corporate deduction for, the excess of an individual’s change in control-related payments over the individual’s “base amount”—that is, his or her average annual taxable compensation determined, in general, using a five-year look back for averaging. However, the rules contain a “safe harbor” that permits an individual to receive just under three times the “base amount” without an excise tax or loss of deduction. Pursuant to the CIC Plan, certain participants are entitled to a “gross-up” payment when payments made to the participant in connection with a Change in Control exceed the safe harbor and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (a “280G Gross-Up Payment”); provided, however, such participants are entitled to a 280G Gross-Up Payment only to the extent such participant’s total change in control-related payment/benefit is 110% or more of the safe harbor amount. If the change in control related payment is less than 110% of the safe harbor amount, no 280G Gross-Up Payment shall be made and the payment/benefits for the individual will be reduced to maximize the after-tax payment to the individual without triggering the 280G Gross-Up Payment. Notwithstanding the foregoing, it is the Company’s policy that no new participants in the CIC Plan be entitled to a 280G Gross-Up Payment. For purposes of computing the 280G Gross-up Payment the Company used the highest marginal tax rates in effect for 2013.
(10)	Pursuant to the terms of his Services Agreement, in the event Mr. Stuchbery’s employment is terminated, other than for the reasons set forth in the agreement (generally, misconduct or disability), Mr. Stuchbery is entitled to one year’s base salary plus benefits. Amounts reflect only base salary. For the value of benefits see footnote 13.
(11)

Amounts due under Retention Agreement. Pursuant to the terms of his Retention Agreement, if Mr. Stuchbery is terminated other than for gross misconduct or under certain circumstances enumerated in his Services Agreement (generally, misconduct or disability), Mr. Stuchbery is entitled to (i) his $1,092,000

(£700,000) retention award, and (ii) 50% of his target short-term incentive award, pro-rated to reflect the number of days employed during the year. Since the assumed termination date is the last day of the year, amount reflects 50% of his total target award.

Amounts due under the Chaucer 2011 LTIP. Pursuant to the terms of the 2011 Chaucer LTIP, in the event Mr. Stuchbery is terminated without cause, dies or is disabled, a pro-rated portion of the award vests, but only if the performance goals are achieved. In the event of a change in control, unless such awards are assumed by the successor entity, 100% of the award vests based upon deemed level of achievement. If awards are assumed, then participants are not entitled to any acceleration unless involuntarily terminated (or constructively terminated) following the change in control. For death and disability, or in the event of a termination without cause, assumed payouts are at target. For change in control, assumed payout is at 106% of target.

(12)	Matching shares issued pursuant to the Chaucer SIP. These shares are subject to vesting restrictions, but generally such vesting is accelerated in the event of death, disability, change-in-control, retirement or termination without cause.
(13)	Represents estimated cost of one year’s benefits due under Services Agreement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors, and persons who beneficially own more than ten percent (10%) of our Common Stock, to file initial reports of ownership, and reports of changes in ownership, of our Common Stock with the SEC and the NYSE. Such persons are required by SEC regulations to provide to THG copies of all their Section 16(a) filings. Based solely on a review of the forms furnished to THG and written representations from THG’s executive officers and directors, THG believes that during 2013, THG’s executive officers, directors and greater than 10% shareholders fully complied with all Section 16(a) filing requirements, except that due to an administrative oversight, one report covering one transaction for Andrew S. Robinson, Executive Vice President, was filed late.

HOUSEHOLDING INFORMATION

Some brokers and nominees may be participating in the practice of “householding” proxy statements, annual reports and notices of internet availability of proxy materials. This means that only one copy of our Proxy Statement, our Annual Report or our Notice may have been sent to multiple shareholders in your household. We will promptly deliver a separate copy of any of the documents to you if you call 1-800-407-5222 or write to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). If you want to receive separate copies of our Annual Report, Proxy Statement and/or Notice in the future, or are receiving multiple copies at your household and would like to receive only one copy for your household, you should contact your broker or nominee, or our Investor Relations department.

ANNUAL REPORT ON FORM 10-K

Shareholders may obtain without charge a copy of THG’s Annual Report on Form 10-K, including financial statements and financial statement schedules, required to be filed with the SEC pursuant to the Exchange Act for the fiscal year ended December 31, 2013, by calling 1-800-407-5222 or by writing to THG at 440 Lincoln Street, Worcester, Massachusetts 01653 (attention: Investor Relations). The information is also available on the Company’s web site at www.hanover.com, under “About Us-Investors-SEC Filings.”

OTHER MATTERS

Management knows of no business that will be presented for consideration at the Annual Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxy holders to vote the shares represented thereby on such matters in accordance with the recommendation of the Board, and authority to do so is included in the proxy.

SHAREHOLDER PROPOSALS

Proposals submitted by shareholders of THG must be received by the Company’s Corporate Secretary, The Hanover Insurance Group, Inc., 440 Lincoln Street, Worcester, Massachusetts 01653 on or before December 5, 2014, to be eligible under the SEC’s shareholder proposal rule (Rule 14a-8) for inclusion in the proxy materials relating to the 2015 Annual Meeting of Shareholders.

Any shareholder proposal to be considered at the Company’s 2015 Annual Meeting of Shareholders, but not included in the proxy materials, must be submitted to the Company’s Corporate Secretary by February 18, 2015, or the persons appointed as proxies may exercise their discretionary voting authority with respect to that proposal. The persons appointed as proxies may also exercise their discretionary voting authority with respect to shareholder proposals submitted prior to February 18, 2015, unless the proponent otherwise complies with the requirements of the SEC’s Rule 14a-4 or Rule 14a-8.

DATED at Worcester, Massachusetts this 4th day of April 2014.

By Order of the Board of Directors,

CHARLES F. CRONIN

Vice President and Secretary

Appendix A

Non-GAAP Financial Measures

The discussion of our results in the CD&A section of this Proxy Statement includes a discussion of our operating income, ex-cat operating income, ex-cat combined ratio, and book value per share, excluding accumulated other comprehensive income, all of which are non-GAAP financial measures.

Operating Income

Operating income is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of the results attributable to the core operations of our business. The items excluded were primarily realized investment gains, losses on real estate and the repayment of debt, interest expense on debt and income taxes. A reconciliation of operating income before income taxes to income from continuing operations is presented below and on page 44 of our Annual Report on Form 10-K filed with the SEC on February 25, 2014.

Ex-Cat Operating Income and Ex-Cat Combined Ratio

Ex-cat operating income is a non-GAAP financial measure because it excludes from net income certain items of expense or income that management does not consider representative of the results attributable to the core operations of our business, including those items noted above, as well as the impact of catastrophe losses on our results. Although catastrophe losses are a significant component in understanding and assessing our financial performance, management has metrics that evaluate results excluding catastrophes due to the fact that they are not predictable as to the timing or the amount that will affect our operations.

The combined ratio is the GAAP equivalent of the statutory ratio that is widely used as a benchmark for determining an insurer’s underwriting performance. This ratio is the sum of the loss ratio, loss adjustment expense ratio and the underwriting expense ratios. Ex-cat combined ratio excludes the impact of catastrophe losses on the combined ratio and therefore is a non-GAAP financial measure.

A reconciliation of ex-cat operating income and operating income to income from continuing operations, and ex-cat combined ratio to combined ratio, the most directly comparable GAAP financial measures, is set forth below.

(in millions)	2013	2012
Ex-cat operating income	$533.4	$445.0
Pre-tax catastrophe effect	(140.0)	(369.9)
Operating income	393.4	75.1
Interest expense on debt	(65.3)	(61.9)
Income tax benefit (expense) on operating income	(100.9)	1.9
Operating income, net of interest expense and income taxes	227.2	15.1
Adjustment for certain items	18.5	31.0
Income from continuing operations, net of tax	$245.7	$46.1

	2013	2012
Ex-cat combined ratio	93.6%	95.7%
Catastrophe loss ratio	(3.1)	(8.7)
Combined ratio	96.7%	104.4%

Book Value per Share, Excluding Accumulated Other Comprehensive Income

Book value per share, excluding accumulated other comprehensive income, is calculated as total shareholders’ equity, excluding accumulated other comprehensive income, divided by the number of common shares outstanding.

ANNEX I

THE HANOVER INSURANCE GROUP

2014 LONG-TERM INCENTIVE PLAN

1.	DEFINED TERMS

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.	PURPOSE

The Plan has been established to provide for the grant to Participants of Stock-based and other incentive Awards.

3.	ADMINISTRATION

The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; settle Awards in cash, shares of Stock, other Awards or a combination of the foregoing; prescribe forms, rules and procedures relating to the Plan; and otherwise do all things necessary or appropriate to carry out the purposes of the Plan. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.	LIMITS ON AWARDS UNDER THE PLAN

(a)    Number of Shares; Fungible Share Pool. Subject to adjustment as provided in Section 7(b), the maximum number of shares of Stock that may be delivered in satisfaction of Awards under the Plan is:

(i)    6,100,000, plus up to such number of shares of Stock (not to exceed the Prior Plan Over-Hang Limit) subject to awards outstanding under the Prior Plan as of February 28, 2014 (the “Cut-Off Date”) solely to the extent such shares become available for re-issuance hereunder after the Cut-Off Date pursuant to Section 4(b), less

(ii)    one (1) share of Stock for every one (1) share of Stock that was subject to a stock option or SAR granted after the Cut-Off Date under the Prior Plan, and three and eight tenths (3.8) shares of Stock for every one (1) share of Stock that was subject to an award granted after the Cut-Off Date under the Prior Plan other than a stock option or a SAR. On or after the Adoption Date, no awards may be granted under the Prior Plan.

Each share of Stock that is subject to a Stock Option or SAR granted under the Plan shall be counted against the foregoing share limit as one (1) share of Stock. Each share of Stock that is subject to an Award other than a Stock Option or SAR granted under the Plan shall be counted against the limit as three and eight-tenths (3.8) shares of Stock. To the extent consistent with the requirements of Section 422 and regulations thereunder, and with other applicable legal requirements (including applicable stock exchange requirements), Stock issued under awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition shall not reduce the number of shares available for Awards under the Plan. Up to the total number of shares available for Awards may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be awarded under the Plan.

(b)    Shares Available for Re-Issuance. If, after the Cut-Off Date, an award granted under the Prior Plan or an Award granted under this Plan, or any portion thereof, is forfeited, cancelled or is settled for cash or expires, then the shares of Stock subject to such Award or award under the Prior Plan shall, to the extent of such forfeiture, expiration, cancellation or cash settlement, be available for issuance under the Plan. In addition, shares of Stock withheld by the Company to satisfy any tax withholding obligation with respect to an Award that is not a Stock Option or SAR or, after the Cut-Off Date, shares of Stock withheld by the Company to satisfy any tax withholding obligation with respect to an award granted under a Prior Plan that is not a stock option or a stock appreciation right, shall be available for issuance under the Plan. Any shares of Stock that become available again for issuance hereunder shall become available in the following amounts: (i) one (1) share of Stock for every one (1) share of Stock that was subject to a Stock Option or SAR or an option or stock appreciation right granted under the Prior Plan and (ii) three and eight-tenths (3.8) shares of Stock for every one (1) share of Stock that was subject to an Award other than a Stock Option or SAR or an award granted under the Prior Plan other than a stock option or stock appreciation right. Notwithstanding any provision of this Plan to the contrary, the following shares of Stock shall not become available again for issuance hereunder: (x) shares of Stock withheld by the Company in payment of the purchase price of a Stock Option or a stock option granted under the Prior Plan, (x) shares of Stock withheld by the Company to satisfy any tax withholding obligation with respect to a Stock Option or a SAR or a stock option or stock appreciation right granted under the Prior Plan, (y) shares of Stock subject to a SAR or a stock appreciation right under the Prior Plan that are not issued in connection with the stock settlement of the SAR or a stock appreciation right under the Prior Plan on exercise thereof, and (z) shares of Stock reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Stock Options or stock options under the Prior Plan.

(c)    Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company. No fractional shares of Stock will be delivered under the Plan.

(d)    Section 162(m) Limits. The following additional limits will apply to Awards of the specified type granted, or in the case of Cash Awards, payable, to any one person in any single calendar year:

(1)	Stock Options: 500,000 shares of Stock.

(2)	SARs: 500,000 shares of Stock.

(3)	Awards other than Stock Options, SARs or Cash Awards: 150,000 shares of Stock.

(4)	Cash Awards: $5,000,000.

In applying the foregoing limits, (i) all Awards of the specified type granted to the same person in the same calendar year will be aggregated and made subject to one limit; (ii) the limits applicable to Stock Options and SARs refer to the number of shares of Stock subject to those Awards; (iii) the share limit under clause (3) refers to the maximum number of shares of Stock that may be delivered under an Award or Awards of the type specified in clause (3) assuming a maximum payout; and (iv) the dollar limit under clause (4) refers to the maximum dollar amount payable under an Award or Awards of the type specified in clause (4) assuming a maximum payout. The foregoing provisions will be construed in a manner consistent with Section 162(m), including, without limitation, where applicable, the rules under Section 162(m) pertaining to permissible deferrals of exempt awards and will be subject to adjustment as provided in Section 7(b) of the Plan.

(e)    Non-Employee Director Limits. Notwithstanding any other provision of the Plan to the contrary, and subject to adjustment as provided in Section 7(b) of the Plan, the aggregate Award value (measured on the date of grant) that may be granted hereunder to any non-employee director of the Board in any calendar year shall not exceed $500,000 in aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules and determined by the Administrator in its sole discretion). The foregoing limits shall not apply to any Award or shares of Stock granted pursuant to a non-employee director’s election to receive an Award or shares of Stock in lieu of cash retainers or other fees.

5.	ELIGIBILITY AND PARTICIPATION

The Administrator will select Participants from among key Employees and directors of, consultants and advisors to, and other persons providing services to the Company and its Affiliates; provided, that, subject to the express exceptions, if any, as the Administrator may establish, eligibility for participation in the Plan shall be further limited to those persons as to whom the use of a Form S-8 Registration Statement (or a similar successor form) is permissible. Eligibility for ISOs is limited to individuals described in the first sentence of this Section 5 who are employees of the Company or of a “parent corporation” or “subsidiary corporation” of the Company as those terms are defined in Section 424 of the Code. Eligibility for Stock Options other than ISOs is limited to individuals described in the first sentence of this Section 5 who are providing direct services on the date of grant of the Stock Option to the Company or to a subsidiary of the Company that would be described in the first sentence of Treas. Regs. §1.409A-1(b)(5)(iii)(E).

6.	RULES APPLICABLE TO AWARDS

(a)    All Awards.

(1)    Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein. By accepting (or, under such rules as the Administrator may prescribe, being deemed to have accepted) an Award, the Participant will be deemed to have agreed to the terms of the Award and the Plan. Notwithstanding any provision of this Plan to the contrary, awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition may contain terms and conditions that are inconsistent with the terms and conditions specified herein, as determined by the Administrator.

(2)    Term of Plan. No Awards may be made after ten years from the Adoption Date, but previously granted Awards may continue beyond that date in accordance with their terms.

(3)    Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), other Awards, may be transferred other than by will or by the laws of descent and distribution. During a Participant’s lifetime, ISOs (and, except as the Administrator otherwise expressly provides in accordance with the third sentence of this Section 6(a)(3), SARs and NSOs) may be exercised only by the Participant. The Administrator may permit the gratuitous transfer (i.e., transfer not for value) of Awards other than ISOs to any transferee eligible to be covered by the provisions of Form S-8 (under the Securities Act of 1933), subject to such limitations as the Administrator may impose.

(4)    Vesting, etc. The Administrator will determine the time or times at which an Award will vest or become exercisable and the terms on which a Stock Option or SAR will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax or other consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, however, the following rules will apply if a Participant’s Employment ceases:

(A)    Immediately upon the cessation of the Participant’s Employment and except as provided in (B) and (C) below, each Stock Option and SAR that is then held by the Participant or by the Participant’s permitted transferees, if any, will cease to be exercisable and will terminate and all other Awards that are then held by the Participant or by the Participant’s permitted transferees, if any, to the extent not already vested will be forfeited.

(B)    Subject to (C) and (D) below, all Stock Options and SARs held by the Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months, or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(C)    All Stock Options and SARs held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the Participant’s death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant’s death, or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(4), and will thereupon immediately terminate.

(D)    All Stock Options and SARs (whether or not exercisable) held by a Participant or the Participant’s permitted transferees, if any, immediately prior to the cessation of the Participant’s Employment will immediately terminate upon such cessation of Employment if the Administrator determines that the termination is for Cause or occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

(5)    Additional Restrictions. The Administrator may cancel, rescind, withhold or otherwise limit or restrict any Award (in whole or in part) at any time if the Participant is not in compliance with all applicable provisions of the Award agreement and the Plan, or if the Participant breaches any agreement with the Company or its Affiliates, including with respect to the Code of Conduct or other policies of the Company, non-competition, non-solicitation, confidentiality or other similar provisions. Without limiting the generality of the foregoing, the Administrator may recover Awards made under the Plan and payments under or gain in respect of any Award to the extent required to comply with Section 10D of the Securities Exchange Act of 1934, as amended, or any stock exchange or similar rule adopted under said Section. In addition, rights, payments and benefits under any Award shall be subject to repayment to, or recoupment by, the Company in accordance with clawback or recoupment policies and procedures that the Company may adopt from time to time.

(6)    Taxes. The delivery, vesting and retention of Stock, cash or other property under an Award are conditioned upon full satisfaction by the Participant of all tax withholding requirements with respect to the Award. The Administrator will prescribe such rules for the withholding of taxes as it deems necessary or appropriate. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

(7)    Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts (on terms and subject to conditions established by the Administrator) in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award (other than an Option or a SAR) whether or not the holder of such Award is otherwise entitled to share in the actual dividend or distribution in respect of such Award. Any entitlement to dividend equivalents or similar entitlements are intended to be established and administered either consistent with an exemption from, or in compliance with, the requirements of Section 409A, and shall be construed accordingly. Dividend equivalent amounts payable in respect of Awards that are subject to restrictions may be subject to such limits or restrictions as the Administrator may impose. Any dividend equivalents or similar entitlements relating to a Performance Award shall vest and be paid only upon, and proportionate with, the achievement of the specified performance goals applicable to the Performance Award and the achievement of any other applicable vesting requirements.

(8)    Rights Limited. Nothing in the Plan will be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of Employment for any reason, even if the termination is in violation of an obligation of the Company or any Affiliate to the Participant.

(9)    Section 162(m). In the case of any Performance Award (other than a Stock Option or SAR) intended to qualify for the performance-based compensation exception under Section 162(m), the Administrator will establish the applicable Performance Criterion or Criteria in writing no later than ninety (90) days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)) and, prior to the event or occurrence (grant, vesting or payment, as the case may be) that is conditioned on the attainment of such Performance Criterion or Criteria, will certify whether it or they have been attained.

(10)    Coordination with Other Plans. Awards under the Plan may be granted in tandem with, or in satisfaction of or substitution for, other Awards under the Plan or awards made under other compensatory plans or programs of the Company or its Affiliates. For example, but without limiting the generality of the foregoing, awards under other compensatory plans or programs of the Company or its Affiliates may be settled in Stock (including, without limitation, Unrestricted Stock) if the Administrator so determines, in which case the shares delivered will be treated as awarded under the Plan (and will reduce the number of shares thereafter available under the Plan in accordance with the rules set forth in Section 4). In any case where an award is made under another plan or program of the Company or its Affiliates and such award is intended to qualify for the performance-based compensation exception under Section 162(m), and such award is settled by the delivery of Stock or another Award under the Plan, the applicable Section 162(m) limitations under both the other plan or program and under the Plan will be applied to the Plan as necessary (as determined by the Administrator) to preserve the availability of the Section 162(m) performance-based compensation exception with respect thereto.

(11)    Section 409A. Awards under the Plan are intended either to be exempt from the requirements of Section 409A or to satisfy such requirements, and shall be construed accordingly.

(12)    Fair Market Value. In determining the fair market value of any share of Stock under the Plan, the Administrator will make the determination in good faith consistent with the rules of Section 422 and Section 409A to the extent applicable.

(b)    Stock Options and SARs.

(1)    Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, no Stock Option or SAR will be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator), which may be an electronic notice, signed (including electronic signature in form acceptable to the Administrator) by the appropriate person and accompanied by any payment required under the Award or other provision with respect to payment. A Stock Option or SAR exercised by any person other than the Participant will not be deemed to have been exercised until the Administrator has received such evidence as it may require that the person exercising the Award has the right to do so.

(2)    Exercise Price. The exercise price (or the base value from which appreciation is to be measured) of each Award requiring exercise will be no less than 100% (or in the case of an ISO granted to a ten-percent shareholder within the meaning of subsection (b)(6) of Section 422, 110%) of the fair market value of the Stock subject to the Award, determined as of the date of grant, or such higher amount as the Administrator may determine in connection with the grant. Except as contemplated by Section 7 of the Plan, the Company may not, without obtaining stockholder approval, (A) amend the terms of outstanding Stock Options or SARs to reduce the exercise price or base value of such Stock Options or SARs, (B) cancel outstanding Stock Options or SARs in exchange for Stock Options or SARs with an exercise price or base value that is less than the exercise price or base value of the original Stock Options or SARs, or (C) cancel outstanding Stock Options or SARs that have an exercise price or base value greater than the fair market value of a share of Stock on the date of such cancellation in exchange for cash or other consideration.

(3)    Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, payment of the exercise price will be by cash or check acceptable to the Administrator or by such other legally permissible means, if any, as may be acceptable to the Administrator.

(4)    Maximum Term. Stock Options and SARs will have a maximum term not to exceed ten (10) years from the date of grant (or five (5) years from the date of grant in the case of an ISO granted to a ten-percent shareholder described in Section 6(b)(2) above).

7.	EFFECT OF CERTAIN TRANSACTIONS

(a)    Mergers, etc. Except as otherwise provided in an Award agreement, in the event of a Covered Transaction or a Change in Control, whether or not such Change in Control constitutes a Covered Transaction, the Administrator may take one or more of the following actions:

(1)    Assumption or Substitution. If the Covered Transaction or Change in Control is one in which there is an acquiring or surviving entity, the Administrator may (but, for the avoidance of doubt, need not) provide (i) for the assumption or continuation of some or all outstanding Awards or any portion thereof, or (ii) for the grant of new awards in substitution therefor by the acquiror or survivor or an affiliate of the acquiror or survivor.

(2)    Cash-Out of Awards. Subject to Section 7(a)(5) below the Administrator may (but, for the avoidance of doubt, need not) provide for payment (a “cash-out”), with respect to some or all Awards or any portion thereof, equal in the case of each affected Award or portion thereof to the excess, if any, of (A) the fair market value of one share of Stock (as determined by the Administrator in its reasonable discretion) times the number of shares of Stock subject to the Award or such portion, over (B) the aggregate exercise or purchase price, if any, under the Award or such portion (in the case of an SAR, the aggregate base value above which appreciation is measured), in each case on such payment terms (which need not be the same as the terms of payment to holders of Stock) and other terms, and subject to such conditions, as the Administrator determines. For the avoidance of doubt, in the event that the fair market value of a share of Stock (as determined pursuant to Section 7(a)(2)) is equal to or less than the exercise price or base value of an Award, as applicable, no payment will be due in respect of such Award.

(3)    Acceleration of Certain Awards. Subject to Section 7(a)(5) below, the Administrator may (but, for the avoidance of doubt, need not) provide that (A) any Award requiring exercise will become exercisable, in full or in part, (B) the delivery of any shares of Stock remaining deliverable under any outstanding Award of Stock Units (including Restricted Stock Units and Performance Awards to the extent consisting of Stock Units) will be accelerated in full or in part, and/or (C) the forfeiture or vesting conditions with respect to any Restricted Stock will lapse or be satisfied, as applicable, in full or in part, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the delivery of the shares or the lapse of the forfeiture or vesting conditions, as the case may be, to participate as a stockholder in the Covered Transaction and/or Change in Control.

(4)    Termination of Awards Upon Consummation of Covered Transaction and/or Change in Control. Except as the Administrator may otherwise determine in any case, each Award will automatically terminate (and in the case of outstanding shares of Restricted Stock, will automatically be forfeited) upon consummation of the Covered Transaction and/or Change in Control, other than Awards assumed pursuant to Section 7(a)(1) above.

(5)    Additional Limitations. Any award, share of Stock and any cash or other property delivered pursuant to Section 7(a)(1), Section 7(a)(2) or Section 7(a)(3) above with respect to an Award may, in the discretion of the Administrator, contain such restrictions, if any, as the Administrator deems appropriate to reflect any performance or other vesting conditions to which the Award was subject and that did not lapse (and were not satisfied) in connection with the Covered Transaction and/or Change in Control. For purposes of the immediately preceding sentence, a cash-out under Section 7(a)(2) above or acceleration under Section 7(a)(3) above will not, in and of itself, be treated as the lapsing (or satisfaction) of a performance or other vesting condition. In the case of Restricted Stock that does not vest and is not forfeited in connection with the Covered Transaction and/or Change in Control, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction and/or Change in Control be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

(b)    Changes in and Distributions With Respect to Stock.

(1)    Basic Adjustment Provisions. In the event of a stock dividend, extraordinary cash dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company’s capital structure that constitutes an equity restructuring within the meaning of FASB ASC 718, the Administrator will make appropriate adjustments to the maximum number of shares specified in Section 4(a) that may be delivered under the Plan and to the maximum share limits described in Sections 4(d) and 4(e), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

(2)    Certain Other Adjustments. The Administrator may also make adjustments of the type described in Section 7(b)(1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan, having due regard for the qualification of ISOs under Section 422, the requirements of Section 409A, and for the performance-based compensation rules of Section 162(m), where applicable.

(3)    Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.	LEGAL CONDITIONS ON DELIVERY OF STOCK

The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. The Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of the Securities Act of 1933, as amended, or any applicable state or non-U.S. securities law. Any Stock required to be issued to Participants under the Plan will be evidenced in such manner as the Administrator may deem appropriate, including book-entry registration or delivery of stock certificates. In the event that the Administrator determines that Stock certificates will be issued to Participants under the Plan, the Administrator may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.	AMENDMENT AND TERMINATION

The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan, the Administrator may not, without the Participant’s consent, alter the terms of an Award so as to affect materially and adversely the Participant’s rights under the Award, unless the Administrator expressly reserved the right to do so at the time the Award was granted. Any amendments to the Plan will be conditioned upon stockholder approval only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements), as determined by the Administrator. For the avoidance of doubt, except as contemplated by Section 7 of the Plan, the Company may not, without obtaining stockholder approval, amend the Plan to permit any of the actions described in the second sentence of Section 6(b)(2).

10.	OTHER COMPENSATION ARRANGEMENTS

The existence of the Plan or the grant of any Award will not in any way affect the Company’s right to award a person bonuses or other compensation in addition to Awards under the Plan.

11.	MISCELLANEOUS

(a)    Waiver of Jury Trial. By accepting an Award under the Plan, each Participant waives any right to a trial by jury in any action, proceeding or counterclaim concerning any rights under (i) the Plan, (ii) the Prior Plan, (iii) any Award, (iv) any award under the Prior Plan, or (v) any amendment, waiver, consent, instrument, document or other agreement delivered or which in the future may be delivered in connection with any of the foregoing, and agrees that any such action, proceedings or counterclaim will be tried before a court and not before a jury. By accepting an Award under the Plan, each Participant certifies that no officer, representative, or attorney of the Company has represented, expressly or otherwise, that the Company would not, in the event of any action, proceeding or counterclaim, seek to enforce the foregoing waivers. Notwithstanding anything to the contrary in the Plan, nothing herein is to be construed as limiting the ability of the Company and a Participant to agree to submit disputes arising under the terms of the Plan or any Award made hereunder to binding arbitration or as limiting the ability of the Company to require any eligible individual to agree to submit such disputes to binding arbitration as a condition of receiving an Award hereunder.

(b)    Limitation of Liability. Notwithstanding anything to the contrary in the Plan, neither the Company, nor any Affiliate, nor the Administrator, nor any person acting on behalf of the Company, any Affiliate, or the Administrator, will be liable to any Participant or to the estate or beneficiary of any Participant or to any other holder of an Award by reason of any acceleration of income, or any additional tax (including any interest and penalties), asserted by reason of the failure of an Award to satisfy the requirements of Section 422 or Section 409A or by reason of Section 4999 of the Code, or otherwise asserted with respect to the Award.

12.	ESTABLISHMENT OF SUB-PLANS

The Administrator may from time to time establish one or more sub-plans under the Plan for purposes of satisfying applicable blue sky, securities or tax laws of various jurisdictions. The Administrator will establish such sub-plans by adopting supplements to the Plan setting forth (i) such limitations on the Administrator’s discretion under the Plan as it deems necessary or desirable and (ii) such additional terms and conditions not otherwise inconsistent with the Plan as it deems necessary or desirable. All supplements so established will be deemed to be part of the Plan, but each supplement will apply only to Participants within the affected jurisdiction (as determined by the Administrator).

13.	GOVERNING LAW

(a)    Certain Requirements of Corporate Law. Awards will be granted and administered consistent with the requirements of applicable Delaware law relating to the issuance of stock and the consideration to be received therefor, and with the applicable requirements of the stock exchanges or other trading systems on which the Stock is listed or entered for trading, in each case as determined by the Administrator.

(b)    Choice of Law. Except as otherwise provided by the express terms of an Award agreement, under a sub-plan described in Section 12 or as provided in Section 13(a) above, the provisions of the Plan and of Awards under the Plan and all claims or disputes arising out of or based upon the Plan or any Award under the Plan or relating to the subject matter hereof or thereof will be governed by and construed in accordance with the domestic substantive laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

(c)    Jurisdiction. By accepting an Award, each Participant will be deemed to (a) have submitted irrevocably and unconditionally to the jurisdiction of the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts for the purpose of any suit, action or other proceeding arising out of or based upon the Plan or any Award; (b) agree not to commence any suit, action or other proceeding arising out of or based upon the Plan or an Award, except in the federal and state courts located within the geographic boundaries of the United States District Court for the District of Massachusetts; and (c) waive, and agree not to assert, by way of motion as a defense or otherwise, in any such suit, action or proceeding, any claim that the Participant is not subject personally to the jurisdiction of the above-named courts, that the Participant’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that the Plan or an Award or the subject matter thereof may not be enforced in or by such court.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“Administrator”: The Compensation Committee, except that the Compensation Committee may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; (ii) to one or more officers of the Company the power to grant rights or options to the extent permitted by Section 157(c) of the Delaware General Corporation Law; (iii) to one or more executive officers of the Company the authority to allocate Awards among such persons (other than executive officers of the Company) eligible to receive Awards under the Plan as such delegated officer or officers determine consistent with such delegation; provided, that with respect to any delegation described in this clause (iii), the Compensation Committee (or a properly delegated member or members of such Committee) shall have established procedures and requirements for such delegation in its discretion and shall have authorized the issuance of a specified maximum number of shares of Stock under such Awards; (iv) to the extent permitted by applicable law, to one or more employee members of the Board the power to grant Awards to persons (other than executive officers of the Company) eligible to receive Awards under the Plan under such procedures as the Compensation Committee (or a properly delegated member or members of such Committee) shall have established in its discretion; and (v) to such Employees or other persons as it determines such ministerial tasks as it deems appropriate. The Committee of Independent Directors of the Board shall also serve as the Administrator herein with respect to those responsibilities and duties that have been delegated to it by the Board pursuant to its charter. Except as expressly provided in the preceding sentences or as otherwise determined by the Compensation Committee, any person to whom the authority to grant or allocate Awards has been delegated pursuant to the preceding sentences shall also be deemed to possess the other administrative duties, powers and responsibilities or otherwise described in Section 3 with respect to such Awards. In the event of any delegation described in the preceding sentences, the term “Administrator” shall include the person or persons so delegated to the extent of such delegation.

“Adoption Date”: May 20, 2014, subject to receiving shareholder approval at the Company’s 2014 annual meeting of shareholders.

“Affiliate”: Any corporation or other entity that stands in a relationship to the Company that would result in the Company and such corporation or other entity being treated as one employer under Section 414(b) and Section 414(c) of the Code.

“Award”: Any or a combination of the following:

(i) Stock Options.

(ii) SARs.

(iii) Restricted Stock.

(iv) Unrestricted Stock.

(v) Stock Units, including Restricted Stock Units.

(vi) Performance Awards.

(vii) Cash Awards.

(viii) Awards (other than Awards described in (i) through (vii) above) that are convertible into or otherwise based on Stock.

“Board”: The Board of Directors of the Company.

“Cash Award”: An Award denominated in cash, but only if the Award specifies in writing that it is issued pursuant to this Plan.

“Cause”: In the case of any Participant, any of the following: (i) the continued willful failure of the Participant to perform substantially his or her duties with the Company or any of its affiliates (other than any such failure resulting from the Participant’s incapacity due to disability within the meaning of the Company’s short-term disability plan as in effect at the time such determination is made) after ten (10) days prior written notice from the Administrator; (ii) the Participant’s conviction of, or plea of guilty or nolo contendere to, a misdemeanor involving theft or embezzlement, or a felony (whether or not related to the business of the Company); (iii) the willful engaging by the Participant in illegal conduct or gross misconduct which is demonstrably and materially injurious to the Company or any of its affiliates; (iv) the breach by the Participant of the Code of Conduct or other policy of the Company, in each case as in effect from time to time, or any non-competition, nondisclosure, non-solicitation or similar agreement with the Company or any of its affiliates; or (v) such other act, failure to act, condition or event, if any, as may be determined by the Administrator at or prior to the time of grant of an Award. Notwithstanding the foregoing, if the Participant is party to an employment or severance agreement with the Company or any of its affiliates that contains a definition of “Cause,” and specifically references such definition with respect to Awards under the Plan, then such definition shall apply for so long as such agreement is in effect (in the case of such Participant) in lieu of the definition set forth in the preceding sentence. A failure to make a determination as to Cause by the Administrator shall have no bearing whatsoever on any other proceedings.

“Change in Control”: Any of the following: (i) the members of the Board at the beginning of any consecutive twenty-four (24) calendar month period (the “Incumbent Directors”) cease at any time during such period for any reason other than due to death, Disability or Retirement (in the event of a member’s death, Disability or Retirement, such member shall be deemed to continue as an Incumbent Director until such member’s seat on the Board is filled) to constitute at least a majority of the members of the Board, provided that any director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of such Incumbent Directors shall be treated as an Incumbent Director; (ii) any “person” including a “group” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), but excluding the Company, its affiliates, any employee benefit plan of the Company or any affiliate, and an underwriter temporarily holding securities pursuant to an offering of such securities) is or becomes the “beneficial owner” (as defined in Rule 13(d)(3) under the 1934 Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities, except this provision shall not be applicable if the Company, in connection with raising capital or making an acquisition (including through the issuance of debt or other securities which are convertible into securities with voting power), voluntarily agrees to issue to a “person” or a “group” (as defined above) in such a transaction, securities aggregating (when combined with securities owned by such person or group immediately prior to such transaction) 35% or more, but less than a majority, of the combined voting power of the Company’s then outstanding securities (but this exception shall not apply to any subsequent transfer, except to the extent agreed to by the Company, in writing, at the time such securities are issued); (iii) the consummation of a merger, consolidation, share exchange or similar form of corporate transaction involving the Company or any affiliate that requires the approval of the Company’s stockholders (excluding a corporate transaction involving solely the Company and its affiliates) (a “Business Combination”), unless the stockholders immediately prior to such Business Combination own more than 50% of the total voting power of the successor corporation resulting from such Business Combination or a majority of the board of directors of the successor corporation were Incumbent Directors immediately prior to such Business Combination; (iv) the stockholders of the Company approve a sale of all or substantially all of the Company’s assets and such sale is consummated; or (v) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company. Notwithstanding the foregoing, to the extent any amount constituting “nonqualified deferred compensation” subject to Section 409A would become payable under an Award by reason of a Change in Control, it shall become payable only if the event or circumstances constituting the Change in Control would also constitute a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the Company’s assets, within the meaning of subsection (a)(2)(A)(v) of Section 409A and the Treasury Regulations thereunder.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Compensation Committee”: The Compensation Committee of the Board.

“Company”: The Hanover Insurance Group, Inc.

“Covered Transaction”: Any of (i) a consolidation, merger, or similar transaction or series of related transactions, including a sale or other disposition of stock, in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company’s then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company’s assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction will be deemed to have occurred upon consummation of the tender offer.

“Disability”: With respect to a member of the Board, the inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which can be expected to last for a continuous period of not less than twelve (12) months.

“Employee”: Any person who is employed by the Company or an Affiliate.

“Employment”: A Participant’s employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or an Affiliate. If a Participant’s employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant’s Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates. Notwithstanding the foregoing and the definition of “Affiliate” above, in construing the provisions of any Award relating to the payment of “nonqualified deferred compensation” (subject to Section 409A) upon a termination or cessation of Employment, references to termination or cessation of employment, separation from service, retirement or similar or correlative terms will be construed to require a “separation from service” (as that term is defined in Section 1.409A-1(h) of the Treasury Regulations) from the Company and from all other corporations and trades or businesses, if any, that would be treated as a single “service recipient” with the Company under Section 1.409A-1(h)(3) of the Treasury Regulations. The Company may, but need not, elect in writing, subject to the applicable limitations under Section 409A, any of the special elective rules prescribed in Section 1.409A-1(h) of the Treasury Regulations for purposes of determining whether a “separation from service” has occurred. Any such written election will be deemed a part of the Plan.

“ISO”: A Stock Option intended to be an “incentive stock option” within the meaning of Section 422. Each Stock Option granted pursuant to the Plan will be treated as providing by its terms that it is to be an NSO unless, as of the date of grant, it is expressly designated as an ISO.

“NSO”: A Stock Option that is not intended to be an “incentive stock option” within the meaning of Section 422.

“Participant”: A person who is granted an Award under the Plan.

“Performance Award”: An Award subject to Performance Criteria. The Administrator in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

“Performance Criteria”: Specified criteria, other than the mere continuation of Employment or the mere passage of time, the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable (whether by reference to audited financials, ratings or surveys prepared by an unaffiliated rating or survey service, or otherwise) measure of performance relating to any or any combination of the following: sales; revenues; assets; expenses; book value; risk management; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, or capital gains or losses, determined on the basis of operations, continuing operations or otherwise and on an aggregate or per share basis; written or earned premium growth, direct or net; written or earned premium, direct or net; new business premium, direct or net; policy retention; premium retention; policies in force; pricing; underwriting income; investment income or yield; segment income; operating income; return on equity, investment, capital or assets; one or more operating ratios (including, without limitation, loss and loss adjustment expense ratio, catastrophe loss ratio, combined ratio, expense ratio, accident of calendar year); borrowing levels, leverage ratios or credit rating; financial strength rating; market share; productivity improvements; capital expenditures; cash flow; stock price; stockholder return; economic value added; surplus levels or growth; product development; sales of particular products or services; development of business goals; customer acquisition, satisfaction or retention; service levels or standards; leadership effectiveness; business development; or the occurrence of, or participation in the negotiation or effectuation of, any of: acquisitions and divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs, split-ups and the like, reorganizations, or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss. The Performance Criterion may be expressed on an absolute and/or relative basis and/or by reference to an index or indices or other measure, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies and determined on a consolidated basis or, as the context permits, on a divisional, segment, subsidiary, line of business, project, individual, geographic or adjusted basis or combinations thereof. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Administrator may provide in the case of any Award intended to qualify for such exception that one or more of the Performance Criteria applicable to such Award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, unusual or infrequent events, realized investment gains or losses, acquisitions or dispositions, reserve changes, catastrophes, accounting changes and restructuring expenses) occurring during the performance period that affect the applicable Performance Criterion or Criteria.

“Plan”: The Hanover Insurance Group 2014 Long-Term Incentive Plan, as from time to time amended and in effect.

“Prior Plan”: The Hanover Insurance Group, Inc. 2006 Long-Term Incentive Plan as in effect prior to May 20, 2014.

“Prior Plan Over-Hang Limit”: 5,858,640 shares of Stock, which was determined as follows: one share for each outstanding stock option or stock appreciation right; and 3.8 shares for each other outstanding award, in each case issued under the Prior Plan and outstanding as of the Cut-Off Date.

“Restricted Stock”: Stock subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

“Restricted Stock Unit”: A Stock Unit that is, or as to which the delivery of Stock is, subject to the satisfaction of specified performance or other vesting conditions.

“Retirement”: With respect to a member of the Board, retirement pursuant to a retirement policy then in effect for members of the Board.

“SAR”: A right entitling the holder upon exercise to receive an amount equal to the excess of the fair market value of the shares of Stock subject to the right over the base value from which appreciation under the SAR is to be measured.

“Section 409A”: Section 409A of the Code.

“Section 422”: Section 422 of the Code.

“Section 162(m)”: Section 162(m) of the Code.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Stock Option”: An option entitling the holder to acquire shares of Stock upon payment of the exercise price.

“Stock Unit”: An unfunded and unsecured promise, denominated in shares of Stock, to deliver Stock in the future.

“Unrestricted Stock”: Stock not subject to any restrictions under the terms of the Award.

Annex II

Dated: 17 October 2011

As amended and Restated Dated 20 May 2014

CHAUCER HOLDINGS PLC

and

EQUINITI SHARE PLAN TRUSTEES LIMITED

TRUST DEED AND RULES

OF THE CHAUCER SHARE INCENTIVE PLAN

Adopted by resolution of the Board of Directors of Chaucer Holdings PLC on 12 October 2011 and approved by HM Revenue & Customs under Schedule 2 to the Income Tax (Earnings and Pensions) Act 2003 under reference A108870 on 28 October 2011.

Amended by a resolution of the Independent Non-executives Committee of Chaucer Holdings PLC on 31 January 2012 and approved by HM Revenue & Customs on 9 February 2012.

Contents

Clause		Page

1	Definitions and Interpretation	A-20

2	Trusts of the Plan	A-20

3	Notices to Participants	A-21

4	Investment	A-21

5	Borrowing	A-22

6	Receipt of money or money’s worth with respect to Plan Shares	A-22

7	Application of the Plan to Group Companies	A-22

8	Retention of Shares subject to Holding Period	A-22

9	Voting rights and directions	A-23

10	Trustee’s powers of delegation	A-23

11	Administration	A-23

12	Trustee’s indemnities and charges	A-24

13	Appointment, removal and retirement of Trustee	A-25

14	Residence of the Trust	A-26

15	Amendments to the Plan	A-26

16	Termination of the Plan	A-27

17	Governing law	A-27

18	Construction of this Deed	A-27

Schedule		A-28

Part One Definitions and interpretation		A-28

Part Two Provisions affecting Plan Shares		A-33

Part Three Free Shares		A-41

Part Four Partnership Shares and Matching Shares		A-43

Part Five Reinvestment of cash dividends		A-47

Part Six Deed of Adherence		A-49

THIS DEED is made the 17th day of October 2011 and is amended and restated on 20 May 2014.

BETWEEN:

(1)	CHAUCER HOLDINGS PLC, registration number 02847982, whose registered office is situated at Plantation Place, 30 Fenchurch Street, London EC3M 3AD (the “Company”); and

(2)	EQUINITI SHARE PLAN TRUSTEES LIMITED, registration number 03925002, whose registered office is situated at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA (the “Trustee”).

WHEREAS:

(A)	The Company has established an employee share incentive plan known as The Chaucer Share Incentive Plan (the “Plan”), approved in accordance with the provisions of Schedule 2 and constituting an Employees’ Share Scheme.

(B)	The Plan was established by a resolution of the Board of Directors of Chaucer Holdings PLC passed on 12 October 2011 and was amended and restated on 20 May 2014.

(C)	The Trustee has agreed to be the original trustee of the Plan.

NOW THIS DEED WITNESSES as follows:

1	Definitions and Interpretation

1.1	Definitions: The words and expressions used in this Deed which begin with capital letters have the meanings set out in Part One of the Schedule.

1.2	Interpretation: The provisions of Part One of the Schedule shall apply equally to this Deed.

2	Trusts of the Plan

2.1	Payments by Participating Companies: The Company will pay to the Trustee the amounts necessary to enable the Trustee to acquire, in accordance with the Plan, Shares for and/or to be awarded to Qualifying Employees, together with any other amounts required to cover any liabilities incurred by the Trustee under the Plan. The Company can require any Participating Company to reimburse the Company for any amounts it bears under this Clause 2.1 directly or indirectly in respect of such Participating Company’s Qualifying Employees.

2.2	Application of Payments: Unless otherwise stated, the Trustee will apply all monies received by it in accordance with the Plan and hold any Shares acquired and all other trust property deriving from them on the trusts declared in this Deed. In the case of any monies received for the acquisition of Free Shares or Matching Shares, the Trustee will acquire and award these Shares in accordance with the Plan. In the case of any monies received for the acquisition of Partnership Shares or Dividend Shares, the Trustee will acquire these Shares in accordance with the Plan.

2.3	Retention or sale of surplus Shares: If it is not possible to award all the Shares acquired to be awarded as Free Shares or Matching Shares without fractional entitlements arising or if, for any other reason, the Trustee holds Shares which were acquired to be awarded, but which are not awarded, the Trustee may retain so many of those Shares as the Committee shall direct. Subject to that direction, the Trustee shall sell any Shares not awarded and pay the net proceeds to the Company.

2.4	Rights attaching to unappropriated Shares: If the Trustee becomes entitled in respect of any Shares not held on behalf of a Participant to any rights to be allotted, or to subscribe for, further securities (other than an issue of capitalisation shares of the same class as specific Shares which the Trustee is about to award, which capitalisation shares shall be retained by the Trustee as Shares to be awarded among the Participants on the relevant Award Date), the Trustee may take up those rights or sell them for the best consideration in money reasonably obtainable at the time or sell sufficient of them nil paid to enable the Trustee to subscribe in full for the balance of any unsold rights or allow those rights to lapse.

2.5	Trusts of unappropriated Shares: The Trustee shall hold any unappropriated Shares or unutilised cash balances and any income arising from them UPON TRUST to apply the same in or towards the future purchase of Shares for the purposes of the Plan and/or their expenses of administering the Plan. The Trustee shall notify the Committee from time to time of the amounts and/or number of Shares so held by it and its/their application.

2.6	General duty of Trustee in relation to Participants’ Shares: Subject to Clause 8, the Trustee shall not dispose of a Participant’s Shares or deal with any rights conferred in respect of any of a Participant’s Shares to be allotted Shares, securities or rights of any description other than pursuant to a direction given by or on behalf of the Participant.

3	Notices to Participants

3.1	Notice of Award of Free Shares or Matching Shares: As soon as practicable after the Trustee has awarded Free Shares or Matching Shares, it shall notify each Participant of the number and description of the Shares awarded to that Participant, if the Shares are subject to any Restriction, the details of the Restriction, the Initial Market Value of those Shares and the Holding Period applicable to them.

3.2	Notice of acquisition of Partnership Shares: As soon as practicable after the Trustee has acquired any Partnership Shares on behalf of a Participant, it shall notify the Participant of the number and description of the Shares acquired, if the Shares are subject to any Restriction, the details of the Restriction, the amount of Partnership Share Money applied in acquiring them and the Market Value in accordance with which the number of Partnership Shares acquired was determined.

3.3	Notice of acquisition of Dividend Shares: As soon as practicable after the Trustee has acquired Dividend Shares on behalf of a Participant, it shall notify the Participant of the number and description of the Shares acquired, their Market Value on the Acquisition Date, the Holding Period applicable to them and the amount (if any) of the cash dividend carried forward under Rule 2.3 of Part Five of the Schedule.

3.4	Notice of Participant’s tax liability: Where a Participant becomes liable to a charge to income tax on employment income within section 6(1) of ITEPA, or Chapter 3 or 4 of Part 4 of ITTOIA, due to the Participant’s participation in the Plan, the Trustee shall inform the Participant of any facts relevant to determining that liability.

3.5	Notice of any foreign tax deducted before dividend paid: Where any foreign cash dividend is received in respect of Plan Shares held on behalf of a Participant, the Trustee shall give the Participant notice of the amount of any foreign tax deducted from the dividend before it was paid.

4	Investment

4.1	Trustee’s power of investment: Subject to the terms of this Deed, the Trustee may invest any property held on trust under this Deed as if it were the absolute beneficial owner thereof.

4.2	No duty to invest: The Trustee shall be under no duty to invest property held on trust under this Deed.

5	Borrowing

The Trustee shall have power to borrow money both to acquire Shares for the purposes of the Plan and to pay any other expenses properly incurred by the Trustee in administering the Plan.

6	Receipt of money or money’s worth with respect to Plan Shares

6.1	Obligation to pay over: Subject to Clause 6.2, the Trustee shall, as soon as practicable following its receipt of any money or money’s worth in respect of or by reference to any Plan Shares, arrange for that money or money’s worth to be paid to Participants in accordance with their respective entitlements.

6.2	Exceptions from obligation: Clause 6.1 shall:

(a)	not apply to money’s worth consisting of New Shares;

(b)	be subject to the operation of Part Five of the Schedule (Reinvestment of Cash Dividends); and

(c)	be subject to Clause 11.

7	Application of the Plan to Group Companies

7.1	Extension of the Plan to Controlled Companies and/or Jointly Owned Companies: The Plan may, with the consent of the Committee, be extended to any Controlled Company or Jointly Owned Company by the execution of a Deed of Adherence whereby that company agrees to be bound by this Deed and the Plan.

7.2	Disapplication of the Plan to Participating Companies: The Plan shall cease to apply to any company, other than the Company, at any time when:

(a)	that company becomes no longer either a Controlled Company or a Jointly Owned Company; or

(b)	a notice is served by the Committee upon the Trustee that the Plan shall not apply to that company,

provided that the rights of Participants employed by that company to Plan Shares awarded to them or acquired on their behalf while that company was a Participating Company shall not be affected and provided that, where (b) applies, the requirement of paragraph 10(3) of Schedule 2 continues to be satisfied.

7.3	Information from Participating Companies: A Participating Company (or a former Participating Company, if appropriate) shall provide the Trustee with all information required from it for the operation of the Plan in such form as the Trustee shall reasonably require.

8	Retention of Shares subject to Holding Period

8.1	No Disposal: Subject to Clause 8.2, the Trustee shall not dispose of any of a Participant’s Free Shares, Matching Shares or Dividend Shares during the Holding Period applicable to those Shares other than at the written direction of the Participant given under the terms of the Participation Contract.

8.2	Permitted disposals during Holding Period: Clause 8.1 shall:

(a)	not apply if at the time of the disposal the Participant has ceased to be in Employment;

(b)	be subject to a direction of the Participant given in accordance with Rule 9 of Part Two of the Schedule; and

(c)	be subject to Clause 11.3.

9	Voting rights and directions

9.1	Exercise of voting rights: While the Plan Shares are registered in the name of the Trustee, the Trustee will forward the notice of any annual general meeting or other meeting of the holders of any class of shares of The Hanover and/or a copy of the proxy materials to Participants together with voting instructions, in such manner provided by Rule 13.2 of Part Two of the Schedule as the Trustee may decide. Participants, as the beneficial owners, have the right to direct the Trustee how to vote. For the avoidance of doubt, the Trustee shall have no power to and shall not vote in respect of any Plan Shares for which it has not received voting directions from the relevant Participant.

9.2	Voting rights attached to unappropriated Shares: The Trustee shall have no power and may not vote in respect of Shares it holds which are not Plan Shares.

10	Trustee’s powers of delegation

10.1	Trustee’s power to employ agents: The Trustee may, in the performance of its duties under the Plan, employ and pay any appropriate person, appoint any person as its agent to transact all or any business, and act on the advice or opinion of any professional or business person, and shall not be responsible for anything done or omitted or suffered in good faith in reliance on such advice or opinion.

10.2	Delegation of Trustee’s powers: The Trustee may, to the extent permitted by law, delegate any of its powers and duties under the Plan to any person or company but no such delegation shall divest the Trustee of its responsibilities under Schedule 2.

10.3	Nominee Shareholder: The Trustee may allow any Shares to be registered in the name of an appointed nominee provided such Shares are registered in a designated account.

10.4	Revocation of delegation: The Trustee may at any time, and shall if so directed by the Committee, revoke any delegation or arrangement made under this Clause and/or require any trust property held by another person to be returned to the Trustee.

10.5	Execution of documents: The Trustee may execute and may authorise any of its directors, officers or employees to execute on its behalf any documents in such manner as may be appropriate.

11	Administration

11.1	Meetings and regulations: Subject to the terms of this Deed, the Trustee may convene meetings and make such regulations as it considers appropriate for the administration of the Plan.

11.2	Duty to keep accounts and records: The Trustee shall maintain the accounts and records necessary for it to fulfil its own PAYE and other obligations under the Plan and the PAYE obligations of any Employer Company under the Plan. The Trustee shall also maintain records of Participants who have participated in one or more Share Incentive Plans.

11.3	Trustee’s power to dispose of shares to meet its PAYE obligations: The Trustee shall, where a PAYE obligation is imposed under Chapter 6 of Part 7 of ITEPA as a result of a Participant’s Plan Shares ceasing to be subject to the Plan (including due to the operation of this Clause), have the power to meet that PAYE obligation by:

(a)	disposing of any of the Participant’s Plan Shares; or

(b)	requiring the Participant to pay to it a sum equal to the amount required to discharge the PAYE obligation.

11.4	Trustee to pay Employer Company: If a Participant is chargeable to income tax under Chapter 6, Part 7 of ITEPA as a result of a Participant’s Plan Shares ceasing to be subject to the Plan and an obligation to make a PAYE Deduction arises in respect of that charge, then the Trustee shall, subject to Clauses 11.6 and 11.7, pay to the Employer Company a sum sufficient to enable it to discharge that obligation.

11.5	Payment to Employer Company of Capital Receipts: If the Trustee receives a sum of money which constitutes (or forms part of) a Capital Receipt in respect of which a Participant is chargeable to income tax in accordance with Chapter 6, Part 7 of ITEPA, the Trustee shall pay to the Employer Company out of that sum of money an amount equal to that on which income tax and employees’ NICs is payable.

11.6	Payment by Participant to Employer Company: Clause 11.4 shall not apply if the relevant Participant is required to pay to that Participant’s Employer Company a sum that is sufficient to enable it to discharge the obligation.

11.7	No Employer Company: In any case under Clause 11.4 or Clause 11.5, as appropriate, where:

(a)	there is no Employer Company; or

(b)	HMRC have directed under section 511 or 514, as appropriate, of Chapter 6, Part 7 of ITEPA that it is impracticable for the Employer Company concerned to make a PAYE Deduction,

Clause 11.4 or Clause 11.5, as appropriate, shall not apply and the Trustee shall make a PAYE Deduction in respect of an amount equal to that on which income tax and employees’ NICs is payable, as if the Participant were a former employee of the Trustee.

11.8	Setting up costs: The Company will pay the costs and expenses of the preparation and execution of the Deed.

12	Trustee’s indemnities and charges

12.1	Trustee’s indemnity: The Participating Companies agree to keep the Trustee fully indemnified against any liability arising out of or in connection with the Plan. However, the Trustee shall not be indemnified or exonerated in respect of any fraud, negligence or wilful default on its part or its agents’ or any of their officers’ or employees’ parts. The Trustee shall have the benefit of any indemnities conferred upon trustees by law.

12.2	Accounting for benefits received by the Trustee: Neither the Trustee nor any of its officers or employees shall be liable to account to Participants for any benefit received under the Plan. Neither the Trustee nor any officer or employee of the Trustee shall be liable to account to other Participants for any profit derived by that person as a Participant.

12.3	Trustee’s remuneration: Any person acting as a trustee in the course of any profession or business carried on by that person may charge and be paid such reasonable charges for so acting as shall from time to time be agreed between that person and the Committee.

12.4	Permitted dealings of Trustee: The Trustee (and any director or officer of a body corporate or a trust corporation acting as a trustee) shall not, on its own account:

(a)	be precluded from acquiring, holding or dealing with any debentures, debenture stock, shares or securities whatsoever of the Company, The Hanover, any Controlled Company or Jointly Owned Company or any other company in the shares of which the Company, The Hanover, any Controlled Company or any Jointly Owned Company may be interested;

(b)	be precluded from entering into any contract or other transaction with the Company, The Hanover, any Controlled Company or Jointly Owned Company or any other company, or from being interested in any such contract or transaction; or

(c)	be in any way liable to account to the Company or The Hanover or any Controlled Company or Jointly Owned Company or any Participant for any amount obtained by it from such acquisition, holding, dealing, contract or transaction, whether or not in connection with its duties under this Deed.

12.5	Reliance on information provided: The Trustee shall be entitled, in the absence of manifest error, to rely without further enquiry on:

(a)	information supplied to it by any Participating Company or The Hanover for the purposes of the Plan; and

(b)	any direction, notice or document purporting to be given or executed by or with the authority of any Participating Company, The Hanover or by any Participant.

12.6	Exclusion of liability: The Trustee shall not be liable or responsible for any loss, liability or increased liability of a Participant arising out of the failure of the Participant to give a direction to the Trustee or to give a direction within a particular time or, if the Participant has directed the Trustee to use its discretion, arising out of the bona fide exercise by the Trustee of that discretion.

12.7	Insurance: The Trustee may insure the Plan against any loss caused by it or any of its employees, officers, agents or delegates . It may also insure itself and any of these persons against liability for breach of trust not involving wilful wrongdoing. Except in the case of a paid trustee, the insurance premiums may be paid from the Plan assets.

13	Appointment, removal and retirement of Trustee

13.1	Appointment and removal of Trustee: The Committee may at any time by notice in writing:

(a)	appoint a new (or additional) trustee, including a corporate trustee (to the exclusion of the trustee’s statutory power of appointment); and

(b)	remove a trustee from office (but not so as to leave in office less than two trustees or a corporate trustee), without assigning any reason for its removal which (in the absence of a date specified in the notice) shall take effect one month after receipt of such notice.

13.2	Appointment and removal on cessation of Company’s existence: If the Committee ceases to exist then its powers of appointment and removal shall be vested in the Participating Company which employs the largest number of Participants on the date when the Company ceases to exist.

13.3

Retirement of Trustee: The Trustee may retire by giving to the Company written notice which shall take effect at the end of three months (or another period agreed with the Committee) from the date of that notice, provided that this will leave at least two trustees or a corporate trustee in office. The Trustee shall not be responsible for any costs caused by its retirement but shall do all things necessary to give proper effect to its retirement.

13.4	Transfer of trust property: Immediately on removal or retirement pursuant to this Clause 13, the Trustee shall transfer all trust property held by it to the continuing trustee and deliver all documents in its possession relating to the Plan as the Committee may direct. If it does not do so, the continuing trustee may do so on its behalf.

13.5	Participant as Trustee: A person shall not be disqualified from acting as a trustee or an officer or employee of a trustee because that person is or was an officer or employee of a Participating Company or The Hanover or is or was a Participant.

14	Residence of the Trust

For so long as the Plan is to be approved by HMRC under Schedule 2, the Trust and every Trustee shall be resident for tax purposes in the United Kingdom.

15	Amendments to the Plan

15.1	Power to amend: The Compensation Committee of the Board of Directors of The Hanover may amend the Plan in any manner it thinks fit (with any amendment being binding on the Trustee and all Participating Companies and Participants) but so that no purported amendment shall be effective if:

(a)	at a time when the Plan is approved by HMRC, it is to a provision of the Plan that is necessary in order to meet the requirements of Schedule 2 until that amendment is approved by HMRC;

(b)	it would cause the Plan to cease to be an Employees’ Share Scheme;

(c)	it would materially adversely affect the rights of a Participant in respect of that Participant’s Plan Shares, unless the Committee has invited every relevant Participant to give an indication as to whether or not he approves the amendment and such amendment is approved by a majority of those Participants who have given an indication; or

(d)	it would offend the rule against perpetuities.

EXCEPT THAT any amendment or addition which the Committee considers necessary or desirable in order to benefit the administration of the Plan, or comply with or take account of the provisions of any proposed or existing legislation, or obtain or maintain favourable tax, exchange control or regulatory treatment for the Company or any other Participating Company or any Qualifying Employee or Participant, may be made by resolution of the Committee without the need for the prior approval of a majority of Participants pursuant to Clause 15.1(c) PROVIDED THAT such amendments or additions do not affect the basic principles of the Plan.

15.2	Notice to Trustee: Written notice of any amendment made in accordance with this Clause 15 shall be given to the Trustee.

16	Termination of the Plan

16.1	The Plan shall terminate:

(a)	on the tenth anniversary of the date of The Hanover’s 2014 annual meeting of stockholders or at any earlier time the Board of Directors of The Hanover resolves to terminate the Plan, in each case in accordance with a Plan Termination Notice issued by the Company to the Trustee under paragraph 89(1) of Schedule 2; or

(b)	if earlier, on the expiry of the Trust Period.

16.2	The Company shall immediately upon executing a Plan Termination Notice provide a copy of the notice to the Trustee, HMRC and each individual who has Plan Shares or who has entered into a Partnership Share Agreement which was in force immediately before the notice was issued.

16.3	Upon the issue of a Plan Termination Notice or upon the expiry of the Trust Period paragraph 90 of Schedule 2 shall have effect.

16.4	Any Shares or other assets which remain undisposed of after the requirements of paragraph 90 of Schedule 2 have been complied with shall be held by the Trustee upon trust to pay or apply them to or for the benefit of the Participating Companies as at the termination date in such proportions, having regard to their respective contributions, as the Trustee shall in its absolute discretion think fit.

17	Governing law

This Deed shall be governed by and construed in accordance with the laws of England and Wales. Any dispute concerning this Deed not resolved by mutual agreement between the parties to that dispute shall be referred to the courts of England and Wales.

18	Construction of this Deed

The Schedule shall be treated as part of this Deed.

SCHEDULE

RULES OF THE CHAUCER SHARE INCENTIVE PLAN

PART ONE

Definitions and interpretation

The words and expressions used in the Plan which begin with capital letters have the meanings set out below. In this Plan:

(a)	the headings are for the sake of convenience and should be ignored when construing it;

(b)	references to any statutory provisions are to those provisions as amended, extended or re-enacted from time to time and include any subordinate legislation made under them;

(c)	unless the context requires otherwise, words in the singular include the plural and vice versa and words imputing either gender include both genders; and

(d)	terms defined in Schedule 2 and not defined in this Plan shall, unless the context otherwise requires, have the meanings given in Schedule 2.

“Accumulation Period” means, in respect of Partnership Shares, the period during which a Participant’s Partnership Share Money is accumulated before it is used to acquire Partnership Shares or is repaid to that Participant;

“Acquisition Date” means, in respect of Partnership Shares, the date determined under Rule 3.1 or Rule 4.3 of Part Four of the Schedule as appropriate and, in respect of Dividend Shares, the date determined under Rule 2.1 of Part Five of the Schedule;

“Associated Company” has the meaning given in paragraph 94 of Schedule 2 as extended by paragraph 91 of Schedule 2;

“Award” means:

(a)	in relation to Free Shares and Matching Shares, the award of Free Shares and Matching Shares in accordance with the Plan; and

(b)	in relation to Partnership Shares, the acquisition of Partnership Shares on behalf of a Participant in accordance with the Plan;

“Award Date” means the date on which Free Shares or Matching Shares are awarded;

“Capital Receipt” has the meaning given in section 502 of ITEPA;

“Committee” means the Compensation Committee of the Board of Directors of The Hanover, except that the Compensation Committee of the Board of Directors of The Hanover may delegate (i) to one or more of its members such of its duties, powers and responsibilities as it may determine; and (ii) to one or more employees or other persons as it determines, including, but not limited to the board of directors of Chaucer Syndicates Limited, registration number 00184915, such administrative duties, powers and responsibilities as it deems appropriate.

Unless otherwise determined by the Compensation Committee of the Board of Directors of The Hanover, in the event of any delegation described in the preceding sentences, the term “Committee” shall include the person or persons so delegated to the extent of such delegation;

“Close company” has the meaning in section 989 of the Income Tax Act 2007 as modified by paragraph 20(4) of Schedule 2;

“Connected Company” means (a) the Company, (b) a company which Controls or is Controlled by the Company or is Controlled by a company which also Controls the Company, and (c) a company which is a Member of a Consortium owning the Company or which is owned in part by the Company as a Member of a Consortium;

“Control” unless otherwise indicated, has the meaning given in section 995 of the Income Tax Act 2007 (and references to “Controls” or “Controlled” shall be read accordingly);

“Controlled Company” means any company (being a body corporate) which is under the Control of the Company;

“Dealing Day” means any day on which the New York Stock Exchange is open for business;

“The Deed” means this trust deed as amended from time to time;

“Deed of Adherence” means a deed substantially in the form set out in Part Six of the Schedule;

“Dividend Shares” means Shares acquired by the Trustee on behalf of a Participant under Part Five of the Schedule;

“Employees’ Share Scheme” has the meaning given in section 1166 of the Companies Act 2006;

“Employer Company” means the company (if any) by which a Participant is employed when, as appropriate, either (a) that Participant’s Plan Shares cease to be subject to the Plan, or (b) the Trustee receives a sum of money which constitutes (or forms part of) a Capital Receipt in respect of that Participant’s Plan Shares and to which the PAYE Regulations (as defined in section 684(8) of ITEPA) apply at that time;

“Employment” means employment by the Company or any Associated Company;

“Free Shares” means Shares awarded under Part Three of the Schedule;

“Holding Period” means:

(a)	with respect to an Award of Free Shares or Matching Shares, the period specified by the Committee during which those Shares will be held by the Trustee, which must be not less than three years nor more than five years from the Award Date (or such other period(s) as may from time to time be required or permitted under Schedule 2) and must be the same for all Shares in the same Award and cannot be increased once set in relation to an Award; and

(b)	with respect to Dividend Shares, the period of three years from their Acquisition Date (or such other period as may from time to time be required or permitted under Schedule 2) which must be the same for all Shares in the same Award;

“Initial Market Value” means the Market Value of a Share on the Award Date and where Shares are subject to a Restriction the Market Value is to be determined as if they were not subject to the Restriction;

“ITTOIA” means the Income Tax (Trading and Other Income) Act 2005;

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003;

“Jointly Owned Company” means:

(a)	any company of which 50 per cent. of its issued share capital is owned by the Company and/or any Subsidiary and 50 per cent. of its issued share capital is owned by another person; and

(b)	any company under the Control of any such jointly owned company;

“Market Value” means on any day:

(a)	in relation to Free Shares and Matching Shares, if all the relevant Shares in the Award are purchased on the Award Date, the average price paid per Share

(b)	in relation to Partnership Shares and Dividend Shares, if all the relevant Shares in the Award are purchased on the Acquisition Date, the average price paid per Share;

(c)	if neither (a) or (b) is applicable, the closing price (as derived from the New York Stock Exchange) of a Share for the Dealing Day immediately preceding the Award Date or Acquisition Date (as the case may be), provided that, for the purpose of the Plan, Market Value shall be expressed in GBP and for this purpose the exchange rate to be applied in converting any USD amount into GBP shall be the closing mid USD/GBP exchange rate for: in the case of (a) or (b), the Award Date or Acquisition Date; and, in the case of (c), the Dealing Day immediately preceding the Award Date or Acquisition Date, in each case as stated in the UK Financial Times on the day following the relevant Dealing Day;;

“Matching Shares” means Shares awarded under Part Four of the Schedule;

“Member of a Consortium” has the meaning given in paragraph 99(3) of Schedule 2;

“New Shares” has the meaning given in Rule 8 of Part Two of the Schedule;

“New York Stock Exchange” means the New York Stock Exchange operated by NYSE Euronext, and for the avoidance of doubt shall exclude the NYSE Amex, NYSE Alternext, NYSE Euronext and NYSE Arca exchanges;

“NICs” means National Insurance contributions;

“Participant” means any person to whom an Award has been made, or on whose behalf the Trustee holds Dividend Shares (or other securities);

“Participating Company” means:

(a)	the Company;

(b)	any Controlled Company which, pursuant to Clause 7.1, participates in the Plan; and

(c)	any company which is a Jointly Owned Company and which, pursuant to Clause 7.1, participates in the Plan;

“Participation Contract” means a contract complying with Rule 2 of Part Two of the Schedule;

“Partnership Shares” means Shares acquired by the Trustee on behalf of a Qualifying Employee under Part Four of the Schedule;

“Partnership Share Agreement” means a contract complying with Rule 1 of Part Four of the Schedule;

“Partnership Share Money” means money deducted from a Participant’s Salary under a Partnership Share Agreement;

“PAYE Deduction” means a deduction required by regulations made under section 684 of ITEPA;

“PAYE Regulations” has the meaning given in section 684(8) of ITEPA;

“Performance Unit” means any individual, team or divisional or corporate unit the Committee may determine with respect to an Award to be made under Rule 1 of Part Three of the Schedule;

“Permitted Cessation” means ceasing to be in Employment because of:

(a)	injury, ill-health, or disability;

(b)	Redundancy;

(c)	a transfer to which the Transfer of Undertakings (Protection of Employment) Regulations 2006 apply;

(d)	a change of Control or other circumstances in consequence of which the company by which the Participant is employed ceases to be an Associated Company of the Company;

(e)	retirement (and the Committee may require such evidence as is reasonable to validate that the Participant is, as a matter of fact, retiring); or

(f)	death;

“Plan Shares” means Free Shares, Partnership Shares, Matching Shares, Dividend Shares and/or, where appropriate, New Shares, which are held by the Trustee on behalf of the Participants to whom they have been awarded or on whose behalf they have been acquired;

“Plan Termination Notice” means a notice issued under paragraph 89(1) of Schedule 2;

“Qualifying Corporate Bond” has the meaning given in section 117 of the Taxation of Chargeable Gains Act 1992;

“Qualifying Employee” means any employee who must be invited to participate in an Award in accordance with Rule 3.2 of Part Two of the Schedule or whom the Committee has decided to invite or has invited to participate in accordance with Rule 3.3 of Part Two of the Schedule;

“Qualifying Period” means the period (if any) determined by the Committee with respect to any operation of the Plan, being, in the case of Free Shares, a period starting not earlier than 18 months before the relevant Award Date, in the case of Partnership Shares or Matching Shares where the Partnership Share Agreement provides for an Accumulation Period a period starting no earlier than six months before the start of the Accumulation Period and in the case of Partnership Shares or Matching Shares where the Partnership Share Agreement does not provide for an Accumulation Period, a period starting no earlier than 18 months before the date on which the relevant Partnership Share Money is deducted;

“Redundancy” has the meaning given in the Employment Rights Act 1996;

“Restricted Performance Measures” means performance measures as defined in Rule 3.3 of Part Three of the Schedule;

“Restriction” has the meaning given in paragraph 99(4) of Schedule 2;

“Salary” has the meaning given in paragraph 43(4) of Schedule 2 as extended by paragraph 46(4A) of Schedule 2;

“Schedule” means the schedule to the Deed;

“Schedule 2” means Schedule 2 to ITEPA;

“Share” means a share of the common stock, $0.01 par value per share, of The Hanover which satisfies the conditions specified in Part 4 of Schedule 2;

“Share Incentive Plan” means a share incentive plan approved under Schedule 2 and established by a Connected Company;

“Subsidiary” means a subsidiary as defined in section 1159 of the Companies Act 2006;

“Tax Year” means a year beginning on 6 April and ending on the following 5 April;

“The Hanover” means The Hanover Insurance Group, Inc.;

“Trustee” means the trustee referred to in the Deed or such other person or persons resident in the United Kingdom who is or are the trustee or trustees from time to time of the Plan;

“Trust Period” means the period of 80 years beginning with the date of the Deed; and

“Unrestricted Performance Measures” means performance measures as defined in Rule 3.4 of Part Three of the Schedule.

PART TWO

Provisions affecting Plan Shares

1	Operation of the Plan/participation on the same terms

1.1	Committee’s discretion: The Plan shall be operated at the discretion of the Committee.

1.2	Participation on the same terms: Subject to Rule 3 of Part Three of the Schedule, every Qualifying Employee shall be invited to participate in an Award on the same terms, and those who participate must do so on the same terms.

1.3	Permitted factors: The fact that an Award of Free Shares may be by reference to a Qualifying Employee’s remuneration, length of service or hours worked shall not infringe Rule 1.2 unless, where more than one of these factors is applied, paragraph 9(4) of Schedule 2 is not complied with. For the avoidance of doubt, Rule 1.2 shall also not be infringed if an Award of Free Shares is by reference to the lower of a specific percentage of each Qualifying Employee’s remuneration and the maximum permitted by paragraph 35(1) of Schedule 2.

2	Participation Contract

2.1	Holding period: A Participation Contract (which shall include a Partnership Share Agreement which provides for the award of Matching Shares or the acquisition of Dividend Shares) shall specify, as applicable, the Holding Period for the Free Shares, Matching Shares or Dividend Shares to which the Participation Contract relates and shall, subject to its provisions, bind the Qualifying Employee in contract with the Company:

(a)	to permit any Plan Shares which are subject to a Holding Period and awarded to the Qualifying Employee or acquired on the Qualifying Employee’s behalf to remain in the hands of the Trustee throughout the Holding Period applicable to them; and

(b)	not to assign, charge or otherwise dispose of the Qualifying Employee’s beneficial interest in any of those Plan Shares during their Holding Period.

A Participant’s obligations with respect to the Holding Period come to an end if during the Holding Period the Participant ceases to be in Employment.

2.2	Forfeiture: A Participation Contract shall, if appropriate, state the extent to which Free Shares or Matching Shares will be forfeited if (other than in the event of Permitted Cessation):

(a)	the Participant ceases to be in Employment;

(b)	the Participant withdraws the Free Shares or Matching Shares from the Plan; or

(c)	in the case of Matching Shares only, the Participant withdraws from the Plan the Partnership Shares in respect of which those Matching Shares were awarded to the Participant,

before the expiry of the period (not exceeding three years) from the Award Date of the relevant Free Shares or Matching Shares specified in the Participation Contract. If any Free Shares or Matching Shares are forfeited, a Participant shall cease to be beneficially entitled to those Shares.

3	Eligibility of individuals

3.1	Eligibility requirements: Individuals are eligible to participate in an Award only if, on the date(s) set out in paragraph 14 of Schedule 2:

(a)	they are employees of a Participating Company;

(b)	they have been employees of a qualifying company (within the meaning of paragraph 17 of Schedule 2) at all times during the Qualifying Period; and

(c)	they are not ineligible under Rule 4 of this Part Two.

3.2	Employees who must be invited to participate in Awards: Individuals shall be eligible to receive an Award of Shares under the Plan if they meet the requirements in Rule 3.1 and are UK resident taxpayers within the meaning of paragraph 8(2) of Schedule 2. In this case they shall be invited to participate in any Awards of Free Shares, Partnership Shares or Matching Shares, and any acquisitions of Dividend Shares.

3.3	Employees who may be invited to participate in Awards: The Committee may also invite any other individual who meets the requirements in Rule 3.1 to participate in any Award of Free Shares, Partnership Shares or Matching Shares, and any acquisitions of Dividend Shares.

4	Ineligibility due to participation in other Share Incentive Plans

4.1	An individual shall not be eligible to participate in an Award of Free Shares, Partnership Shares or Matching Shares in any Tax Year if the individual is at the same time to participate in an Award of Free Shares, Partnership Shares or Matching Shares under another Share Incentive Plan.

4.2	Deemed Participation: For the purposes of Rule 4.1, an individual shall be treated as having participated in a Share Incentive Plan if he would have received Free Shares under that plan but for the failure to meet a performance target.

4.3	Successive participation in connected Share Incentive Plans: Where an individual participates in more than one Share Incentive Plan in the same Tax Year, the annual limits below apply as if this Plan and the other Share Incentive Plan(s) were a single plan:

(a)	the maximum amount permitted to be awarded as Free Shares for a Participant in any Tax Year provided from time to time in paragraph 35 of Schedule 2;

(b)	the maximum amount of Partnership Share Money (or percentage of Salary) permitted for a Participant that may be deducted from a Participant’s Salary in any Tax Year provided from time to time in paragraph 46 of Schedule 2; and

(c)	the maximum amount to be reinvested as Dividend Shares permitted for a Participant in respect of any Tax Year provided from time to time in paragraph 64 of Schedule 2.

5	Rights attaching to Plan Shares

Where the Trustee awards or acquires Plan Shares a proportion of which rank for any dividend or other distribution or other rights attaching to Shares by reference to a record date preceding the relevant Award Date or Acquisition Date and a proportion of which do not, the Shares to be awarded to each Qualifying Employee shall, so far as practicable, be in the same proportions of Shares with and without the rights.

6	Rights issues

6.1	Instructions to Trustee: Whenever any rights to be allotted, on payment, any shares, securities or rights of any description are granted in respect of Plan Shares, each Participant shall be notified by the Trustee of the rights relating to the Participant’s Plan Shares. Each Participant (or anyone properly authorised) may direct the Trustee and the Trustee may then, in accordance with such directions, do one or more of the following:

(a)	subject to the provision by the Participant of any necessary funds, take up or sell all or any of the rights or allow them to lapse; and/or

(b)	sell rights nil paid to the extent necessary to enable the Trustee to subscribe in full for the balance of any unsold rights.

The Participant’s directions may be of particular or general application and may relate to Plan Shares awarded before or after the date of the rights issue.

6.2	Period for giving directions: The Trustee shall act upon any such directions received by it not less than five Dealing Days before the expiry of the period allowed for the exercise of any such rights. If any Participant has not by that time given directions to the Trustee with regard to those rights and, if appropriate, provided any funds necessary for the purpose, the Trustee shall allow the rights to lapse. Any Capital Receipt received in consequence of the non-exercise or sale of any rights shall be dealt with by the Trustee in accordance with Clause 11.5 of the Deed.

6.3	New Shares: Any shares, securities or rights taken up by the Trustee on behalf of any Participant under Rule 6.1(b) shall, subject to Rule 11 and provided that the right to so take up shares, securities or other rights was conferred in respect of all the ordinary shares in The Hanover, form part of the Participant’s Plan Shares and shall be deemed to have been awarded to or acquired on behalf of the Participant in the same way and at the same time as the Participant’s Plan Shares in respect of which they were allotted.

6.4	Trustee’s indemnity: Nothing in this Rule shall require the Trustee to act in any manner which would involve it in any liability unless indemnified to its satisfaction by the Participant against such liability.

7	Capitalisation issues

Where any Shares are allotted by way of capitalisation to the Trustee in respect of any Participant’s Plan Shares, those Shares shall form part of that Participant’s Plan Shares and be deemed to have been awarded to, or acquired on behalf of, the Participant in the same way and at the same time as the Participant’s Plan Shares in respect of which they are allotted.

8	Corporate reconstruction

8.1	Corporate reconstruction: This Rule applies if there occurs in relation to any of a Participant’s Plan Shares (the “Original Shares”) a transaction:

(a)	which results in a new holding (the “New Holding”) being equated with the Original Shares for the purposes of capital gains tax; or

(b)	which would have that result but for the fact that what would be the new holding consists of or includes a Qualifying Corporate Bond.

Such a transaction is referred to in this Plan as a Corporate Reconstruction.

8.2	Excluded Shares: If, as part of a Corporate Reconstruction, any:

(a)	redeemable shares or securities issued as mentioned in paragraph C or D in section 1000(1)A of the Corporation Tax Act 2010; or

(b)	share capital issued in circumstances such that section 1022(3) of the Corporation Tax Act 2010 applies; or

(c)	share capital to which section 410 of ITTOIA applies, that is issued in a case where subsection (2) or (3) of that section applies,

is/are issued (and in respect of which a charge to income tax arises) those shares shall not form part of the New Holding for the purposes of this Rule.

8.3	New Shares: In this Rule “New Shares” means, subject to Rule 8.2, shares comprised in the New Holding which were issued in respect of, or otherwise represent, the Original Shares.

8.4	Effect on the Original Shares: For the purposes of the Plan:

(a)	a Corporate Reconstruction shall be treated as not involving a disposal of the Original Shares;

(b)	the date on which any New Shares are to be treated as having been awarded to or acquired on behalf of a Participant shall be that on which the Participant’s Original Shares were so awarded or acquired;

(c)	the conditions in Part 4 (types of share that may be used) of Schedule 2 shall be treated as fulfilled with respect to any New Shares if they were (or were treated as) fulfilled with respect to the Original Shares; and

(d)	the provisions of Chapter 6, Part 7 of ITEPA shall apply in relation to the New Shares as they would have applied to the Original Shares.

8.5	References to Plan Shares: Following a Corporate Reconstruction, references to a Participant’s Plan Shares shall be construed, subject to the provisions, as being or, as the case may be, as including, references to any New Shares.

9	Events during Holding Period

A Participant may during the Holding Period of any of the Participant’s Plan Shares direct the Trustee to:

(a)	accept an offer for those Plan Shares (the “Original Shares”) if such acceptance will result in a new holding being equated with the Original Shares for the purposes of capital gains tax;

(b)	accept an offer of a Qualifying Corporate Bond (whether alone or with other assets or cash or both) for those Plan Shares if the offer forms part of a general offer as mentioned in Rule 9(c);

(c)	accept an offer of cash, with or without other assets, for those Plan Shares if the offer forms part of a general offer which is made to holders of shares of the same class as the Participant’s or to holders of shares in the same company and which is made in the first instance on a condition such that if it is satisfied the person making the offer will have control of that company, within the meaning of sections 450 and 451 of the Corporation Tax Act 2010 and it does not matter whether the general offer is made to different shareholders by different means;

(d)	agree to a transaction affecting those Plan Shares or those of them which are of a particular class, if the transaction would be entered into as a result of a compromise, arrangement or scheme applicable to or affecting:

(i)	all the ordinary share capital of the company or, as the case may be, all the shares of the class in question; or

(ii)	all the shares, or all the shares of the class in question, which are held by a class of shareholders identified otherwise than by reference to their employment or their participation in a Share Incentive Plan; or

(e)	exercise a right arising under section 983 of the Companies Act 2006 in the case of a takeover offer (as defined in section 974 of that Act) to require the offeror to acquire those Plan Shares.

10	Fractional entitlements

10.1	Proportionate allocation: Where the Trustee receives additional rights or securities in respect of Plan Shares under a capitalisation or rights issue or similar offer or invitation, the Trustee shall allocate those rights or securities amongst the Participants concerned on a proportionate basis. If that allocation gives rise to a fraction of a security or of a transferable unit of a security (in this Rule, “unit”), the Trustee shall round the allocation down to the next whole unit and aggregate the fractions not allocated. The Trustee shall use its best endeavours to sell any rights or units which are not allocated and distribute the net proceeds of sale (after deducting from them any expenses of sale and any taxation which may be payable in respect of them) proportionately among the Participants whose allocations were rounded down, but so that any sum of less than £3 otherwise distributable to a particular Participant may be retained by the Trustee and used for the purposes of the Plan.

10.2	Allocation by reference to time of Award: In any circumstances in which the Trustee receives New Shares which form part of a Participant’s Plan Shares, the Trustee shall allocate the New Shares to the Participant by reference to the relative times of award or acquisition of the Participant’s Plan Shares to which they relate. If that allocation gives rise to a fraction of a New Share, the Trustee shall round the allocation up or down to the next whole unit as it, in its discretion, thinks fit.

11	Transfer of Plan Shares

11.1	Transfer at request of Participant: Subject to Clause 11.3 of the Deed, the Trustee shall, as soon as practicable after it is required to do so under the Plan, transfer the legal title to any Plan Shares it holds on behalf of that Participant into the name of the relevant Participant (or the Participant’s nominee).

11.2	Transfer following cessation of employment: The Committee may decide that the Plan will operate on the basis that if a Participant ceases to be in Employment for any reason, the Trustee will transfer the Plan Shares to the Participant or as the Participant may direct (or, if the Participant has died, to the Participant’s personal representatives) as soon as reasonably practicable. If no such decision is made, the Participant’s Plan Shares will cease to be subject to the Plan but will be held by the Trustee until directed otherwise by the Participant.

12	Transfer expenses

Any expenses (including stamp duty) involved in any transfer of Shares by the Trustee shall be payable:

(a)	in the case of a transfer into the name of a Participant, by the Trustee (and reimbursed by the Company); and

(b)	in any other case, by the transferee.

13	Notices and documents sent to shareholders

13.1	Notices to Trustee or Company: Any notice or other communication to be given to the Trustee, the Company or other duly appointed agent under or in connection with the Plan shall only be delivered or sent to the relevant registered office (or such other place as the Committee or duly appointed agent may from time to time decide and notify to the Qualifying Employees and Participants), and shall be effective upon receipt.

13.2	Notices to Qualifying Employee or Participant: Any notice or other communication to be given to a Qualifying Employee or Participant under or in connection with the Plan may be:

(a)	delivered or sent by post to the Qualifying Employee or Participant at that person’s home address according to the current records of the relevant Participating Company;

(b)	sent by e-mail or fax to any e-mail address or fax number which according to the current records of the relevant Participating Company is used by that person; or

(c)	delivered to the Qualifying Employee or Participant by uploading a copy of the notice or other communication to the relevant Company’s internal intranet site and notifying the Qualifying Employee or Participant of this fact in any of the manners outlined above, or in the case of (a) and (b), such other address which the Committee considers appropriate. Notices sent by post under this Rule 13.2 shall be deemed to have been given on the second day after the date of posting. However, notices sent to a Qualifying Employee or Participant who is working overseas shall be deemed to have been given on the seventh day after the date of posting. Notices sent by e-mail shall be deemed to have been given when sent (unless the sender is notified that the e-mail is undeliverable), and notices sent by fax shall be deemed to have been given on the day after sending. Notices delivered by uploading the notice or other communication to the relevant Company’s internal intranet site shall be deemed to have been given when the notice notifying the Qualifying Employee or Participant of the upload is deemed to have been given.

14	Disputes

The decision of the Committee on any dispute or question affecting any Qualifying Employee or Participant under the Plan shall be final and conclusive.

15	Terms of Employment

15.1

The rights and obligations of an individual under the terms and conditions of the individual’s office or employment shall not be affected by the individual’s participation in the Plan or any right the individual may have to participate in the Plan. An individual who participates in the Plan waives all and any rights to compensation or damages in consequence of the termination of that individual’s office or employment with any company for any reason whatsoever—whether lawful or unlawful—insofar as those rights arise, or may arise, from ceasing to have rights under or to be entitled to the Shares under the Plan as a result of such termination or from the loss or diminution in value of such rights or entitlements. If necessary, the individual’s terms of employment shall be varied accordingly.

15.2	Nothing in this Plan will confer any benefit on a person who is not a Participant and no such third party will have any rights under the Contracts (Rights to Third Parties) Act 1999 to enforce any term of this Plan but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

15.3	By participating in the Plan a Participant agrees to the holding of information about him by The Hanover, the Company and the Trustee, and he authorises The Hanover, the Company, the Trustee and their respective agents and advisers to use such information according to these rules for the purposes of the Plan. Each Participant further agrees that data concerning his participation may be processed by agents of The Hanover, the Company or the Trustee wherever located and where necessary transmitted outside of the UK.

16	Pensionable Entitlement

Neither the grant of an Award nor any benefit which may accrue from an Award shall form part of an individual’s pensionable remuneration for the purposes of any pension plan or similar arrangement which may be operated by any Participating Company.

17	Forfeiture

17.1	On cessation of Employment: The Committee may decide on or prior to an Award Date that if a Participant ceases to be in Employment within a period (not exceeding 3 years) following the Award Date for a reason other than Permitted Cessation, the Participant will lose the entitlement to Free Shares or Matching Shares but not any related Dividend Shares. The period and the reason for leaving as determined by the Committee may be different for Free Shares and Matching Shares but must be the same for all Shares included in the same Award.

17.2	On withdrawal of Free Shares or Matching Shares: The Committee may decide on or prior to an Award Date that if a Participant withdraws (within the meaning of paragraph 96 of Schedule 2) Free Shares or Matching Shares from the Plan within a period (not exceeding 3 years) following their Award Date, the Participant will lose the entitlement to the relevant Free Shares or Matching Shares. The period determined by the Committee may be different for Free Shares and Matching Shares but must be the same for all Shares included in the same Award.

17.3	On withdrawal of Partnership Shares: The Committee may decide on or prior to an Acquisition Date that if a Participant withdraws (within the meaning of paragraph 96 of Schedule 2) Partnership Shares from the Plan within a period (not exceeding 3 years) following their Acquisition Date, the Participant will lose the entitlement to any Matching Shares awarded in respect of those Partnership Shares. The period determined by the Committee must be the same for each Award of Matching Shares.

17.4	Effect of forfeiture: Where a Participant loses any entitlement to Shares under this Rule, the Trustee will hold those Shares on general trust for the purposes of the Plan pursuant to Clause 2.5 of the Deed.

17.5	Partnership Shares: Partnership Shares shall not be subject to any provision for forfeiture under the Plan.

18	Plan Dilution Limit

18.1	Subject to adjustment pursuant to Rule 18.3, the maximum number of Shares that may be issued after May 20, 2014 under the Plan with respect to Plan Shares shall not exceed 750,000 Shares and no proposed award or acquisition of Plan Shares shall be made which, when added to all previous issues of Shares under the Plan, would exceed such limit.

18.2	For the avoidance of doubt, for the purposes of the limit in Rule 18.1, Plan Shares issued after 20 May 2014 which have subsequently been forfeited under the Plan may be made the subject of future Awards under the Plan.

18.3	In the event of any variation in the ordinary share capital of The Hanover or any capitalisation of profits or reserves by way of consolidation, sub-division, bonus issue, stock dividend, stock split, recapitalisation, reduction of The Hanover’s ordinary share capital or other capital change, or in respect of any discount element in any rights issue, the Committee may adjust the limit specified in Rule 18.1 in such manner and with effect from such date as the Committee determines to be appropriate.

PART THREE

Free Shares

1	Invitation to participate

If the Committee resolves that an Award of Free Shares shall be made, the Company shall invite every Qualifying Employee who is not at that time a party to a Participation Contract to participate by issuing to the Qualifying Employee a Participation Contract. To consent to an Award of Free Shares, a Qualifying Employee must return the Participation Contract duly completed by the date specified in it. If the Company does not receive a Participation Contract from a Qualifying Employee by the specified date, that Qualifying Employee shall be deemed to have declined to participate in the Plan at that time. The Company, at the direction of the Committee, shall specify the Holding Period for the Free Shares to be awarded on an Award Date.

2	Maximum value of Free Shares awarded

The maximum aggregate Initial Market Value of the Free Shares awarded to a Qualifying Employee in any Tax Year shall not exceed the maximum amount permitted by paragraph 35(1) of Schedule 2 from time to time.

3	Performance measures and targets

3.1	Award may be subject to performance measures: An Award of Free Shares may be made subject to performance measures and targets as provided for under this Rule 3.

3.2	Requirements as to performance measures: If any Award of Free Shares under the Plan is to be made subject to performance measures they must be:

(a)	applied to all persons who are Qualifying Employees in respect of that Award;

(b)	based on business results or other objective criteria;

(c)	fair and objective measures of the performance of the Performance Units to which they apply;

(d)	set for Performance Units such that no Qualifying Employee is a member of more than one Performance Unit; and

(e)	either Restricted Performance Measures or Unrestricted Performance Measures.

3.3	Restricted Performance Measures: If the Committee decides to award Free Shares by reference to Restricted Performance Measures, at least 20 per cent. of the Free Shares to be awarded must be awarded without reference to performance measures and shall be awarded on the same terms as required by Rule 1 of Part Two of the Schedule. The remaining Free Shares shall be awarded subject to performance measures but so that the highest Award made to a Qualifying Employee by reference to performance measures shall be no more than four times the highest Award to a Qualifying Employee without reference to performance measures. The Free Shares awarded by reference to performance measures need not comply with the same terms requirement in Rule 1 of Part Two of the Schedule.

3.4	Unrestricted Performance Measures: If the Committee decides to award Free Shares by reference to Unrestricted Performance Measures some or all of the Free Shares shall be awarded by reference to performance measures but so that:

(a)	Awards of Free Shares to Qualifying Employees who are members of the same Performance Unit shall be made on the same terms as required by Rule 1 of Part Two of the Schedule; and

(b)	Free Shares awarded for each Performance Unit shall be treated as separate Awards.

3.5	Company’s obligation to notify: If Free Shares are to be awarded subject to performance measures and targets the Company must, as soon as reasonably practicable, notify:

(a)	each Qualifying Employee participating in the Award of the performance measures and targets which will be used to determine the number or value of Free Shares awarded to the Qualifying Employee; and

(b)	all Qualifying Employees in general terms of the performance measures which will be used to determine the number or value of Free Shares to be awarded to each Qualifying Employee participating in the Award.

3.6	Confidential information: In fulfilling its obligations under Rule 3.5(b), the Company shall not be obliged to disclose any information which it reasonably considers would prejudice commercial confidentiality.

4	Basis of Award

4.1	Free Shares - no performance measures: Free Shares to be awarded to Qualifying Employees without performance measures shall be awarded on a basis determined by the Committee but so that such basis complies with Rule 1 of Part Two of the Schedule.

4.2	Free Shares - performance measures: The Committee shall determine in respect of any Award of Free Shares to be made subject to performance measures: (a) the Performance Units for that Award, (b) the performance measures and targets, and (c) whether the performance measures are to be Restricted Performance Measures or Unrestricted Performance Measures.

5	Transfer of legal title

Subject to Clause 11.3 of the Deed, after the end of a Holding Period the Participant may at any time direct the Trustee to transfer legal title of the Participant’s Free Shares to him (or his nominee).

PART FOUR

Partnership Shares and Matching Shares

1	Invitations

1.1	Invitations to Qualifying Employees: If the Committee decides to make the opportunity to acquire Partnership Shares available, each Qualifying Employee will be sent a Partnership Share Agreement under which:

(a)	the Qualifying Employee will authorise the Company to deduct part of that Qualifying Employee’s Salary for the purchase of Partnership Shares; and

(b)	the Company will agree to arrange for Partnership Shares to be acquired on behalf of the Qualifying Employee in accordance with the Plan.

To take the opportunity to acquire Partnership Shares, a Qualifying Employee must return the Partnership Share Agreement duly completed by the date specified in it. If the Company does not receive a Partnership Share Agreement from a Qualifying Employee by the specified date, that Qualifying Employee shall be deemed to have declined to acquire Partnership Shares at that time.

1.2	Maximum Deductions from Salary: The Partnership Share Agreement must stipulate the maximum amount of Partnership Share Money (or percentage of Salary) that may be applied in acquiring Partnership Shares and, if applicable, the intervals at which deductions are to be made from the Participant’s Salary for this purpose, but so that the maximum amount does not exceed the amount permitted from time to time by paragraph 46(1) of Schedule 2 and does not in any event, in any Tax Year, exceed ten per cent. of the Participant’s Salary for that Tax Year. Any Partnership Share Money deducted in excess of these limits will be repaid to the Participant (subject to deduction of income tax and NICs, as appropriate) as soon as practicable.

1.3	Minimum Deductions from Salary: The Partnership Share Agreement in respect of any invitation may also stipulate that the minimum amount to be deducted thereunder on any occasion in pursuance of that agreement must not be less than a specified amount which must not be greater than £10.

1.4	Prescribed Notice: The Partnership Share Agreement must contain a notice in a prescribed form in compliance with paragraph 48 of Schedule 2 (notice of possible effect of deductions on benefit entitlement).

2	Partnership Share Money

2.1	Any Partnership Share Money shall be paid to the Trustee as soon as practicable following its deduction under a Partnership Share Agreement and shall be held by the Trustee on that Participant’s behalf pending its application in accordance with Rule 3.1 or 4.3 of this Part Four, as appropriate, in an account (interest bearing or otherwise) with:

(a)	a person falling within section 991(2)(b) of the Income Tax Act 2007;

(b)	a building society; or

(c)	a firm falling within section 991(2)(c) of the Income Tax Act 2007.

2.2	The Committee shall determine and inform the Trustee of whether the account will be interest bearing.

2.3	If the Partnership Share Money held on behalf of a Participant is held in an interest bearing account, the Trustee shall account for the interest to the Participant.

2.4	The Trustee must pay to a Participant any Partnership Share Money it holds on behalf of the Participant if, before acquiring Partnership Shares on behalf of the Participant, HMRC notifies the Company that it has withdrawn approval of the Plan under Schedule 2. Repayment of the Partnership Share Money to the Participant must be made as soon as practicable after notice of the withdrawal of approval is given to the Company.

3	No Accumulation Period

3.1	Acquisition of Shares: Any Partnership Share Money deducted under a Partnership Share Agreement with no Accumulation Period will be applied by the Trustee in acquiring Partnership Shares on a date set by the Trustee which is within 30 days after the last deduction of Partnership Share Money in relation to the award is made. The number of Shares acquired on behalf of a Participant shall be determined by reference to the Market Value of the Shares on the Acquisition Date.

3.2	Surplus Partnership Share Money: Any surplus Partnership Share Money remaining after the acquisition of Partnership Shares may, with the agreement of the Participant (which may be provided for in the Partnership Share Agreement), be carried forward and added to the next deduction of Salary. In any other case, it must be paid over to the Participant (subject to deduction of income tax under PAYE and NICs, as appropriate) as soon as practicable.

4	Accumulation Period

4.1	Accumulation Period: If the Committee decides to offer an Accumulation Period in respect of an invitation to acquire Partnership Shares, the Partnership Share Agreement must specify:

(a)	the length of the Accumulation Period (which cannot exceed twelve months or, if different, any period specified from time to time in paragraph 51(1) of Schedule 2);

(b)	when the Accumulation Period starts (which may not be later than the date on which the first deduction of Salary is made under that agreement); and

(c)	when the Accumulation Period ends and whether the Accumulation Period will come to an end before then on the occurrence of specified event(s).

The same Accumulation Period must apply to all Participants for each operation of the Plan.

4.2	Transaction resulting in a new holding: If, during an Accumulation Period, a transaction occurs in relation to any Shares (the “original holding”) to be acquired under a Partnership Share Agreement which results in a new holding of shares (the “new holding”) being equated with the original holding for the purposes of capital gains tax and the Participant so consents, the Partnership Share Agreement shall have effect after the time of that transaction as if it were an agreement for the purchase of shares comprised in the new holding. By signing the Partnership Share Agreement, a Participant agrees to the acquisition of such shares.

4.3	Acquisition of Shares: Subject to Rule 4.5, the Partnership Share Money deducted in respect of a Participant during an Accumulation Period must be applied by the Trustee in acquiring Partnership Shares on behalf of that Participant on a date set by the Trustee which is within 30 days after the end of that Accumulation Period. The Partnership Share Agreement will specify the basis on which the number of Shares acquired on behalf of a Participant will be determined, which shall be by reference to one of:

(a)	the lower of the Market Value of the Shares at the beginning of the Accumulation Period and the Market Value of the Shares on their Acquisition Date;

(b)	the Market Value of the Shares at the beginning of the Accumulation Period; or

(c)	the Market Value of the Shares on the Acquisition Date.

4.4	Surplus Partnership Share Money: Any surplus Partnership Share Money remaining after the acquisition of Partnership Shares by the Trustee may, with the agreement of the Participant (which may be provided for in the Partnership Share Agreement), be carried forward to the next Accumulation Period. In any other case, it must be paid over to the Participant (subject to deduction of income tax under PAYE and NICs, as appropriate) as soon as practicable.

4.5	Repayment of Partnership Share Money: In any case where Partnership Share Money has been deducted in an Accumulation Period and the Participant ceases to be in Employment during that Accumulation Period, the Partnership Share Money deducted in that Accumulation Period must be paid over to the Participant (subject to deduction of income tax under PAYE and NICs as appropriate) as soon as practicable. The Partnership Share Agreement may provide that when the Accumulation Period comes to an end on the occurrence of an event specified in the Agreement, the Partnership Share Money deducted in that Accumulation Period must be paid over to the Participant (subject to deduction of income tax under PAYE and NICs, as appropriate) as soon as practicable.

5	Stopping and re-starting deductions

5.1	Stopping deductions: A Participant may at any time after entering into a Partnership Share Agreement give notice in writing to the Company, addressed to the Participant’s relevant HR manager, to stop deductions under that agreement.

5.2	Re-starting deductions: A Participant who has stopped deductions under a Partnership Share Agreement may subsequently give notice in writing to the Company to re-start deductions under that agreement. However:

(a)	any deductions that have been missed may not be made up; and

(b)	where the deductions are made during an Accumulation Period, the Partnership Share Agreement may prevent a Participant from restarting deductions more than once in that Accumulation Period.

5.3	Termination of Partnership Share Agreement: A Participant may terminate his Partnership Share Agreement at any time by giving notice in writing to the Company. Where a Participant terminates his Partnership Share Agreement, no further deductions shall be made thereunder and any Partnership Share Money held on the Participant’s behalf shall be paid over to the Participant (subject to deduction of income tax under PAYE and NICs, as appropriate) as soon as practicable.

5.4	Effect of notice under Rules 5.1, 5.2 and 5.3: Unless a later date is specified in any notice given under Rule 5.1 or 5.3, the Company must give effect to such a notice within 30 days of receiving it. Unless a later date is specified in a notice given under Rule 5.2, the Company must re-start deductions under the Partnership Share Agreement no later than the date of the first deduction due under the Partnership Share Agreement more than 30 days after receipt of the notice.

6	Withdrawal of Partnership Shares

A Participant may withdraw Partnership Shares from the Plan at any time.

7	Number of Partnership Shares which can be acquired

7.1	Limit specified at time of invitation: The Committee may specify at the time of the Company making an invitation under Rule 1 the maximum number of Partnership Shares which can be acquired on behalf of Qualifying Employees in respect of that invitation. The Partnership Share Agreement shall contain an undertaking by the Company to notify each Participant of any Restriction on the number of Shares to be acquired:

(a)	if there is no Accumulation Period, before the deduction of any Partnership Share Money under the Partnership Share Agreement; or

(b)	if there is an Accumulation Period, before the beginning of the Accumulation Period under that Partnership Share Agreement.

7.2	Scaling down: If the Company receives applications for Partnership Shares in excess of the maximum number of Partnership Shares specified in respect of that invitation under Rule 7.1, then the following steps shall be taken in sequence until the excess number is eliminated:

(a)	the excess of the deduction chosen by each Participant over the amount stipulated under Rule 1.3 shall be reduced pro rata;

(b)	all deductions shall be reduced to the amount stipulated under Rule 1.3; and

(c)	Partnership Share Agreements shall be selected by lot, each based on a deduction of the amount stipulated under Rule 1.3.

7.3	Modification/withdrawal and notification: If Rule 7.2 applies, each Partnership Share Agreement shall be deemed to have been modified or withdrawn in accordance with Rule 7.2 and each Participant shall be notified accordingly.

8	Matching Shares

8.1	Terms of Matching Shares: Matching Shares shall:

(a)	be Shares of the same class and carry the same rights as the Partnership Shares to which they relate;

(b)	be awarded on the same day as the Partnership Shares to which they relate are acquired on behalf of the Participant;

(c)	in respect of any Award, be awarded to all Participants on exactly the same basis; and

(d)	be subject to the Holding Period as specified in the Partnership Share Agreement.

8.2	Ratio of Matching Shares to Partnership Shares: The Partnership Share Agreement under which Matching Shares are offered must specify the ratio of Matching Shares to Partnership Shares for the time being offered by the Company and the circumstances and manner in which the ratio may be changed by the Company under the direction of the Committee. The ratio must not exceed 2:1 (or such other ratio permitted by paragraph 60(2) of Schedule 2 from time to time) and must be applied by reference to the number of Shares. The Participant must be informed by the Company if the ratio offered by the Company changes before Partnership Shares are acquired on that Participant’s behalf under the relevant Partnership Share Agreement.

8.3	Transfer of legal title: Subject to Clause 11.3 of the Deed, after the end of a Holding Period the Participant may at any time direct the Trustee to transfer legal title of the Participant’s Matching Shares to him (or his nominee).

PART FIVE

Reinvestment of cash dividends

1	Permitted reinvestment

1.1	Mandatory or voluntary reinvestment: At the time of operating Part Three or Part Four of the Schedule, the Committee may direct that, subject to Rule 2 some or all of the cash dividends paid in respect of any Plan Shares awarded or acquired on behalf of a Participant as a consequence of that operation must either:

(a)	be applied in acquiring Dividend Shares on behalf of the Participant; or

(b)	be applied in acquiring Dividend Shares on behalf only of Participants who elect to reinvest their dividends.

1.2	Any such direction by the Committee will set out:

(a)	the amount of the cash dividends to be applied as specified in Rule 1.1, or

(b)	how that amount is to be determined

and the Committee may modify or revoke any such direction.

1.3	Dividend Shares/Holding Period: Dividend Shares shall be shares of the same class and carry the same rights as the Shares to which the cash dividend relates and may not be subject to forfeiture. The Holding Period for Dividend Shares shall be three years from their Acquisition Date. During the Holding Period, the Participant shall be bound by the terms of the Participant’s Participation Contract with the Company to permit any Dividend Shares acquired on the Participant’s behalf to remain in the hands of the Trustee and (subject to clause 8 of the Deed) not to assign, charge or otherwise dispose of the Participant’s beneficial interest in such Dividend Shares.

2	Acquisition of Dividend Shares

2.1	Time of acquisition: Subject to Rule 2.3, the Trustee must apply a cash dividend paid in respect of Plan Shares that is to be reinvested in acquiring Dividend Shares on a date which is within 30 days after the date on which the cash dividend is received by it. The Trustee must, in exercising its powers in relation to the acquisition of Dividend Shares, treat Participants fairly and equally and may, for these purposes, use any unappropriated Shares that it holds.

2.2	Number of Dividend Shares acquired: The number of Dividend Shares acquired on behalf of a Participant shall be determined in accordance with the Market Value of those Shares on their Acquisition Date.

2.3	Carry forward of uninvested amounts: Any cash dividend available for reinvestment that is not reinvested because the amount of the dividend is insufficient to acquire a Dividend Share may be retained by the Trustee and carried forward and added to the amount of the next cash dividend to be reinvested for that Participant, but shall be held by the Trustee so as to be separately identifiable. However, any such amount retained by the Trustee must be paid over to the Participant as soon as practicable:

(a)	if the Participant ceases to be in Employment prior to its reinvestment; or

(b)	if a Plan Termination Notice is issued prior to its reinvestment.

2.4	Terms of Dividend Shares: Dividend Shares shall:

(a)	be Shares of the same class and carry the same rights as the Shares in respect of which the dividend is paid;

(b)	not be subject to forfeiture; and

(c)	be subject to the Holding Period.

3	Transfer of legal title

After the end of a Holding Period the Participant may at any time direct the Trustee to transfer legal title of the Participant’s Dividend Shares to him (or his nominee).

PART SIX

Deed of Adherence

THIS DEED is made the              day of

BETWEEN

(1)	CHAUCER HOLDINGS PLC, registration number 02847982, whose registered office is situated at Plantation Place, 30 Fenchurch Street, London EC3M 3AD (the “Company”); and

(2)	EQUINITI SHARE PLAN TRUSTEES LIMITED, registration number 03925002, whose registered office is situated at Aspect House, Spencer Road, Lancing, West Sussex, BN99 6DA (the “Trustee”); and

(3)	[•], registration number [•], whose registered office is situated at [•] (the “New Participating Company”).

WHEREAS

(A)	This Deed is supplemental to a Deed dated [•] and made between the Company and the Trustee (hereinafter called the “Principal Deed”) whereby the Company established The Chaucer Share Incentive Plan (hereinafter called the “Plan”).

(B)	The New Participating Company is controlled by the Company within the meaning of section 995 of the Income Tax Act 2007.

(C)	In pursuance of Clause 7.1 of the Principal Deed, the Company has agreed that, subject to it entering into this Deed of Adherence, the New Participating Company shall become a Participating Company as defined in the Principal Deed.

NOW THIS DEED WITNESSES as follows:

1	The Company hereby agrees that the New Participating Company shall be a Participating Company.

2	The New Participating Company hereby covenants with the Company and with the Trustee that it will observe and perform all covenants, conditions and provisions contained in the Principal Deed and all the provisions of the Plan applicable to Participating Companies.

IN WITNESS whereof this Deed has been executed and delivered as a deed by the parties on the date which first appears on page 1.

EXECUTED as a DEED )
by CHAUCER HOLDINGS PLC )
acting by , a director	)
and , [a director/its secretary]	)
Director

[Director/Secretary]

EXECUTED as a DEED )
by EQUINITI SHARE PLAN TRUSTEES LIMITED	)
acting by , a director	)
and , [a director/an	)
authorised signatory]		Director

[Director/Authorised Signatory]

EXECUTED as a DEED )
by [NEW PARTICIPATING COMPANY] )
acting by , a director	)
and , [a director/its secretary]	)
Director

[Director/Secretary]

IN WITNESS whereof this Deed has been executed and delivered as a deed by the parties on the date which first appears on page 1.

EXECUTED as a DEED	)
by CHAUCER HOLDINGS PLC	)
acting by ROBERT STUCHBERY, a director	)
and ADRIAN GOODENOUGH, its secretary	)
Director

Secretary

EXECUTED as a DEED	)
by EQUINITI SHARE PLAN TRUSTEES LIMITED		)
acting by PHIL AINSLEY, a director	)
and G C GOODENOUGH, an authorised signatory		)
Director

Authorised Signatory

ANNEX III

THE HANOVER INSURANCE GROUP

2014 EMPLOYEE STOCK PURCHASE PLAN

Section 1.	Defined Terms

Exhibit A, which is incorporated by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

Section 2.	Purpose of Plan

The Plan is intended to enable Eligible Employees of the Company and its Designated Subsidiaries to use payroll deductions to purchase shares of Stock, and thereby acquire an interest in the future of the Company. The Plan is intended to qualify as an “employee stock purchase plan” under Section 423 and to be exempt from the application and requirements of Section 409A of the Code, and is to be construed accordingly.

Section 3.	Options to Purchase Stock

Subject to adjustment pursuant to Section 17 of this Plan, the maximum aggregate number of shares of Stock available for purchase pursuant to the exercise of Options granted under the Plan to Eligible Employees will be 2,500,000 shares. The shares of Stock to be delivered upon exercise of Options under the Plan may be either shares of authorized but unissued Stock, treasury Stock, or Stock acquired in an open-market transaction, all as the Board may determine. If any Option granted under the Plan expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will again be available for purchase pursuant to the exercise of Options under the Plan. If, on an Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available under the Plan (after deduction of all shares for which Options have been exercised or are then outstanding), the Administrator shall make a pro rata allocation of the shares remaining available for the Option grants in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Administrator shall give written notice to each Participant of such reduction of the number of Options affected thereby and shall similarly reduce the rate of payroll deductions, if necessary.

Section 4.	Eligibility

Subject to Section 14, and any exceptions and limitations set forth in Section 6 or as permitted under Section 423, or as may be provided elsewhere in the Plan, each Employee who (a) customarily works twenty (20) hours or more per week and for more than five (5) months per calendar year, (b) is employed by the Company or a Designated Subsidiary, and (c) satisfies the requirements set forth in the Plan will be an “Eligible Employee”. Notwithstanding the above, an Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether such Employee is also a citizen of the United States or resident alien in the United States) shall not be an Eligible Employee with respect to the Plan if the grant of an Option to such Employee is prohibited under the laws of the Employee’s foreign jurisdiction or compliance with the laws of the foreign jurisdiction would cause the Plan or an Option to violate the requirements of Section 423. In no event, however, may an Employee be granted an Option under the Plan if, immediately after the Option is granted, the Employee would own (or pursuant to Section 424(d) of the Code would be deemed to own) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of its Parent or Subsidiaries, if any. The Administrator may, for Option Periods that have not yet commenced, establish additional eligibility requirements not inconsistent with Section 423.

Section 5.	Option Periods

The Plan will generally be implemented by a series of “Option Periods”. Unless otherwise determined by the Administrator, the Option Periods will be the six-month periods commencing January 1 and ending June 30 and commencing July 1 and ending December 31 of each year. Each June 30 and December 31 will be an “Exercise Date”. The Administrator may change the Exercise Date and the commencement date, ending date and duration of the Option Periods to the extent permitted by Section 423.

Section 6.	Option Grant

Subject to the limitations set forth in Section 4 and Section 10 and the Maximum Share Limit, on the first day of an Option Period, each Participant automatically will be granted an Option to purchase shares of Stock on the Exercise Date; provided, however, that no Participant will be granted an Option under the Plan that permits the Participant’s right to purchase shares of Stock under the Plan and under all other employee stock purchase plans of the Company and its Parent and Subsidiaries, if any, to accrue at a rate that exceeds $25,000 in Fair Market Value (or such other maximum as may be prescribed from time to time by the Code) for each calendar year during which any Option granted to such Participant is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

Section 7.	Method of Participation

To participate in an Option Period, an Eligible Employee must execute and deliver to the Administrator a payroll deduction and participation authorization form in accordance with the procedures prescribed by and in a form acceptable to the Administrator and, in so doing, the Eligible Employee will thereby become a Participant as of the first day of such Option Period. Such an Eligible Employee will remain a Participant with respect to subsequent Option Periods until his or her participation in the Plan is terminated as provided herein. Such payroll deduction and participation authorization must be delivered no later than 10 business days prior to the first day of an Option Period, or such other time as specified by the Administrator.

A Participant’s authorization will remain in effect for subsequent Option Periods unless the Participant files a new authorization not less than 10 business days prior to the first day of an Option Period (or such other time as specified by the Administrator) or the Participant’s Option is cancelled pursuant to Section 14 or Section 15. During an Option Period, payroll deduction authorizations may not be increased or decreased, except that a Participant may terminate his or her payroll deduction authorization by canceling his or her Option in accordance with Section 14.

Except as otherwise determined by the Administrator, each payroll deduction authorization will request payroll deductions in an amount (expressed as a whole percentage) between one percent (1%) and ten percent (10%) of the employee’s total base compensation per payroll period, including base pay or base salary, overtime and shift differentials. If the Administrator determines that another limit shall be imposed on maximum payroll deductions hereunder or that eligible compensation shall be defined in a different manner, determinations shall be made in a manner that satisfies the requirements of Treasury Regulation Section 1.423-2(f)(2).

All payroll deductions made pursuant to this Section 7 will be credited to the Participant’s Account. Amounts credited to a Participant’s Account will not be required to be set aside in trust or otherwise segregated from the Company’s general assets.

Section 8.	Method of Payment

A Participant must pay for shares of Stock purchased upon the exercise of an Option with accumulated payroll deductions credited to the Participant’s Account.

Section 9.	Purchase Price

The Purchase Price of shares of Stock issued pursuant to the exercise of an Option on each Exercise Date will be eighty-five percent (85%) (or such greater percentage specified by the Administrator to the extent permitted under Section 423) of a one of the following, as selected by the Administrator prior to the commencement of the relevant Option Period:

(a) the Fair Market Value of a share of Stock on the date on which the Option was granted pursuant to Section 6 (i.e., the first day of the Option Period);

(b) the Fair Market Value of a share of Stock on the date on which the Option is deemed exercised pursuant to Section 10 (i.e., the Exercise Date); or

(c) the lesser of (a) and (b).

Section 10.	Exercise of Options

Subject to the limitations set forth in Section 6 and this Section 10, with respect to each Option Period, on the applicable Exercise Date, each Participant will be deemed to have exercised his or her Option and the accumulated payroll deductions in the Participant’s Account will be applied to purchase the greatest number of whole shares of Stock (rounded down to the nearest whole share) that can be purchased with such Account balance at the applicable Purchase Price; provided, however, that no more than 500 shares of Stock may be purchased by a Participant on any Exercise Date, or such lesser number as the Administrator may prescribe in accordance with Section 423 (the “Maximum Share Limit”). As soon as practicable thereafter, shares of Stock so purchased will be placed, in book-entry form, into a record keeping account in the name of the Participant. No fractional shares will be purchased. Prior to the commencement of an Option Period, the Administrator shall determine whether any payroll deductions accumulated in a Participant’s Account that are not sufficient to purchase a full share will be retained in the Participant’s Account for the subsequent Option Period, subject to earlier withdrawal by the Participant as provided in Section 14 hereof, or returned to the Participant or his or her designated beneficiary or legal representative, as applicable, without interest, as soon as administratively practicable after the Exercise Date or earlier withdrawal, as applicable.

Except as provided above with respect to fractional shares, any amount of payroll deductions in a Participant’s Account that are not used for the purchase of shares of Stock, whether because of the Participant’s withdrawal from participation in an Option Period or for any other reason, will be returned to the Participant or his or her designated beneficiary or legal representative, as applicable, without interest, as soon as administratively practicable after such withdrawal or other event, as applicable.

If the Participant’s accumulated payroll deductions on the Exercise Date would otherwise enable the Participant to purchase shares of Stock in excess of the Maximum Share Limit, the excess of the amount of the accumulated payroll deductions over the aggregate Purchase Price of the shares of Stock actually purchased will be returned to the Participant, without interest, as soon as administratively practicable after such Exercise Date.

Notwithstanding any provision of the Plan to the contrary, no Option may be exercised after 27 months from its grant date.

Section 11.	Restrictions on Transfer; Plan Accounts; Disqualifying Dispositions

By electing to participate in the Plan, each Participant agrees to be subject to the restrictions and covenants set forth in this Section 11.

Shares of Stock purchased under the Plan will be subject to a restriction prohibiting the transfer, sale, pledge or alienation of such shares of Stock by a Participant, other than by will or by the laws of descent and distribution, for a period of six (6) months (or such other period as may be determined by the Administrator) from the date on which such shares of Stock are purchased by the Participant hereunder.

In addition, and without limiting the foregoing, for such period determined by the Administrator, all shares of Stock purchased under the Plan by a Participant will be subject to a restriction prohibiting the transfer of such shares of Stock by the Participant from the account where such shares of Stock are initially held until such shares are sold through the Plan’s custodian and record keeper.

By electing to participate in the Plan, each Participant agrees to provide such information about any transfer of Stock acquired under the Plan that occurs within two years after the first day of the Option Period in which such Stock was acquired and within one year after the acquisition of such Stock as may be requested by the Company or any Designated Subsidiary in order to assist such entity in complying with applicable tax laws.

Section 12.	Interest

No interest will be payable on any amount held in the Account of any Participant.

Section 13.	Taxes

Payroll deductions will be made on an after-tax basis. The Administrator will have the right, as a condition to exercising an Option, to make such provision as it deems necessary to satisfy its obligations to withhold federal, state, local income or other taxes incurred by reason of the purchase or disposition of shares of Stock under the Plan. In the Administrator’s discretion and subject to applicable law, such tax obligations may be paid in whole or in part by delivery of shares of Stock to the Company, including shares of Stock purchased under the Plan, valued at Fair Market Value, but not in excess of the minimum statutory amounts required to be withheld.

Section 14.	Cancellation and Withdrawal

A Participant who holds an Option under the Plan may cancel all (but not less than all) of his or her Option and terminate his or her payroll deduction authorization by revoking such authorization by written notice delivered to the Administrator, which, to be effective with respect to an upcoming Exercise Date, must be delivered not later than 10 business days prior to such Exercise Date (or such other time as specified by the Administrator). Upon such termination and cancellation, the balance in the Participant’s Account will be returned to the Participant, without interest, as soon as administratively practicable thereafter.

A Participant who makes a hardship withdrawal from a 401(k) Plan will be deemed to have terminated his or her payroll deduction authorization for subsequent payroll dates relating to the then current Option Period as of the date of such hardship withdrawal and amounts accumulated in the Participant’s Account as of such date will be returned to the Participant, without interest, as soon as administratively practicable thereafter. An Employee who has made a hardship withdrawal from a 401(k) Plan will not be permitted to participate in Option Periods commencing after the date of his or her hardship withdrawal until the first Option Period that begins at least six months after the date of his or her hardship withdrawal.

Section 15.	Termination of Employment; Death of Participant

Upon the termination of a Participant’s employment with the Company (or a Designated Subsidiary, as applicable) for any reason or the death of a Participant during an Option Period prior to an Exercise Date or in the event the Participant ceases to qualify as an Eligible Employee, the Participant will cease to be a Participant, any Option held by him or her under the Plan will be deemed canceled, the balance in the Participant’s Account will be returned to the Participant (or his or her estate or designated beneficiary in the event of the Participant’s death), without interest, as soon as administratively practicable thereafter, and the Participant will have no further rights under the Plan.

Section 16.	Equal Rights; Participant’s Rights Not Transferable

All Participants granted Options under the Plan will have the same rights and privileges consistent with the requirements set forth in Section 423. Any Option granted under the Plan will be exercisable during the Participant’s lifetime only by him or her and may not be sold, pledged, assigned, or transferred in any manner. In the event any Participant violates or attempts to violate the terms of this Section 16, as determined by the Administrator in its sole discretion, any Options held by him or her may be terminated by the Company and, upon the return to the Participant of the balance of his or her Account, without interest, all of the Participant’s rights under the Plan will terminate.

Section 17.	Change in Capitalization; Merger

In the event of any change in the outstanding Stock by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares of Stock available under the Plan, the number and type of shares of Stock granted under any outstanding Options, the maximum number and type of shares of Stock purchasable under any outstanding Option, and the purchase price per share of Stock under any outstanding Option will be appropriately adjusted; provided, that no such adjustment will be made unless the Administrator is satisfied that it will not constitute a modification of the rights granted under the Plan or otherwise disqualify the Plan as an employee stock purchase plan under the provisions of Section 423.

In the event of a sale of all or substantially all of the Stock or a sale of all or substantially all of the assets of the Company, or a merger or similar transaction in which the Company is not the surviving corporation or that results in the acquisition of the Company by another person, the Administrator may, in its discretion, (a) if the

Company is merged with or acquired by another corporation, provide that each outstanding Option will be assumed or exchanged for a substitute Option granted by the acquiror or successor corporation or by a parent or subsidiary of the acquiror or successor corporation, (b) cancel each outstanding Option and return the balances in Participants’ Accounts to the Participants, and/or (c) pursuant to Section 19, terminate the Option Period on or before the date of the proposed sale, merger or similar transaction.

Section 18.	Administration of Plan

The Plan will be administered by the Administrator, which will have the right to determine any questions which may arise regarding the interpretation and application of the provisions of the Plan and to make, administer, and interpret such rules and regulations as it deems necessary or advisable. All determinations and decisions by the Administrator regarding the interpretation or application of the Plan will be final and binding on all Participants.

The Administrator may specify the manner in which Employees are to provide notices and payroll deduction authorizations. Notwithstanding any requirement of “written notice” herein, the Administrator may permit Employees to provide notices and payroll deduction authorizations electronically.

Section 19.	Amendment and Termination of Plan

The Board reserves the right at any time or times to amend the Plan to any extent and in any manner it may deem advisable, by action of the Board; provided, that any amendment that would be treated as the adoption of a new plan for purposes of Section 423 will have no force or effect unless approved by the shareholders of the Company within 12 months before or after its adoption.

The Plan may be suspended or terminated at any time by the Company, by action of the Board. In connection therewith, the Board may provide, in its sole discretion, either that outstanding Options will be exercisable either at the Exercise Date for the applicable Option Period or on such earlier date as the Board may specify (in which case such earlier date will be treated as the Exercise Date for the applicable Option Period), or that the balance of each Participant’s Account will be returned to the Participant, without interest.

Section 20.	Approvals

Notwithstanding anything herein to the contrary, the obligation of the Company to issue and deliver shares of Stock under the Plan will be subject to the approval required of any governmental authority in connection with the authorization, issuance, sale or transfer of said shares of Stock, to any requirements of any national securities exchange applicable thereto, and to compliance by the Company with other applicable legal requirements in effect from time to time.

Section 21.	Participants’ Rights as Shareholders and Employees

A Participant will have no rights or privileges as a shareholder of the Company and will not receive any dividends in respect of any shares of Stock covered by an Option granted hereunder until such Option has been exercised, full payment has been made for such shares of Stock, and the shares of Stock have been issued to the Participant.

Nothing contained in the provisions of the Plan will be construed as giving to any Employee the right to be retained in the employ of the Company or any Designated Subsidiary or as interfering with the right of the Company or any Designated Subsidiary to discharge, promote, demote or otherwise re-assign any Employee from one position to another within the Company any Designated Subsidiary at any time.

Section 22.	Governing Law

Subject to overriding federal law, the Plan will be governed by and interpreted consistently with the laws of the State of Delaware, except as may be necessary to comply with applicable requirements of federal law.

Section 23.	Effective Date and Term

Subject to the approval by the Company’s shareholders at the Company’s 2014 annual meeting, the Plan will become effective on May 20, 2014 (the “Effective Date”) and no rights will be granted hereunder after the earliest to occur of (a) the Plan’s termination by the Company, (b) the issuance of all shares of Stock available for issuance under the Plan or (c) the day before the 10-year anniversary of the date the Company’s shareholders approve the Plan.

EXHIBIT A

Definition of Terms

The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

“401(k) Plan”: A savings plan qualifying under Section 401(k) of the Code that is sponsored by the Company or one of its Subsidiaries for the benefit of its employees.

“Account”: A payroll deduction account maintained in the Participant’s name on the books of the Company or a Designated Subsidiary.

“Administrator”: The Compensation Committee of the Board and its delegates, except that the Compensation Committee may delegate its authority under the Plan to a sub-committee comprised of one or more of its members, to members of the Board, or to officers or employees of the Company to the extent permitted by applicable law. In each case references herein to the Administrator refer, as applicable, to such persons or groups so delegated to the extent of such delegation.

“Board”: The Board of Directors of the Company.

“Code”: The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

“Company”: The Hanover Insurance Group, Inc.

“Designated Subsidiary”: A Subsidiary of the Company that has been designated by the Board or the Compensation Committee of the Board from time to time as eligible to participate in the Plan. Exhibit B sets forth the Designated Subsidiaries as of the Effective Date.

“Effective Date”: The date set forth in Section 23 of the Plan.

“Eligible Employee”: Any Employee who meets the eligibility requirements set forth in Section 4 of the Plan.

“Employee”: Any person who is employed by the Company or a Designated Subsidiary. For the avoidance of doubt, independent consultants and independent contractors are not “Employees.”

“Exercise Date”: The date set forth in Section 5 of the Plan or otherwise designated by the Administrator with respect to a particular Option Period on which a Participant will be deemed to have exercised the Option granted to him or her for such Option Period.

“Fair Market Value”:

(a) If the Stock is readily traded on an established national exchange or trading system (including the Nasdaq Global Market), the closing price of the Stock as reported by the principal exchange on which such Stock is traded; provided, however, that if such day is not a trading day, Fair Market Value will mean the reported closing price of the Stock for the immediately preceding day that is a trading day.

(b) If the Stock is not traded on an established national exchange or trading system, the average of the bid and ask prices for such Stock where the bid and ask prices are quoted.

(c) If the Stock cannot be valued pursuant to clauses (a) or (b), the value as determined in good faith by the Board in its sole discretion.

“Maximum Share Limit”: The meaning set forth in Section 10 of the Plan.

“Option”: An option granted pursuant to the Plan entitling the holder to acquire shares of Stock upon payment of the Purchase Price per share of Stock.

“Option Period”: An offering period established in accordance with Section 5 of the Plan.

“Parent”: A “parent corporation” as defined in Section 424(e) of the Code.

“Participant”: An Eligible Employee who elects to enroll in the Plan.

“Plan”: The Hanover Insurance Group 2014 Employee Stock Purchase Plan, as from time to time amended and in effect.

“Purchase Price”: The price per share of Stock with respect to an Option Period determined in accordance with Section 9 of the Plan.

“Section 423”: Section 423 of the Code and the regulations thereunder.

“Stock”: Common stock of the Company, par value $0.01 per share.

“Subsidiary”: A “subsidiary corporation” as defined in Section 424(f) of the Code.

EXHIBIT B

Designated Subsidiaries

The Hanover Insurance Company

ANNEX IV

THE HANOVER INSURANCE GROUP

2014 EXECUTIVE SHORT-TERM INCENTIVE COMPENSATION PLAN

1. Purpose

The purpose of this 2014 Executive Short-Term Incentive Compensation Plan (as the same may from time to time be amended, the “Plan”) is to promote the best interests of The Hanover Insurance Group, Inc. (“THG”, together with its subsidiaries and affiliates, the “Company”) and its shareholders by providing additional incentives for certain senior executives of the Company to achieve a sustained, high level of financial success for the Company and to assist the Company in meeting and exceeding its business goals. The Plan does that by placing a portion of the senior executives’ annual compensation at risk based on Company and individual performance.

2. Administration

The Plan will be administered by the Compensation Committee (the “Compensation Committee”) of the Board of Directors of THG (the “Board”), together with such other committee or committees of the Board as the Board may designate (the Compensation Committee, together with any such other committee or committees, if applicable, the “Committee”). The Committee, or each Committee if there is more than one, shall be comprised of two or more directors, each of whom is an “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Committee may delegate to others, including to officers or other employees of the Company, nondiscretionary administrative functions under the Plan. The Committee (or, if there is more than one Committee, the Committee with authority pertaining to the participant or beneficiary in question) shall have the authority to interpret the Plan in its discretion, and any interpretation or decision by the Committee with regard to any questions arising under the Plan shall be final and conclusive on all persons.

3. Eligibility; Participants

Only “officers” of the Company (as defined under Rule 16a-1(f) of the Securities Exchange Act of 1934 and so designated by the Board) shall be eligible to participate in the Plan. Each award opportunity granted under the Plan shall be with respect to a performance period (an “Award Period”) consisting of a calendar year or such other period as the Committee may determine. Not later than by the end of the Establishment Period (as hereinafter defined) in respect of an Award Period, the Committee shall (a) select from among those eligible, the persons who shall participate in the Plan (the “Participants”) for the Award Period, and (b) designate for each Participant a specific percentage or a range of percentages of the Participant’s Base Salary, or a dollar amount, as the Participant’s award opportunity under the Plan. The maximum amount payable to any Participant under an award granted hereunder for any Award Period will not exceed 300% of a Participant’s Base Salary or $4,500,000, whichever is less (which limitation, with respect to any awards for which payment is deferred in accordance with the terms of the Plan, shall be applied without regard to such deferral). Base Salary means, as to any Award Period, the greater of a Participant’s actual base salary or the Participant’s year-end base salary rate as approved by the Committee. Such Base Salary shall be determined before (i) deductions for taxes or benefits or other items, and (ii) deferrals of compensation. For purposes of the Plan, the “Establishment Period” in respect of any Award Period shall be the period ending on the earlier of (i) the end of the first quarter (25%) of the Award Period, or (ii) the 90th day of the Award Period.

4. Performance Criteria/Performance Goals

Not later than by the end of the Establishment Period, the Committee shall determine and establish in writing, by resolution of the Committee or other appropriate action, the measurements of corporate performance of the Company that must be met in order for a Participant to receive a payment under the Plan (the “Performance Goals”). A Performance Goal means an objectively determinable (whether by reference to audited financials, ratings or surveys prepared by an unaffiliated rating or survey service, or otherwise) measure of performance relating to any or any combination of the following: sales; revenues; assets; expenses; book value; risk management; earnings before or after deduction for all or any portion of interest, taxes, depreciation, amortization, or capital gains or losses, determined on the basis of operations, continuing operations or otherwise and on an aggregate or per share basis; written or earned premium growth, direct or net; written or earned premium, direct or net; new business premium, direct or net; policy retention; premium retention; policies in force; pricing; underwriting income; investment income or yield; segment income; operating income; return on equity, investment, capital or assets; one or more operating ratios (including, without limitation, loss and loss adjustment expense ratio, catastrophe loss ratio, combined ratio, expense ratio, accident of calendar year); borrowing levels, leverage ratios or credit rating; financial strength rating; market share; productivity improvements; capital expenditures; cash flow; stock price; stockholder return; economic value added; surplus levels or growth; product development; sales of particular products or services; development of business goals; customer acquisition, satisfaction or retention; service levels or standards; leadership effectiveness; business development; or the occurrence of, or participation in the negotiation or effectuation of, any of: acquisitions and divestitures (in whole or in part), joint ventures and strategic alliances, spin-offs, split-ups and the like, reorganizations, or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Goal and any targets with respect thereto determined by the Committee need not be based upon an increase, a positive or improved result or avoidance of loss. The Performance Goals may be expressed on an absolute and/or relative basis and/or by reference to an index or indices or other measure, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company and/or the past or current performance of other companies and determined on a consolidated basis or, as the context permits, on a divisional, segment, subsidiary, line of business, project, individual, geographic or adjusted basis or combinations thereof. To the extent consistent with the requirements for satisfying the performance-based compensation exception under Section 162(m), the Committee may provide in the case of any award intended to qualify for such exception that one or more of the Performance Goals applicable to such award will be adjusted in an objectively determinable manner to reflect events (for example, but without limitation, unusual or infrequent events, realized investment gains or losses, acquisitions or dispositions, reserve changes, catastrophes, accounting changes and restructuring expenses) occurring during the performance period that affect the applicable Performance Goal or Goals.

5. Payments

As soon as practicable after the end of the Award Period and in all events by March 15 of the calendar year following the calendar year in which the Award Period ends, (a) the Committee shall certify in accordance with and to the extent required by Section 162(m) of the Code whether (and, if so, to what extent) the Performance Goals have been achieved and on the basis thereof shall approve the payments, if any, to be made to Participants for that Award Period and (b) such payments, if any, shall be made to the Participants. In no event may a payment to a Participant who is a “covered employee” within the meaning of Section 162(m) exceed the maximum amount permitted to be paid based on the extent, if any, to which the Performance Goals have been achieved, but the Committee may exercise negative discretion to cause the payment to such individuals to be less than the maximum permitted award. The Committee may use discretion to reduce or to increase payments to other Participants.

Awards will be paid in cash, or to the extent permitted under THG’s 2006 Long-Term Incentive Plan or 2014 Long-Term Incentive Plan (or their successor plans), in shares or other equity based awards of THG or a combination of the foregoing, and will be made after the Committee has certified its determinations in writing or may, at the election of the Participant and under procedures adopted by the Committee or any deferred compensation plans from time to time in effect and in accordance with the regulations promulgated under Section 162(m) and Section 409A of the Code, or otherwise, be deferred.

6. Tax Withholding

The Company will deduct any required withholding taxes or other amounts required by law to be withheld from payments under the Plan.

7. No Rights to Awards or Continued Employment

No person shall have any claim or right to be granted an award hereunder, nor shall selection for participation in the Plan for any Award Period be construed as giving a Participant the right to be retained in the employ of the Company for that Award Period or for any other period.

8. Amendments

The Plan may be amended at any time by the Compensation Committee. Amendments to the Plan shall be conditioned on approval of the shareholders of THG only to the extent, if any, such approval is required by law (including the Code and applicable stock exchange requirements).

The Plan is not a contract between the Company and any employee of the Company. No employee of the Company or other person shall have any claim or right to be granted any payment or award under the Plan until such payment or award is actually granted. Nothing contained in the Plan shall limit the ability of the Company to make payments or awards to any officer or other employee under any other plan, agreement or arrangement.

9. Plan Term

The Plan shall be effective as of May 20, 2014, subject to receiving shareholder approval at THG’s 2014 annual meeting of shareholders, and shall remain in effect until terminated by the Board.

10. Miscellaneous

The validity, construction, interpretation, administration and effect of the Plan and its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the Commonwealth of Massachusetts, without regard to the conflicts of laws provisions thereof.

If any term or provision of the Plan or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law.

A Participant’s right and interest under the Plan may not be assigned or transferred and any attempted assignment or transfer shall be null and void and shall extinguish, in the Committee’s sole discretion, the Company’s obligation under the Plan to pay any amount with respect to the Participant.

No member of the Board and no officer, employee or agent of the Company or any affiliate of the Company shall be liable for any act or action hereunder, whether of commission or omission, taken by any other member, or by any officer, agent, or employee, or, except in circumstances involving bad faith, for anything done or omitted to be done in the administration of the Plan.

The Company makes no representations to Participants with respect to the tax treatment of any amount paid or payable pursuant to this Plan. While this Plan and awards issued hereunder are intended to be interpreted and operated to the extent possible so that any such amounts shall either be exempt from the requirements of Section 409A of the Code (“Section 409A”) or shall comply with such requirements, in no event shall the Company, the Committee or any other person be liable to Participant or any other person for or with respect to any taxes, penalties and/or interest which may be imposed upon any such amounts pursuant to Section 409A or any other federal or state tax law. To the extent that any such amount should be subject to Section 409A (or any other federal or state tax law), the Participant shall bear the entire risk of any such taxes, penalties and or interest.

Awards held by a Participant are subject to forfeiture, termination and rescission, and a Participant will be obligated to return to the Company payments received with respect to awards granted hereunder, to the extent required by any applicable Company clawback or recoupment policy, as such policy may be amended and in effect from time to time, or as otherwise required by law, regulation or applicable stock exchange listing standards, including, without limitation, Section 10D of the Securities Exchange Act of 1934, as amended. Each Participant, by accepting an award pursuant to the Plan, agrees to return the full amount required hereunder at such time and in such manner as the Committee shall determine in its sole discretion and consistent with applicable law. Neither the Company nor any other person will be responsible for any adverse tax or other consequences to a Participant that may arise in connection with any such forfeiture, termination, rescission or recoupment.

ANNEX V

Excerpt from Corporate Governance Guidelines

Relating to Director Independence Standards

A majority of the directors will be independent, and each year the Board will affirmatively determine that each such independent director has no material relationship with the Company. That determination will be set forth in our proxy statement. When evaluating the independence of each of the Company’s directors, the Board will broadly consider all relevant facts and circumstances that may bear on that director’s independence. The Board has adopted the following categorical standards to assist it in determining the independence of Board members, which include those standards established by the New York Stock Exchange for its listed companies.

A director is not independent if:

•	The director is, or has been within the last three years, an employee of the Company, or an immediate family member is, or has been within the last three years, an executive officer of the Company.
•

The director has received, or has an immediate family member who has received, during any twelve-month period within the last three years, more than $100,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service). Compensation received by a director’s immediate family member for service as an employee of the Company (other than an executive officer) will not be considered in determining independence under this test.

•

(i) The director or an immediate family member is a current partner of a firm that is the Company’s internal or external auditor; (ii) the director is a current employee of such a firm; (iii) the director has an immediate family member who is a current employee of such a firm and who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the last three years (but is no longer) a partner or employee of such a firm and personally worked on the Company’s audit within that time.

•

The director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee.

•

The director is a current employee, or an immediate family member is a current executive officer, of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company’s consolidated gross revenues.

For the purposes of these guidelines, an “immediate family member” means a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but excluding anyone who is no longer an immediate family member as a result of legal separation, divorce, death or incapacitation.

If the Company makes charitable contributions to any tax exempt organization in which a director of this Company serves as an executive officer, the Board will consider the materiality of the relationship if the amount paid to the tax exempt organization exceeds the greater of $1 million, or 2% of such organization’s consolidated gross revenues.

Directors have an affirmative obligation to inform the Board of any circumstances or relationships that may impact their designation by the Board as “independent”, including any material changes in such circumstances or relationships.

09668 (Rev. 3/14)

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on May 19, 2014.

Vote by Internet • Go to www.envisionreports.com/thg • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
•	Follow the instructions provided by the recorded message

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.   ▼

A	Company Proposals — The Board of Directors recommends a vote FOR all the nominees listed below and FOR Proposals 2 through 7.

1.	The election of six individuals to the Board of Directors:

			For	Against	Abstain			For	Against	Abstain
	01 - Michael P. Angelini 03 - Karen C. Francis 05 - Wendell J. Knox	Two - year term expiring in 2016 Two - year term expiring in 2016 Three - year term expiring in 2017	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐	02 - Richard H. Booth 04 - David J. Gallitano 06 - Robert J. Murray	Three - year term expiring in 2017 Three - year term expiring in 2017 One- year term expiring in 2015	☐ ☐ ☐	☐ ☐ ☐	☐ ☐ ☐

			For	Against	Abstain			For	Against	Abstain
2.	Approval of The Hanover Insurance Group 2014 Long-Term Incentive Plan;		☐	☐	☐	3.	Approval of The Chaucer Share Incentive Plan;	☐	☐	☐
4.	Approval of The Hanover Insurance Group 2014 Employee Stock Purchase Plan;		☐	☐	☐	5.	Approval of The Hanover Insurance Group 2014 Executive Short-Term Incentive Compensation Plan;	☐	☐	☐
6.	The advisory approval of the Company’s executive compensation; and		☐	☐	☐	7.	The ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of The Hanover Insurance Group, Inc. for 2014.	☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted. Please date and sign below.

In signing, please write name(s) exactly as appearing in the imprint on this card. For shares held jointly, each joint owner should sign. If signing as executor, or in any other representative capacity, or as an officer of a corporation, please indicate your full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

01SFUD

2014 Annual Meeting of Shareholders

The Hanover Insurance Group, Inc.

Tuesday, May 20, 2014, 9:00 a.m.

440 Lincoln Street, Worcester, MA

Directions To The Hanover
From Boston.
Follow the Mass Pike west to exit 11A.
• Follow Rte. 495 north to exit 25.
• Take Interstate 290 west to exit 20.
• Turn right onto Lincoln Street.
The Hanover is on your left.
From New Hampshire And Northeastern Massachusetts.
Follow Route 495 south to exit 25.
• Take Interstate 290 west to exit 20.
• Turn right onto Lincoln Street.
The Hanover is on your left.
From Connecticut And Western Massachusetts.
Follow the Mass Pike east to exit 10.
• Proceed along Interstate 290 east to exit 20. Stay to the right when exiting.
• At the end of the exit ramp, proceed through one set of traffic lights to a second set of lights.
• Turn left onto Lincoln Street and drive approximately one-quarter mile.
The Hanover is on your left.
Where To Park.
Parking is available at The Hanover’s front entrance on Lincoln Street. All visitors are requested to enter the main lobby and register with the receptionist upon arrival.

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — The Hanover Insurance Group, Inc.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 20, 2014

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, having received the Notice of Annual Meeting of Shareholders and the Proxy Statement (the “Proxy Statement”), hereby appoint(s) Frederick H. Eppinger and J. Kendall Huber, and each of them, Proxies of the undersigned (with full power of substitution) to attend the Annual Meeting of Shareholders of The Hanover Insurance Group, Inc. (the “Company”) to be held on May 20, 2014, and all adjournments thereof (the “Meeting”), and to vote all shares of Common Stock of the Company that the undersigned would be entitled to vote, if personally present, in regard to all matters that may come before the Meeting.

The undersigned hereby confer(s) upon the Proxies, and each of them, discretionary authority (i) to consider and act upon such business, matters or proposals other than the business set forth herein as may properly come before the Meeting, and (ii) with respect to the election of any substitute nominees designated by the Board of Directors in the event that any of the nominees are unavailable to serve. The Proxy, when properly executed, will be voted in the manner specified herein. If no specification is made, the Proxies intend to vote FOR all nominees for director, FOR the 2014 Long-Term Incentive Plan, FOR the Chaucer Share Incentive Plan, FOR the 2014 Employee Stock Purchase Plan, FOR the 2014 Executive Short-Term Incentive Compensation Plan, FOR the advisory vote on executive compensation, and FOR the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

PLEASE VOTE, DATE AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Your vote is important. Please vote your proxy today.

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Annual Meeting.	☐

¢	IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.